================================================================================
                            COMPLETE APPRAISAL OF THE
                                FEE SIMPLE ESTATE
                                     IN THE
                               RITZ-CARLTON HOTEL
                          CLAYTON (ST. LOUIS), MISSOURI

                        Effective Date of the Appraisal:
                                 October 1, 1997

                                  Prepared For:
                            Mr. Timothy S. Koltermann
                            Assistant Vice President
                      Merrill Lynch Mortgage Capital, Inc.
                       World Financial Center, North Tower
                          New York, New York 10281-1386

                                  Prepared By:
                                 PKF Consulting
                            San Francisco, California

                               Date of the Report:
                                October 20, 1997
================================================================================

                         [Letterhead of PKF Consulting]

October 20, 1997

Mr. Timothy S. Koltermann
Assistant Vice President
Merrill Lynch Mortgage Capital, Inc.
World Financial Center, North Tower
New York, New York  10281-1326

Re:   The Ritz-Carlton Hotel, St. Louis, Missouri

Dear Mr. Koltermann:

In accordance with your request, we have completed an appraisal of the 301-unit Ritz-Carlton Hotel, located at 100 Carondelet Plaza, in the City of Clayton and County of St. Louis, Missouri.

The purpose of the appraisal is to estimate the market value "as is" of the fee simple estate in the above-referenced property. The function of the appraisal is for use by Merrill Lynch Mortgage Capital, Inc. for loan underwriting and/or asset evaluation purposes. The property was valued on a going concern basis including all rights in realty, personalty, and intangible value. The effective date of the appraisal is October 1, 1997.

The scope of our work included an inspection of the subject property, analysis of local economic and market conditions, examination of the historical operating performance of the hotel, estimation of future operating performance of the property, and derivation of a value estimate using both the Sales Comparison and Income Capitalization Approaches to valuation. As will be discussed in the text of the report, the Cost Approach is not considered to be a meaningful indicator of value for the subject property. Our valuation analysis is considered a complete appraisal as defined by the Uniform Standards of Professional Appraisal Practice.

To the best of our belief, this self-contained appraisal report conforms to requirements of the Code of Professional Ethics and Standards of Professional Appraisal Practice of the Appraisal Institute, the Uniform Standards of Professional Appraisal Practice (USPAP) established by the Appraisal Foundation, the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 (FIRREA), and the Office of the Comptroller of the Currency.

Mr. Timothy S. Koltermann              2                        October 20, 1997
================================================================================

This appraisal is subject to the General Certification and Statement of assumptions and Limiting Conditions presented in the Addenda. Further, for the purpose of this appraisal, we have assumed that the hotel would be sold as encumbered with the existing management contract with the Ritz-Carlton Hotel Company, LLC, and that the hotel would continue to operate as a Ritz-Carlton property.

Based on the work undertaken and our experience as real estate analysts and appraisers, we are of the opinion that the market value "as is" of the fee simple estate interest in the Ritz-Carlton Hotel, St.
Louis, Missouri, as of October 1, 1997, is:

          ===========================================================
                              SIXTY MILLION DOLLARS
          ===========================================================
                                   $60,000,000
          ===========================================================

Of this above value, $5,600,000 is allocated to the depreciated value of the furniture, fixtures, and equipment of the hotel.


                                Yours sincerely,

                                PKF Consulting


                                /s/ Thomas E. Callahan
                                ------------------------------------
                                By Thomas E. Callahan, CPA, CRE, MAI
                                   Executive Vice President


                                /s/ Kenneth Kuchman
                                ------------------------------------
                                By Kenneth Kuchman
                                   Vice President

                                TABLE OF CONTENTS

                                TABLE OF CONTENTS
================================================================================

                                    SECTION I
                   SUMMARY OF IMPORTANT FACTS AND CONCLUSIONS
                                  INTRODUCTION

SUMMARY OF IMPORTANT FACTS AND CONCLUSIONS                            I-1

      A.  Identification of the Property                              I-3
      B.  Legal Description                                           I-3
      C.  Purpose and Use of the Appraisal                            I-3
      D.  Property Rights Appraised                                   I-3
      E.  Important Dates                                             I-4
      F.  Summary of Ownership and Sales History                      I-4
      G.  Definition of Values                                        I-4
          1.       Market Value                                       I-4
          2.       Market Value "As Is"                               I-5
          3.       Going-Concern Value                                I-5
      H.  The Current Investment Climate for Hotel Properties         I-5
      I.  Scope and Methodology of the Appraisal                      I-7
      J.  Competency Provision of USPAP                               I-7

                                TABLE OF CONTENTS
================================================================================

                                   SECTION II
                      AREA REVIEW AND NEIGHBORHOOD ANALYSIS

AREA REVIEW AND NEIGHBORHOOD ANALYSIS                                    II-1
          A.      Introduction                                           II-2
          B.      St. Louis Overview                                     II-2
          C.      St. Louis Economic and Demographic Trends              II-2
                  1.       Introduction                                  II-2
                  2.       Population                                    II-3
                  3.       Effective Buying Income                       II-3
                  4.       Employment                                    II-4
          D.      Commercial Office Market                               II-6
                  1.       Introduction                                  II-6
                  2.       St. Louis Metropolitan Area                   II-6
                  3.       Clayton                                       II-7
          E.      Tourism and Convention Activity                        II-7
                  1.       Convention Center                             II-7
                  2.       Gaming                                        II-8
                  3.       Tourism                                       II-9
          F.      Transportation                                         II-10
                  1.       Highway                                       II-10
                  3.       Port of Metropolitan St. Louis                II-11
                  4.       Commuter Rail Transportation                  II-12
          G.      Neighborhood Analysis                                  II-12
          H.      Conclusion                                             II-15

                                TABLE OF CONTENTS
================================================================================

                                   SECTION III
                              PROPERTY DESCRIPTION

A.  SITE DESCRIPTION                                                      III-1
     A.      Site Description                                             III-1
             1.      Location, Access, and Visibility                     III-1
             2.      Topography, Shape, and Size                          III-1
             3.      Soil Conditions and Hazardous Materials              III-3
             4.      Flood Zone, Wetlands, and Earthquake Zones           III-3
             5.      Historical, Natural, Cultural, Recreational, and/or
                       Scientific Value                                   III-3
             6.      Utilities                                            III-4
             7.      Zoning                                               III-4
             8.      Easements and Covenants                              III-4
             9.      Assessed Value and Property Taxes                    III-5
     B.      Improvements Description                                     III-6
             1.      Property Design and Configuration                    III-6
             2.      Basic Construction and Mechanical Systems            III-6
             3.      Guest Rooms                                          III-15
             4.      Public Areas                                         III-16
             5.      Other Areas                                          III-19
             6.      Parking                                              III-19
             7.      Compliance with the Americans with Disabilities Act  III-20
             8.      Proper Changes and Refurbishment                     III-20
     C.      Management and Franchise Agreements                          III-20
     D.      Summary of Functional Utility and Condition                  III-21

                                TABLE OF CONTENTS
================================================================================

                                   SECTION IV
                 HOTEL MARKET ANALYSIS AND HIGHEST AND BEST USE

HOTEL MARKET ANALYSIS                                                     IV-1
      A.       Introduction                                               IV-1
      B.       St. Louis Market Overview                                  IV-1
      C.       The Primary Competitive Hotel Market                       IV-2
                1.      Hilton Frontenac                                  IV-6
                2.      Hyatt Regency, Union Station                      IV-6
                3.      Marriott Pavilion                                 IV-7
                4.      Adam's Mark                                       IV-7
                5.      Secondary Competition                             IV-7
                6.      Additions to Supply                               IV-8
      D.       Market Performance of the Primary Competitive Properties   IV-9
      E.       Rooms Demand for the Primary Competitive Market            IV-10
               1.       Historical Performance                            IV-10
      F.       Performance of the Ritz-Carlton, St. Louis                 IV-12
               1.       Occupancy and Average Daily Room Rate             IV-12
               2.       Market Mix                                        IV-13
      G.       Estimated Growth in Demand for the Overall Market          IV-14
      H.       Projected Future Market Performance of the Subject Hotel   IV-15
               1.       Projected Occupancy                               IV-15
               2.       Projected Average Daily Rate (ADR)                IV-15
      I.       Market Analysis Summary                                    IV-16
               1.       Conversion to a Fiscal Year Basis                 IV-16
               2.       Summary of Occupancy and Average Daily Room Rate  IV-16
      J.       Conclusion                                                 IV-17
HIGHEST AND BEST USE                                                      IV-18
      K.       Definition of Highest and Best Use                         IV-18
      L.       Highest and Best Use As If Vacant                          IV-19
               1.       Legally Permissible                               IV-19
               2.       Physically Possible                               IV-19
               3.       Financially Feasible and Maximally Productive     IV-19
      M.       Highest and Best Use "As Improved"                         IV-20

                                TABLE OF CONTENTS
================================================================================

                                    SECTION V
                                    VALUATION

A.       Discussion of the Three Approaches to Value                       V-1
         1.       Cost Approach                                            V-1
         2.       Sales Comparison Approach                                V-1
         3.       Income Capitalization Approach                           V-1
B.       Valuation of the Subject Property                                 V-2

SALES COMPARISON APPROACH                                                  V-3
A.       Introduction                                                      V-3
B.       Presentation of Comparable Sales                                  V-8
C.       Adjustments                                                       V-11
D.       Conclusion                                                        V-13

INCOME CAPITALIZATION APPROACH
A.       Introduction                                                      V-14
B.       Methodology                                                       V-14
         1.       Direct Capitalization                                    V-14
         2.       Yield Capitalization (Discounted Cash Flow Approach)     V-15
C.       Basis for Cash Flow Projections                                   V-15
D.       Historical Operating Results                                      V-16
E.       Operating Statistics on Comparable Hotels                         V-20
F.       Stabilized Year Estimate                                          V-23
         1.       Departmental Revenues and Expenses                       V-23
         2.       Undistributed Operating Expenses                         V-28
         3.       Management Fee and Fixed Charges                         V-31
H.       Stabilized Year Operating Results                                 V-32
I.       Estimated Annual Operating Results for the Holding Period         V-34
         1.       Holding Period                                           V-34
         2.       Inflation                                                V-34
         3.       Average Daily Room Rate and Occupancy During
                  the Holding Period                                       V-35
         4.       Operating Revenues and Expenses During
                           the Holding Period                              V-36
         5.       Statement of Estimated Annual Operating Results
                           During the Holding Period                       V-36
J.       Valuation Using Direct Capitalization                             V-41
         1.       Capitalization Rate                                      V-41
         2.       Stabilized Value Calculation - Direct Capitalization     V-44
K.       Discounted Cash Flow Analysis                                     V-45
         1.       Net Proceeds Upon Sale (Reversion)                       V-45
         2.       Discount Rate                                            V-46
         3.       Valuation Calculation - Discounted Cash Flow             V-47
L.       Income Capitalization Approach Valuation Conclusion               V-48

                                TABLE OF CONTENTS
================================================================================

                                    SECTION V
                                    VALUATION
                                   (Continued)

RECONCILIATION AND FINAL ESTIMATE OF VALUE                                 V-50
          A.      Final Conclusion of Market Value "As Is"                 V-50
          B.      Personal Property Allocation                             V-51
          C.      Marketing Exposure Periods                               V-52

                                     ADDENDA

A.    CERTIFICATION OF THE APPRAISERS

B.    STATEMENT OF ASSUMPTIONS AND LIMITIING CONDITIONS

C.    LEGAL DESCRIPTION OF THE PROPERTY

D.    QUALIFICATIONS OF THE APPRAISERS

E.    COPY OF APPRAISERS' STATE OF CALIFORNIA CERTIFICATES

F.    PKF CONSULTING'S HOSPITALITY INVESTMENT SURVEY

G.    ENGAGEMENT LETTER FOR THE APPRAISAL

                                    SECTION I
                   SUMMARY OF IMPORTANT FACTS AND CONCLUSIONS
                                  INTRODUCTION

                   SUMMARY OF IMPORTANT FACTS AND CONCLUSIONS
================================================================================

================================================================================
                   Summary of Important Facts and Conclusions
================================================================================
Subject Property                              Ritz-Carlton Hotel
                                              100 Carondelet Plaza
                                              Clayton (St. Louis), Missouri
                                              63105
                                              Telephone (314) 863-6300
--------------------------------------------------------------------------------
Owner:                                        HEF 1 - STL No. 1, LLC / Maritz,
                                              Wolff & Co.
--------------------------------------------------------------------------------
US Census Tract                               2165.00
Thomas Guide Grid                             Not available
Assessor's Parcel Number                      19J431878
--------------------------------------------------------------------------------
Effective Date of Appraisal                   October 1, 1997
--------------------------------------------------------------------------------
Property Rights Appraised                     Fee Simple Estate
--------------------------------------------------------------------------------
                                              Highest and Best Use
--------------------------------------------------------------------------------
Highest and Best Use
        As if Vacant                          Hold for future development
        As Improved                           Full-Service Hotel
--------------------------------------------------------------------------------
                                              Property Description
--------------------------------------------------------------------------------
Improvements
        Year Built                            1990
        Gross Building Area                   383,977 square feet
        Number of Rooms                       301
        Parking                               745 parking spaces are available
                                              in a seven-level attached
        Number of Floors                      garage
        Amenities                             18 (17 levels above-ground and one
                                              basement level)
        Compliance with ADA                   Two restaurants, lobby lounge,
                                              cigar club, 30,000 square feet
                                              of meeting space, fitness
                                              center, indoor pool and spa, sun
                                              deck, Club Level guest rooms.
                                              Not in full compliance
--------------------------------------------------------------------------------
Site
        Area (Gross)                          2.99 acres (130,244 square feet)
        Zoning                                C-4 (Commercial District)
        Flood Zone                            Zone X, Panel #290341-0001F, dated
                                              September 28, 1990
        Alquist Priolo Zone                   No
        Wetlands Zone                         No
        Historical, Natural, Cultural,
         Recreational, Scientific Value       No
--------------------------------------------------------------------------------
                                              Valuation Conclusion
--------------------------------------------------------------------------------
Cost Approach                                 Not Applicable
--------------------------------------------------------------------------------
Sales Comparison Approach                     $60,000,000
--------------------------------------------------------------------------------
Income Capitalization Approach
        Stabilized Occupancy                  75.0%
        Stabilized Average Daily Room Rate    $153.00
        Stabilized Net Operating Income       $5,413,000
        Capitalization Rate                   9.0%/9.5%
        (Going-In/Terminal)                   12.0%
        Discount Rate
        Indicated Value                       $60,100,000
             Direct Capitalization            $59,500,000
           Discounted Cash Flow Analysis
--------------------------------------------------------------------------------
Final Estimate of "As Is" Market Value        $60,000,000
--------------------------------------------------------------------------------
Value of Personal Property (FF&E)             $5,600,000
--------------------------------------------------------------------------------
Exposure and Marketing Periods                6 months or less
================================================================================

================================================================================

                               [GRAPHIC OMITTED]

             View of Hotel from Carondelet Plaza, Looking Northeast

                               [GRAPHIC OMITTED]

               View of Main Porte-Cochere Entry, Looking Northeast

================================================================================

                   SUMMARY OF IMPORTANT FACTS AND CONCLUSIONS
================================================================================

A.    IDENTIFICATION OF THE PROPERTY

The property to be appraised is the Ritz-Carlton, St. Louis, Missouri, a 301-unit hotel located in Clayton (St. Louis), Missouri, County of St. Louis. The property has a street address of 100 Carondelet Plaza, between Forsyth Boulevard and Forest Park Parkway, in the central business district of Clayton. The property is identified for property tax purposes in St. Louis County Property Tax Records as parcel 19J431878.

B.    LEGAL DESCRIPTION

The legal description of the 130,244 square foot subject site is described in as:

      "A tract of land in Township 45, North, Range 6 East, St. Louis County, Missouri, and being part of Hanley's Resubdivision of Blocks 6, 7, 8, 9, and 20 of Hanley's Addition to Clayton as per Plat Book 7, Page 62 of the St. Louis County Records and part of Block 12 of Northmoor Park Addition as per Plat Book 14, Pages 84 and 85 of the St. Louis County Records."

A copy of this document is presented in Addendum C.

C.    PURPOSE AND USE OF THE APPRAISAL

PKF Consulting was engaged by Merrill Lynch Mortgage Capital, Inc. on September 19, 1997, to perform an appraisal of the subject property. The purpose of this appraisal is to estimate the market value "as is" of the fee simple estate in the subject for loan underwriting and/or asset evaluation purposes.

D.    PROPERTY RIGHTS APPRAISED

The property rights appraised are the fee simple estate in the subject. A fee simple estate is defined as:

      Absolute ownership unencumbered by any other interest or estate, subject only to the limitations imposed by the governmental powers of taxation, eminent domain, police power, and escheat.(1)

----------
(1) Appraisal Institute, The Dictionary of Real Estate Appraisal, Third Edition (Chicago: Appraisal Institute, 1993), Page 140

================================================================================

                   SUMMARY OF IMPORTANT FACTS AND CONCLUSIONS
================================================================================

E.    IMPORTANT DATES

The property was inspected on October 1 through 3, 1997, by Kenneth Kuchman, Vice President with PKF Consulting. During the primary inspection of the hotel, Mr. Kuchman was accompanied by Paul E. Mack, the hotel's director of engineering. Mr. Kuchman also met with the hotel's general manager, director of operations, and controller. The physical inspection included a random sampling of guestrooms, all public areas, all back-of-the-house facilities, the roof of the tower, and the exterior of the property. Further, Mr. Kenneth Fearn of Maritz, Wolff & Co. has provided requested documents and additional background information on the property. Our fieldwork was undertaken in October 1997 and the report was also written in October 1997. The date of this report is October 20, 1997 and the effective date of value of the property is October 1, 1997.

F.    SUMMARY OF OWNERSHIP AND SALES HISTORY

The fee simple interest in the subject site is held by HEF 1 - STL No. 1, LLC, a limited partnership related to Maritz, Wolff & Co., which acquired the hotel in November 1994 from Boatmen's Bank, the original owner's lender, who took possession of the hotel through a deed-in-lieu of foreclosure proceeding. We understand that the purchase price for the hotel at that time was $36,800,000. The hotel continues to be managed by the Ritz-Carlton Hotel Company, LLC, for which the Ritz-Carlton is paid a management fee. For the purpose of this appraisal, we have assumed that the hotel would be sold encumbered with the existing management contract in place, and that the hotel would continue to operate as a Ritz-Carlton property.

We are not aware of any other transactions involving the Ritz-Carlton, St. Louis, which have occurred during the past three years, from October 1994 to October 1997.

G.    DEFINITION OF VALUES

      1.    Market Value

"Market value" means the most probable price which a property should bring in a competitive and open market under all conditions requisite to a fair sale, the buyer and seller each acting prudently and knowledgeably, and assuming the price is not affected by undue stimulus. Implicit in this definition is the consummation of a sale as of a specified date and the passing of title from seller to buyer under conditions whereby:

================================================================================

                   SUMMARY OF IMPORTANT FACTS AND CONCLUSIONS
================================================================================

      1.    Buyer and seller are typically motivated;

      2. Both parties are well informed or well advised, and acting in what they consider their own best interests;

      3.    A reasonable time is allowed for exposure in the open market;

      4. Payment is made in terms of cash in U.S. dollars or in terms of financial arrangements comparable thereto; and,

      5. The price represents the normal consideration for the property sold unaffected by special or creative financing or sales concessions granted by anyone associated with the sale.(2)

      2.    Market Value "As Is"

Market value "as is" on appraisal date means an estimate of the market value of a property in the condition observed upon inspection and as it physically and legally exists without hypothetical conditions, assumptions, or qualifications as of the date the appraisal is prepared.(3)

      3.    Going-Concern Value

The value created by a proven property operation; considered as a separate entity to be valued with a specific business establishment.(4)

H.    THE CURRENT INVESTMENT CLIMATE FOR HOTEL PROPERTIES

The investment climate for hotel investments both on a national basis in general and in the Midwest region as well, has improved dramatically over the past few years. The resurgence in the overall health of the hotel industry, as reflected in higher average occupancies and average daily room rates, combined with the lack of construction of new full-service properties, particularly in urban markets such as St. Louis, have caused such hotel properties to again become a desired real estate investment for major investors.

----------
(2) Federal Register, Vol. 55, 165, Friday, August 24, 1990, Rules and Regulations, 12 CFR Part 34.42(F)
(3) Appraisal Policies and Practices of Insured Institutions and Services Corporation Federal Home Loan Bank Board, "Final Rule," 12 CFR Parts 563 and 571, December 31, 1987
(4)   Appraisal Institute, op. cit., Page 160

================================================================================

                   SUMMARY OF IMPORTANT FACTS AND CONCLUSIONS
================================================================================

During the period from the late 1980s to the early 1990s, hotels had fallen out-of-favor as an investment class, with a great decline in market value being experience by many hotel properties by the "bottoming out" of the market, which was reached in 1993. Moving beyond 1993, the hotel investment market truly began to strengthen during 1995, and this resurgence was fueled by hotel real estate investment trusts (REITs) such as Starwood Lodging Trust, Patriot American, and FelCor, which have poured Wall Street money into the marketplace. In addition to the recent REIT activity, the re-emergence of both debt and equity players who had sidelined themselves during the downturn in the market have helped fuel the competition for hotel investments. Included in this set of renewed investors are the money center banks, insurance companies, and pension funds that had curtailed hotel investment after the late 1980s.

The primarily achievement of hotels, as income properties, over the past few years has been cost-containment and other operational efficiencies instituted during the "lean" years of the late 1980s and early 1990s. With occupancies and room rates now up in most markets, the expense efficiencies achieved have allowed more of the top-line improvement to flow into net operating income, thus enhancing the attractiveness of hotels as an investment class.

I.    SCOPE AND METHODOLOGY OF THE APPRAISAL

The scope of the appraisal included an inspection of the subject property and its immediate area, an analysis of the local hotel market as it relates to the subject, and an estimation of the subject's market value using the Sales Comparison and Income Capitalization Approaches to value.

Sources of information for the appraisal included interviews with management personnel of the subject itself, management representatives of competitive hotels, representatives of local government and community agencies, industry professionals, and in-house data. Financial statements for the subject property, prepared by the Ritz-Carlton Hotel Company, LLC, were provided both by Maritz, Wolff & Company and hotel management. Since these statements were not prepared by us, we do not take responsibility for their accuracy, but we have assumed that they are correct. Our research, methodology, analyses, and conclusions are presented in this narrative appraisal as outlined below.

================================================================================

                   SUMMARY OF IMPORTANT FACTS AND CONCLUSIONS
================================================================================

Section I presents the appraisal issues, important dates, and background information. Section II contains a review and analysis of the subject's overall market as well as its immediate neighborhood. Section III is the property description, which addresses the overall concept of the subject including a discussion of the site and the improvements. Section IV includes our analysis of the local hotel market. Included in this section is also our opinion of the highest and best use for the subject property. Section V contains our value estimate using the Sales Comparison and Income Capitalization Approaches to value, followed by a reconciliation and our final conclusion of value. The Addenda includes a Certification of the Appraisers, our statement of Assumptions and Limiting Conditions, Legal Description of the Property, Qualifications of the Appraisers, Copy of Appraisers' State of California Certificates, PKF Consulting's Hospitality Investment Survey, and Copy of the Engagement Letter for the Appraisal.

J.    COMPETENCY PROVISION OF USPAP

The Competency Provision of the Uniform Standards of Professional Appraisal Practice, promulgated by the Appraisal Foundation and required as part of the Financial Institutions Reform, Recovery, and Enforcement Act (FIRREA), states that:

      Prior to entering an agreement to perform any assignment, an appraiser must properly identify the property to be appraised and have the knowledge and experience that will be required to complete the assignment competently or alternatively:

      1. Disclose the lack of knowledge and/or experience to the client before accepting the assignment;

      2. Take all appropriate steps necessary to complete the assignment competently; and,

      3. Describe the lack of knowledge and/or experience and the steps taken to complete the assignment competently in the report.

PKF Consulting is a member of Pannell Kerr Forster International, an international firm which has been providing accounting, consulting, and appraisal services within the hospitality industry in the United States for over 80 years. In addition, the firm publishes extensive material, providing aggregate statistics on hotel performance, which serves as a benchmark for the industry.

================================================================================

                   SUMMARY OF IMPORTANT FACTS AND CONCLUSIONS
================================================================================

Thomas E. Callahan, CPA, CRE, MAI and Kenneth Kuchman have extensive experience both in the San Francisco Bay area hotel market in specific and in the appraisal of hotel facilities in general as seen in the professional qualifications provided in Addendum D of this report. It should be noted that both Mr. Callahan and Mr. Kuchman are certified general real estate appraisers in the State of California, and Mr. Kuchman is registered as a general real estate appraiser in the State of Missouri with regard to the appraisal of the subject property.

================================================================================

                                   SECTION II

                      AREA REVIEW AND NEIGHBORHOOD ANALYSIS

                               [GRAPHIC OMITTED]

                                  Regional Map

                          AREA AND NEIGHBORHOOD REVIEW
================================================================================

A.    INTRODUCTION

In commercial real estate valuation, it is recognized that property values are influenced by factors that can be broadly categorized as economic, governmental, social, and environmental. It is therefore necessary to evaluate the dynamics of these factors within a market to understand their effect on property value.

The Ritz Carlton, St. Louis is located in Clayton, a small, upscale suburb in the Greater St. Louis Metropolitan Area located to the northwest of the City of St. Louis. Accordingly, an understanding of trends in the above four factors for the Greater St. Louis Metropolitan Area in general, and the City of St. Louis and Clayton in particular are important in valuing the subject property. Presented in the following paragraphs is a discussion of factors impacting the subject. Governmental and environmental issues are primarily discussed in
Section III of this appraisal with regard to property taxes, zoning, and other regulatory issues which affect the property.

B.    ST. LOUIS OVERVIEW

The subject property is located proximate to St. Louis, a city situated along the Mississippi River at the eastern extremity of the state of Missouri, across the river from Illinois. Due to St. Louis' central location within the Midwest, it has historically enjoyed a reputation as a desirable convention destination. St. Louis is located within 500 miles of one third of the country's population and businesses, and currently ranks eighth in the nation with respect to corporate headquarters representation. Fortune Magazine recently ranked St. Louis as the sixth best place to live and work in the United States. A sampling of nationally ranked companies located in St. Louis include Anheuser-Busch, Emerson Electric Company, May Department Stores, Boeing/McDonnell Douglas, Monsanto, and Ralston Purina.

A review of economic and demographic trends offers an indication of the relative health of the subject market area.

C.    ST. LOUIS ECONOMIC AND DEMOGRAPHIC TRENDS

      1.    Introduction

To assess the economic and environment in which the subject is operating, data was gathered from a number of different sources including various city and county agencies, and sources within the private sector. Analysis of this data provides a means of measuring the economic climate in which the subject property functions.

================================================================================

                          AREA AND NEIGHBORHOOD REVIEW
================================================================================

In the assessment of the general economic climate for a hotel property in the Greater St. Louis Metropolitan Area, particular emphasis was placed on key indicators such as the city's population, effective buying income (EBI), and employment growth. Additionally, in order to understand the dynamics of the local market, we have analyzed commercial office space absorption, convention activity, tourism, and transportation modes and patterns impacting the St. Louis Metropolitan Area.

      2.    Population

Like most older urban areas throughout the nation, the City of St. Louis has experienced a declining population which fell from 453,085 in 1980 to 396,685 in 1990, a compound annual decrease of (1.3) percent. However, the metropolitan area population increased at a moderate compound annual rate of 0.3 percent, from 2,414,091 in 1980 to 2,492,525 in 1990. Both trends are expected to continue with population in 2000 projected at 368,000 in the city, and 2,678,300 for the metropolitan area. The current population of the metropolitan area is 2,561,400, including a population of 13,705 in Clayton.

      3.    Effective Buying Income

Often used as an indicator of market quality, EBI is defined as personal income less personal tax and non-tax payments (also known as disposable income). EBI is also a bulk measurement of market potential indicating the ability to buy. The following chart represents the distribution of EBI per household for the St. Louis Region compared to that of the United States.

================================================================================

                          AREA AND NEIGHBORHOOD REVIEW
================================================================================

                               [BAR GRAPH OMITTED]

As can be noted above, St. Louis has a higher than average number of households with an EBI of $35,000 or larger. The median household income for St. Louis is approximately $37,400 compared to $33,500 for the United States. This represents a noticeable level of affluence for the Greater St. Louis Metropolitan Area.

      4.    Employment

The Greater St. Louis Metropolitan Area is the home to a number of Fortune 500 companies such as Ralston Purina, Boeing/McDonnell Douglas Corp, and Monsanto. Despite the abundance of these companies, St. Louis is considered a location of no-growth industries such as defense and auto. With the recent strike at Boeing/McDonnell Douglas, the layoff of 2,500 Chrysler workers, and the potential relocation plans of TWA, the manufacturing sector is not expected to experience the growth that is typically common with other stronger manufacturing industries such as technology and electronics.

================================================================================

                          AREA AND NEIGHBORHOOD REVIEW
================================================================================

Total employment growth has increased at a modest compound annual rate of 1.2 percent from a 1994 workforce of 1,224,000 to a 1996 workforce of 1,268,000, and is projected to increase by 2.7 percent for 1997 ranking it twenty-fifth out of 58 Metropolitan Statistical Areas. Employment growth is anticipated at 1.0 percent annually thereafter until the year 2000. The unemployment rate has dropped from 4.8 percent in 1994 to 4.2 percent in 1996. St. Louis's failure to attract a concentration of high-growth companies will contribute to the comparably weak employment growth that is projected until the year 2000.

Despite the relative lack of growth in the St. Louis area manufacturing industry, the economy is becoming increasingly service-oriented, with tourism comprising a large portion of the workforce. The services sector currently comprises 31.0 percent of the workforce with wholesale and retail trade accounting for 24.0 percent, manufacturing 16.0 percent. And the balance falling into the government, construction and mining, finance, insurance, real estate, transportation, communication and public utility trades.

The following table lists the ten largest private and public sector employers in the Greater St. Louis Metropolitan Area.

                ================================================
                      Greater St. Louis Metropolitan Area
                               Largest Employers
                ================================================
                                                   Number of
                            Company                Employees
                ------------------------------------------------
                Boeing/McDonnell Douglas             22,100
                BJC Health Systems                   21,000
                Schnuck Markets                      12,600
                Southwestern Bell                     9,000
                Washington University                 8,800
                U.S. Air Force                        8,600
                Trans World Airlines Inc.             8,200
                St. Louis University                  7,700
                Chrysler Corporation                  4,700
                Monsanto                              4,600
                Anheuser-Busch Cos. Inc.              4,600
                ================================================
                Source:  St. Louis Regional Commerce and
                         Growth Association
                ================================================

================================================================================

                          AREA AND NEIGHBORHOOD REVIEW
================================================================================

D.    COMMERCIAL OFFICE MARKET

      1.    Introduction

Since the corporate/commercial office sector represents a potential source of demand for area hotels, a review of recent trends in the office market conditions is considered relevant. Commercial business travelers represent a significant market for the St. Louis hotel industry and the subject property in particular. This market is primarily generated by persons visiting businesses housed in commercial office developments located in the central business district and within the metropolitan area. Accordingly, an analysis of the historical and expected future growth in the area's office market is therefore an important element in understanding the strength of the local commercial hotel market.

      2.    St. Louis Metropolitan Area

The following table represents the net rentable area, historical vacancy rates, annual net absorption, and new construction in the St. Louis Metropolitan Area.

================================================================================
                           St. Louis Metropolitan Area
              Summary of Commercial Office Space Building Activity
                                    1990-1997
================================================================================
                Total Net          Vacancy       Annual Net           New
   Year       Rentable Area         Rate         Absorption       Construction
--------------------------------------------------------------------------------
   1990         29,843,662          17.1%        1,143,302          884,000
   1991         30,267,762          17.2%          386,348          402,000
   1992         30,343,408          16.6%          206,702           80,000
   1993         30,252,747          14.1%          890,851                0
   1994         30,778,852          11.9%        1,071,327          200,000
   1995         31,444,746          10.8%          489,724          280,000
   1996         33,040,870          11.4%          335,814          365,000
   1997(1)      33,235,348           9.0%          279,604          667,000
--------------------------------------------------------------------------------
   CAGR            1.6%
================================================================================
CAGR: Compound Annual Growth Rate

(1) Represents third quarter 1997 Year to Date

Source: CB Commercial
================================================================================

As can be noted above, during the early 1990's the net rentable area of office space remained constant at approximately 30 million square feet while vacancy rates slowly declined from 17.0 percent in 1990 to 14.0 percent in 1993. This decrease in vacancy rates is attributed to the cessation in new construction from approximately 880,000 square feet in 1990 to zero new construction in 1993. From 1993 through the third quarter of 1997, the vacancy rates of the Greater Metropolitan Area decreased from 14.0 percent to 9.0 percent, while new construction increased

================================================================================

                          AREA AND NEIGHBORHOOD REVIEW
================================================================================

steadily with 667,000 square feet of commercial office space under construction through the third quarter of 1997. This reflects a resurgence in the office market coinciding with the strong economy.

      3.    Clayton

The subject Ritz Carlton, St. Louis benefits from the absorption of commercial office space in the Greater St. Louis Metropolitan Area, its location in Clayton and along the Interstate 40 western corridor ("West Counties") is also advantageous. Since 1992, the vacancy rates for the Highway 40 corridor have decreased from a high of 19.2 percent in 1990 to a remarkable low of 2.5 percent through the third quarter of 1997. During this same time period, the total amount of net rentable area has only increased from 2,372,000 in 1990 to 2,768,000 in 1997 thus reflecting very little new construction. As vacancy rates continue to drop due to increased demand for office space, the Highway 40 corridor is likely to see increased new construction, making the area a continuing attractive alternative to the downtown area.

E.    TOURISM AND CONVENTION ACTIVITY

      1.    Convention Center

The performance of the subject hotel is tied to local convention activity as large conventions create "spill-over" demand for other hotels in the area. As stated previously, St. Louis, due to its centralized location, has historically enjoyed a reputation as a desirable convention destination. In recognition of this, St. Louis' convention center completed a major expansion in 1993. The center, now called America's Center, incorporates the Cervantes Convention Center, a state-of-the-art Trans World Dome, and the St.
Louis Executive Conference Center.

The Cervantes Convention Center at America's Center has six exhibit halls, and 502,000 square feet of contiguous exhibition space, including 162,313 square feet in a domed stadium / exhibit hall. The Trans World Dome can seat 70,000 people and the space can be divided from ceiling to floor with an acoustically sound curtain wall. The America's Center is equipped with 84 flexible meeting rooms, including 13 adjacent to the Trans World Dome, and a 28,000 square foot ballroom. America's Center also features a three-level, 1,411 fixed-seat lecture hall. The St. Louis Executive Center is designed to accommodate smaller groups. It contains three individual meeting suites and is the first small conference property located within a convention facility. The expanded convention center has been well received by convention and meeting planners, and this acceptance is reflected in recently increased attendance levels by conventioneers. The following table summarizes the historical results of St. Louis' America's Center.

================================================================================

                          AREA AND NEIGHBORHOOD REVIEW
================================================================================

              =================================================
                              America's Center
              =================================================
                             Meetings and         Hotel
                 Year        Conventions       Room Nights
              -------------------------------------------------
                 1993            273             385,000
                 1994            334             378,200
                 1995            383             376,500
                 1996            336             448,500
                 1997            350             429,500
              -------------------------------------------------
              CAGR              7.2%               5.2%
              =================================================
              Source:  St. Louis Convention and Visitors
                       Commission
              =================================================

As can be noted by the figures above, the compound annual growth rate for conventions is 7.2 percent since 1993, while the compounded growth rate of hotel room nights for the same time period is 5.2 percent. Projections through 1997 indicate 350 meetings and conventions, and 429,000 hotel room nights. Since the expansion of the convention facilities in 1993, the increase in the number of conventions has resulted in a significant increase in hotel room nights. Thus, future expectations for the America's Center appear quite positive, a situation which bodes well for area hotels. This fact was also made known to us during our fieldwork and we understand that all of the major downtown hotels in St. Louis are projecting increased convention business over the next five years.

Moreover, both as a result of the success of America's Center and the slow growth of existing resident industries in St. Louis, we understand that city government and the Convention and Visitors Bureau are planning expanded efforts to promote tourism to St. Louis. The convention and leisure industries are seen as a "clean" industry with far-ranging economic benefits. These efforts are expected to begin in 1998 with an extensive new "Midwestern Civilization" advertising campaign. The culmination of new tourism development is expected to occur in 2004, the 100th Anniversary of the St. Louis' hosting of the 1904 World's Fair.

      2.    Gaming

Riverboat gaming was introduced into Missouri in May of 1994. In 1995 Missouri riverboat gaming taxes had become the fourth largest tax revenue category after personal income, sales, and corporate taxes. There are currently two riverboats in the Downtown area. The President Casino on the Admiral is located on the Missouri side of the Mississippi River while the Casino Queen is located on the Illinois side. Additionally, there are two riverboats located to the west of the St. Louis on the Missouri River; the Station Casino, and Harrah's. Riverboat gaming has had a positive influence on tourism in general, and the convention industry in particular, although none of the management personnel we interviewed at the hotels comparable to the subject hotel indicated that the casinos generated a significant number of room nights.

================================================================================

                          AREA AND NEIGHBORHOOD REVIEW
================================================================================

      3.    Tourism

Tourist attractions in the St. Louis area are abundant, the most prominent of which is the Gateway Arch, symbolizing the city as the gateway to the west. The Arch, located in Jefferson Memorial Park, along the Mississippi River and two blocks east of the subject, rises 630 feet with tram access and an observation room at the top. Beneath the Arch is the Museum of Westward Expansion and the Arch Odyssey Theater. Other attractions within or near Jefferson Memorial Park include the Old Courthouse, of historical and architectural significance, the site of the first two Dred Scott trials; and the Basilica of St. Louis, 150 years old and St. Louis' first church.

The Keil Center, an 18,500- seat arena is the home of the National Hockey League's St. Louis Blues and the University of St. Louis basketball team. It is also used for concerts, ice shows, family shows, and civic events. The 12-story arena adjoins the historic Keil Opera House, which was recently renovated and contains 664,000 square feet, providing seating of 18,500 for hockey games and 19,500 for other events. Bush Stadium is located in the heart of downtown and is the home of the Major League Baseball's St. Louis Cardinals.

Union Station, originally constructed in 1894 and formerly the world's largest and busiest railroad terminal, ceased rail operations in 1978. This national historic landmark was completely renovated by the Rouse Company in 1985, and today offers over 125 shops, restaurants, and entertainment facilities, and includes the Hyatt Regency Hotel. Union Station is one of the most popular tourist destinations in St.
Louis.

La Clede's Landing, located along the River just north of the Arch, is a nine square block area of renovated warehouses offering shopping, restaurants, and night clubs. This area, revitalized in 1975 and designated a national landmark in 1976, is a popular tourist draw.

Other popular attractions include the St. Louis Zoo, the Botanical Gardens which span 65 acres and include a rainforest exhibit, the Anheuser-Bush Brew House, the Bowling Hall of Fame, and the St. Louis Car Museum.

================================================================================

                          AREA AND NEIGHBORHOOD REVIEW
================================================================================

F.    TRANSPORTATION

St. Louis is served by an excellent transportation network, offering residents and visitors access to a variety of travel modes.

      1.    Highway

A number of interstate highways serve the St. Louis area. I-70 is an east-west highway linking St. Louis with Kansas City to the west and Illinois to the east. I-64/U.S. 40 begins at I-70 in downtown St. Louis, traverses the City in an east-west direction, and re-links with I-70 west of St. Louis near Lake St. Louis. Similarly, I-44 begins at I-70 in downtown St. Louis, traverses the city in a southwestern direction linking with the City of Springfield, Missouri, and into Kansas. I-55 is a north-south highway, passing through St. Louis linking the state of Arkansas with Bloomington, Illinois. I-270 is a highway comprising a beltway around the city and continuing into Illinois, while I-170 is a north-south expressway linking I-64/U.S. 40, west of the City of Clayton, with I-270 northwest of the city near the airport.

Due to St. Louis' centralized location, it benefits from the confluence of a number of important interstate highways, rendering the area readily accessible from all major market areas in the Midwest, and throughout the country.

      2.    Air Transportation

Lambert - St. Louis International Airport, located northwest of the City, is served by nine domestic airlines including America West, Continental, Delta, Northwest, Southwest, TWA, United, and USAir, and is ranked the eighth busiest in the country. Total passenger traffic through the airport has declined over the five year period 1989 through 1993, a period of time which coincides with the recessionary economy. However, since 1993, the total number of passengers has increased to approximately 27,300,000 in 1996 representing a compounded annual growth rate of 11.0 percent. Total passenger counts are listed in the following table.

================================================================================

                          AREA AND NEIGHBORHOOD REVIEW
================================================================================

            =========================================================
                            Total Passenger Traffic
                   Lambert - St. Louis International Airport
                               1989 through 1996
            =========================================================
                                           Total          Percent
                      Year               Passengers       Change
            ---------------------------------------------------------
                      1989               20,170,060          -
                      1990               20,065,737        (0.5%)
                      1991               19,151,278        (4.6%)
                      1992               20,984,782         9.6%
                      1993               19,923,774        (5.1%)
                      1994               23,362,671        17.3%
                      1995               25,719,351        10.1%
                      1996               27,274,846         6.1%
            ---------------------------------------------------------
               CAGR (1993 to 1996)         11.0%             -
            =========================================================
            Source: Lambert - St. Louis International Airport
            =========================================================

The Lambert - St. Louis International Airport is currently undergoing a $97 million expansion of the East Terminal. This expansion will include 12 new gates to be used by Southwest Airlines allowing additional 89 flights per day. This expansion will also add a new parking facility accommodating 1,000 cars on three levels, and a second MetroLink station. The construction of the new East Terminal is expected to be completed in December of 1998.

It should also be noted that Mid-America Airport opened in October of 1997 and will serve as the St. Louis Region's second airport as a reliever to Lambert - International Airport. Mid-America will be a full-service commercial airport and is located approximately 25 miles east of downtown in Illinois. However, at the present time, no scheduled flights utilize this new facility.

      3.    Port of Metropolitan St. Louis

The port of Metropolitan St. Louis is the northernmost point on the Mississippi River that normally remains ice-free and open throughout the year and the southernmost point with lock-free navigation to the Gulf. The Port extends 70 miles along both banks of the Mississippi and takes in parts of the Missouri and Kaskaskia Rivers. The Port Handles in excess of 26 million tones of freight annually.

================================================================================

                          AREA AND NEIGHBORHOOD REVIEW
================================================================================

      4.    Commuter Rail Transportation

A light rail system, Metrolink, completed in 1993, links East St. Louis, Illinois, with northwest St. Louis County, northwest of the city, and the airport. The system connects all key areas of downtown including the riverfront, La Clede's Landing, the convention center, Busch Stadium, the Kiel Center, and Union Station. This system provides convenient access to all points of the city for a reasonable fare of $1.00, and is free between Union Station and La Clede's Landing.

G.    NEIGHBORHOOD REVIEW

The subject site is located in the western suburban area of St. Louis, in the suburb of Clayton, Missouri, a town founded in 1913. Clayton is best described as a quiet, secure, suburban community with a metropolitan flair. The central business district of Clayton blends approximately 4,500,000 square feet of commercial office space with the vitality of approximately 1,000,000 square feet of retail space. Clayton's residential neighborhoods include a housing mix of stately single-family homes, condominiums, and multiple-family apartment dwellings. Much of the residential area is within walking distance of specialty boutiques, shops, and cafes. 93.0 percent of Clayton's area is devoted to residential uses, and 70 acres are developed as park land.

The Clayton area is accessed by Interstates 64 and 270, or by expressways such as the Forest Park Parkway. The subject hotel is located in the eastern section of the central business district of Clayton, on Carondelet Plaza between Forest Park Parkway and Forsyth Boulevard. Development in the area is dominated by several large mid-rise and high-rise commercial buildings along the western end of Carondelet Avenue and the major perpendicular thoroughfares of Brentwood Boulevard, Meramec Avenue, Central Avenue, and Benniston Avenue. Notable buildings include the Manufacturers Bank, UMB Bank, the 8000 Maryland Avenue Building, and a number of smaller retail structures, shops, hotels, and many restaurants. At the southwestern end of Brentwood Boulevard is the upscale St. Louis Galleria shopping center, one of the largest such developments in the St. Louis area. A map of the neighborhood area is presented on the following page.

Offices in Clayton house over 2,000 business and professional firms, with 68 of these companies being Fortune 500 firms, such as Boeing/McDonnell Douglas, Anheuser-Busch, and Monsanto. Clayton is also the location of the majority of St. Louis County governmental offices. In total, over 28,000 workers are employed in the central Clayton area on a daily basis.

================================================================================

                          AREA AND NEIGHBORHOOD REVIEW
================================================================================

As will be discussed in the following section of this report, there are several vacant parcels of land near the subject property. According to our discussions with the City of Clayton Planning Department, we understand that plans exist for a proposed in-fill development of commercial office and retail shops in the Plaza at Clayton area. However, this development is still speculative at this time, and new construction is not forecast to start for another two years, at the earliest.

================================================================================

                               [GRAPHIC OMITTED]

                                Neighborhood Map

                          AREA AND NEIGHBORHOOD REVIEW
================================================================================

H.    CONCLUSION

After reviewing the various sources of socio-economic data for the market encompassing the subject, it is evident that the local and regional economy has been experiencing overall stable growth during the past several years. Due to the manufacturing-based regional economy, projections are expected to remain stable over the short-term. Long-term projections also indicate that continued stable economic growth is expected. For the lodging industry in particular, the recent expansion of the convention facilities and the emphasis on convention and leisure tourism will result in growth in transient hotel demand over the next three to five years. It is also likely that this growth in demand will stimulate construction of new hotels, but, as will be indicated in more detail in Sections III and IV of this report, no new hotels of the quality and stature of the subject property are foreseen.

The subject site benefits from a good location in relation to upscale commercial and leisure hotel demand generated within the St. Louis Metropolitan Area. The hotel site is equidistant to both downtown St. Louis and the Lambert - St. Louis International Airport. Situated in the vibrant commercial hub of Clayton, the hotel is oriented towards the West Counties, that area of the greater St. Louis Metropolitan Area which is expected to see the most new development over the next ten years. Overall, we project that the proposed subject's locational characteristics will enable it to capture or exceed its fair share of demand.

Analyzing the impact on future demand of anticipated changes in the proposed subject property's market, the following variables have been taken into account:

      o Despite the nature of many of the manufacturing companies in the Greater St. Louis Metropolitan area, unemployment is expected to drop to 4.1 percent in 1997 while employment growth remains modest at 2.7 percent

      o The St. Louis Metropolitan Area has medium household income of $37,400 compared to the national average of $33,500. This represents an effective buying income of 31.0 percent over $50,000 compared to the national average of 27.6 percent

      o The St. Louis Metropolitan Area's commercial office space vacancy rates have been decreasing from 11.9 percent in 1994 to 9.0 percent through the third quarter of 1997.

      o Commercial office space vacancy rates for the Interstate 40 corridor, encompassing Clayton, are substantially lower, decreasing from a high of 19.2 percent in 1990 to a low of 2.5 percent through the third quarter of 1997.

================================================================================

                          AREA AND NEIGHBORHOOD REVIEW
================================================================================

      o New office construction is projected, and the majority of this development is forecast to occur in the west county area of the St. Louis region.

      o Lambert - St. Louis International Airport is experiencing steady growth in passenger travel, indicating a CAGR of 11.0 percent between 1993 and 1996;

      o Lambert - St. Louis International Airport is undergoing a $97 million expansion program, expected to be completed by year-end 1998. This expansion, along with the opening of the Mid-America Airport, will enable the St. Louis to meet air travel needs into the next century.

      o The recent expansion in 1993 of the America's Center Convention Center has resulted in a CAGR of 7.2 percent in convention bookings and CAGR of 5.2 percent in hotel room nights. Tourism and convention business is further expected to grow from 1998 to 2004.

In summary, while St. Louis maintains a high base of moderate growth manufacturing industry, recent expansions to the convention center, and planned improvements to the airport and tourism development have positioned the city to become a continued favorable destination for travel and tourism.

================================================================================

                                   SECTION III
                              PROPERTY DESCRIPTION

                              PROPERTY DESCRIPTION
================================================================================

A.    SITE DESCRIPTION

      1.    Location, Access, and Visibility

The subject site is located at 100 Carondelet Plaza, at the eastern end of Carondelet Avenue near Forsyth Boulevard, in the central business area of suburban Clayton, St. Louis, St. Louis County, Missouri. The site is bounded to the west by Carondelet Plaza, to the east by an adjoining vacant parcel, to the north by the continuation of Carondelet Plaza, and to the south by Forest Park Parkway. The site has frontage along all aforementioned streets and is visible to passing traffic in all directions.

The subject has excellent general access to the neighborhood by local expressways, such as Forest Park Parkway, and freeways, including Interstates 64 and 170. Once reaching Clayton, the hotel site is accessible only from Carondelet Avenue and Plaza, a four lane city street, which is reached by off ramp from the Forest Park Parkway or from Forsyth Boulevard.

The subject hotel enjoys excellent visibility from the surrounding area due to the height of the structure and its distinctive architecture. The area immediately surrounding the subject is known as the Plaza in Clayton. Immediately surrounding the subject are landscaped, vacant lots held for future development. To the north of the subject property are commercial businesses, such as Selkirks Department Store, and residential homes. To the east is residential and a view to downtown St. Louis. To the west is the central business district of Clayton with major offices such as the Mercantile Bank. To the south, across Forest Park Parkway, are more residential homes. An elevated walkway connects the south side of the subject property across Forest Park Parkway with the residential area to the south of the busy expressway. A map showing the location of the subject property in relation to the surrounding neighborhood is found at the end of Section II, on page II-14.

      2.    Topography, Shape, and Size

The subject site, according to the St. Louis County Tax Assessor's Office, is
2.99 acres in size (130,244 square feet). The parcel approximately rectangular in shape and is level and at grade with surrounding streets. The subject site has approximately 236 feet of frontage along Carondelet Plaza and approximately 400 feet of frontage along both Carondelet Avenue and Forest Park Parkway. An assessor's parcel map of the subject is presented on the second following page.

================================================================================


                                     III-1

                               [GRAPHIC OMITTED]

                                   Parcel Map

                              PROPERTY DESCRIPTION
================================================================================

      3.    Soil Conditions and Hazardous Materials

A soils report was not provided for the preparation of this appraisal. However, based on the integrity of the existing structure and surrounding developments, it appears that there are stable soil conditions present on-site and that the soils are of sufficient bearing capacity for continued support of the existing structures. We were made aware of the fact that the water table at the site is high, and several sump pumps are in use to pump excess water from the property.

An environmental assessment of the subject site and its improvements has not been supplied to us. However, it is our understanding from the hotel's director of engineering that there are no hazardous materials such as asbestos, lead-based paints, urea formaldehyde insulation, stressed vegetation, or unusual or noxious odors affecting the property. One, 12,000 gallon, underground storage tank for diesel fuel is double-walled and modern. Therefore, we have no knowledge of the existence of any hazardous materials affecting the subject site, and for the purpose of this appraisal we have assumed that both the site and the improvements do not contain any contaminants which would adversely affect the market value of the subject.

      4.    Flood Zone, Wetlands, and Earthquake Zones

According to the City of Clayton Planning Department, the subject property is located in an "X" flood zone, an area considered to be outside of the 500-year flood plain, according to Federal Emergency Management Agency Flood Insurance Rate Map panel #290341-0001F, dated September 28, 1990. In addition, the subject site is not located in a designated wetlands zone.

Regarding seismicity, the subject is not located in a designated earthquake zone and the State of Missouri is not considered seismically active.

      5.    Historical, Natural, Cultural, Recreational, and/or Scientific Value

The subject property and improvements thereon have no known natural, cultural, recreational, or scientific value.

      6.    Utilities

All utilities are available and connected to the site. Utility services are provided by the following agencies.

================================================================================


                                     III-3

                              PROPERTY DESCRIPTION
================================================================================

         ============================================================
         Electricity                    Union Electric
         ------------------------------------------------------------
         Natural Gas                    Westar
         ------------------------------------------------------------
         Water                          St. Louis County Water
         ------------------------------------------------------------
         Sewer                          Metropolitan Sewer District
         ------------------------------------------------------------
         Telephone                      Southwestern Bell / AT&T
         ------------------------------------------------------------
         Cable/Satellite Television     Charter Cable and LodgeNet
         ============================================================

      7.    Zoning

The subject is zoned C-4 (Commercial District/Clayton Plaza Overlay District) by the City of Clayton. This designation allows for a variety of commercial uses including retail, service establishments (such as barber, banks, repair shops), hotels, clubs, and entertainment.

The basic requirements of the C-4 zoning classification are summarized below.

          =============================================================
          Maximum Height:                  No limitation established
          -------------------------------------------------------------
          Setbacks:
               Front:                      10 feet
               Side:                       None
               Rear:                       None
          -------------------------------------------------------------
          Maximum Floor Area Ratio         3:1
                                           An additional 1:1 ratio is
                                           allowed for each one
                                           square foot of landscaped
                                           open space provided
          =============================================================
          Source:  City of Clayton Zoning Ordinance
          =============================================================

Accordingly, the improvements on the subject site as constructed in 1990 represent a legal, conforming use with regard to current zoning regulations.

      8.    Easements and Covenants

We have not been provided with a Policy of Title Insurance for the subject property which spells out any easements or covenants which pertain to the subject site. We are aware of an apparent easement across the adjoining parcel to the east of the subject site, owned by the Clayton Land Company, which allows access to the hotel's loading dock from Forsyth Boulevard. Further, we understand that an agreement has been made whereby the hotel pays for a portion of the property taxes for both this easement and for the site in front of the hotel in the center of Carondelet Plaza where a decorative fountain is located. We have assumed that there are no unknown title issues which would adversely affect the value of the subject property.

================================================================================


                                     III-4

                              PROPERTY DESCRIPTION
================================================================================

      9.    Assessed Value and Property Taxes

The subject is assessed by the St. Louis County on a calendar year commencing January 1 and ending December 31. Real commercial property is assessed based
32.0 percent of fair market value as determined by the income or cost approach to valuation. Personal property is assessed at full market value. Property assessments are updated every two years, or sooner if new construction takes place or if the use of the property is substantially changed.

As introduced in Section I of this report, the subject property comprises one land parcel number, parcel 19J4311878. The parcel is located in tax rate area 0888, school code 106, city code 14, site code 0362. The parcel contains assessments for land and improvements. A separate assessment has been made for personal property as parcel number B0068235A. The personal property comprises two vehicles leased by hotel and the furniture, fixtures, and equipment of the hotel. The current, overall assessed value of the subject property on a combined basis is as follows.

              ====================================================
                          The Ritz-Carlton, St. Louis
                              1997 Assessed Value
              ====================================================
              Real Commercial Property
                      (32.0 % of $27,000,000)          $8,640,000
              Personal Property                           766,420
              ----------------------------------------------------
              Total Taxable Value                      $9,406,420
              ====================================================

The indicated county wide tax rate for real commercial property is $6.663 per $100 of assessed value, plus a surcharge of $1.70 per $100 of assessed value. Therefore, based on an taxable value of $8,640,000, the property tax for the land, buildings, and other improvements is $722,563.20. In addition, assessments on the $766,420 of personal property are $6.593 per $100 of value, plus a fee of $500. Total personal property taxes are $50,535.07.

In addition, as indicated, the hotel has entered into an agreement with Clayton Land Company Ltd. to jointly pay property taxes owed for the sites on which a fountain has been constructed in front of the hotel in Carondelet Plaza and on which a service drive has been constructed leading to Forsyth Boulevard from the hotel loading dock. These parcels comprise Assessor's numbers 19J543174 (fountain) and 18J111393 (service drive). Per the agreement, the hotel pays
100.0 percent of property taxes for the fountain site ($5,037.46), and 11.63 percent of the property taxes for the parcel on which the service drive is located ($5,880.80).

The total property taxes applicable for the subject property in 1997, therefore, are $784,016.53 and are summarized in the following table:

================================================================================


                                     III-5

                              PROPERTY DESCRIPTION
================================================================================

          =============================================================
                            Ritz-Carlton, St. Louis
                         Summary of 1997 Property Taxes
          =============================================================
                           Parcel                     Property Taxes
          -------------------------------------------------------------
          19J431878, Site and Improvements              $722,563.20
          B0068235A, Personal Property                    50,535.07
          19J543176, Fountain Parcel                       5,037.46
          18J111393, Service Drive Parcel                  5,880.80
          -------------------------------------------------------------
          Total                                         $784,016.53
          =============================================================
          Source:  St. Louis County Tax Assessor's Office and
                        The Ritz-Carlton, St. Louis
          =============================================================

B.    IMPROVEMENTS DESCRIPTION

      1.    Property Design and Configuration

The Ritz-Carlton is a 301-unit full-service hotel situated in the central business district of Clayton, Missouri, which is an upscale suburban area of St. Louis, Missouri. The buildings consist of a hotel tower, function room building, and connected parking garage. The hotel includes a basement, lobby, second floor of meeting rooms, and 15 floors of guest rooms. The buildings do not have an attic. Amenities at the hotel include two restaurants, a lobby lounge, a cigar club, approximately 30,000 square feet of meeting space, extensive covered parking, an indoor swimming pool, spa pool, and adjacent fitness center, a gift shop, and complete back-of-the house operational facilities.

The Ritz-Carlton Hotel opened in March of 1990 and has largely remained as originally configured since then. Off-site improvements consist of concrete curbs, gutters, brick sidewalks, attractive landscaping, and there are city-maintained street lights. All surrounding thoroughfares are multi-laned, asphalt-paved streets. A selection of photographs of the subject property are presented at the end of this section of the report.

      2.    Basic Construction and Mechanical Systems

The Ritz-Carlton was designed by the architectural firms of Linscott, Haylett, Wimmer and Wheat, and Milton Pate and Associates, in conjunction with interior designers Hirsch-Bedner and Associates. The building was opened on March 26, 1990. We understand that the hotel had been originally planned to open as an Alameda Plaza Hotel or Raphael Hotel, but in the late 1980's, after construction and planning had reached an advanced stage, a decision was made to affiliate the hotel instead with the Ritz-Carlton Hotel Company. To comply with Ritz-Carlton standards, significant structural and interior design changes were made to the building, and the construction cost for the facility in total is reported at $82,000,000.

================================================================================


                                     III-6

                              PROPERTY DESCRIPTION
================================================================================

The main hotel tower is a 17-story structure plus basement, making for a total of 18 levels. Located behind the hotel tower is a two-level structure housing majority of the banquet and meeting facilities. Attached to the rear of this structure is a seven-level parking garage. A full basement runs under all structures. The main hotel tower is oriented with its entry facing west to Carondelet Plaza and the central area of Clayton. As a result of the design of the structure, all guest rooms face outside, either west or east, with small balconies. A site map showing the location of the structures on the parcel is found on page III-9.

A summary of the basic structural and mechanical and electrical systems of the hotel are summarized in the following table. The total interior area is reported at 383,977 square feet.

================================================================================


                                     III-7

                              PROPERTY DESCRIPTION
================================================================================

=================================================================================================================
                                      Ritz-Carlton, St. Louis
                       Summary of Basic Construction and Mechanical Systems
=================================================================================================================
Foundation:                       Below grade concrete slab with structural steel reinforcement
-----------------------------------------------------------------------------------------------------------------
Frame:                            Concrete pillars and structural steel
-----------------------------------------------------------------------------------------------------------------
Exterior Walls:
     Main Buildings:              Precast concrete panels and exterior brick facing
     Garage:                      Concrete
-----------------------------------------------------------------------------------------------------------------
Partition Walls:                  Galvanized metal studs covered with sheet rock
-----------------------------------------------------------------------------------------------------------------
Floor:                            Concrete slabs covered with carpet, marble, or synthetic surfaces
-----------------------------------------------------------------------------------------------------------------
Roof:
     Tower:                       Built up roof membrane and hot asphalt (12 year guarantee from 1990)
     Meeting and Banquet Rooms:   Built up roof membrane, hot asphalt, covered rock (10 year guarantee from 1990)
     Garage:                      Exposed concrete decking
-----------------------------------------------------------------------------------------------------------------
Ceiling Heights:                  Nine-foot typical in guestrooms and corridor; 9 feet to 14 feet elsewhere
-----------------------------------------------------------------------------------------------------------------
Doors:
     Main Buildings Interior:     Solid wood core with wood frame
     Main Buildings Exterior:     Solid wood with glass and wood frames, and hollow metal in metal frame
     Guest Rooms Entry:           Solid wood core with wood frame, electronic keycard lock
     Guest Rooms Interior:        Solid wood core with wood frame
-----------------------------------------------------------------------------------------------------------------
Windows:                          Wood frame with thermal pane glass
-----------------------------------------------------------------------------------------------------------------
Heating and Cooling:
     Public Areas, Back-of-House: 350-ton and 750-ton, two-stage chilled water system supplying zoned air handling units; single duct delivery with reheat
Guest Rooms:                      Four-pipe system, controlled by energy management system, supplying individual, thermostat-controlled fan coil units in each room
18th Floor:                       Five rooftop, package fan coil units serve the Club Lounge and the Ritz-Carlton
                                  Suite
-----------------------------------------------------------------------------------------------------------------
Elevators:
     Guest:                       Three Montgomery passenger elevators with 17 landings
     Other:                       Two Montgomery passenger elevators serving all garage levels
                                  Two Montgomery service elevators with 18 landings
                                  One Montgomery three-stop hydraulic elevator serving the basement, main kitchen, and second floor meeting and banquet level
-----------------------------------------------------------------------------------------------------------------
Electrical:                       3-phase service in basement fed by a utility-owned transformer in vault;
                                  transformers and distribution panels are located throughout the buildings
-----------------------------------------------------------------------------------------------------------------
Plumbing:
     Water Pipes:                 Copper
     Sewer Pipes:                 Cast iron
     Gas Lines:                   Black iron
-----------------------------------------------------------------------------------------------------------------
Domestic Hot Water:
     Public Areas and
     Back-of-House:               Two, low-pressure steam boilers serving two large heat exchanger-type water heaters
    Guest Rooms:                  Two boilers with four storage tanks and continuous feed system
-----------------------------------------------------------------------------------------------------------------
Sprinkler System:                 The entire tower structure is wet sprinkled via fire pump, and dry pipe stacks are accessible from the exterior of the building
-----------------------------------------------------------------------------------------------------------------
Life Safety:
     Fire Alarm Station:          Main alarm panel is located in the fire control room on the lobby level; and
                                  several manual pull stations are located on every floor
     Smoke Detectors:             Detectors are in corridors, meeting rooms, and elevator landings and are monitored by the fire alarm panel. Guest rooms detectors are hard-wired
     Emergency Illumination:      local alarm only; not monitored
     Emergency Generator:         All fire exit stairwells, selected corridor fixtures and all exit signage 750kw diesel-powered unit located in basement, supplies: emergency lighting and power panels, electric fire pump, one each guest and service elevator, and all computer systems
=================================================================================================================
Source:  Ritz-Carlton, St. Louis
=================================================================================================================

================================================================================


                                     III-8

                                [GRAPHIC OMITTED]

                                    Site Plan

                              PROPERTY DESCRIPTION
================================================================================

The subject has its own in-house laundry which is located in the basement; however, presently the washing of bed sheets, bathroom towels, and food and beverage laundry items are primarily handled by an outside linen service, and the hotel laundry is not utilized. The laundry equipment is complete, and features four large washer, three large dryers, a flat ironer, and a sheet folding and towel folding machines. Guest laundry, guest dry cleaning, and employee uniform cleaning is provided by a dry cleaning and valet shop also located in the hotel which is fully operational. The valet shop features a dry-cleaning machine, two small washers and a drier, six pieces of steam pressing equipment, and a chemical spotting board.

The common area hallways, public areas, all storage rooms, and all guest rooms are serviced by a wet sprinkler system and hard-wired smoke detectors.

In general, the physical plant, common areas, and guest rooms appear to have all been maintained in good physical condition and we understand that there are no major outstanding issues of maintenance which would have a negative effect on the value of the hotel.

Floor plans for the basement, main lobby floor, meeting rooms, and a typical guest room floor are found on the following four pages.

================================================================================


                                     III-10

                               [GRAPHIC OMITTED]

                                 Basement Level

                               [GRAPHIC OMITTED]

                                  Lobby Level

                               [GRAPHIC OMITTED]

                               Meeting Facilities

                               [GRAPHIC OMITTED]

                                Third Floor Plan

                              PROPERTY DESCRIPTION
================================================================================

      3.    Guest Rooms

            a.    Total Room Count

Guest rooms are generally of a similar layout and are large by industry standards. Guest rooms are located on floors 3 to 18, with the 17th and 18th floors being the Ritz-Carlton Club Floor offering 28 Club rooms, 6 suites, and the Club Lounge. The third floor houses the fitness center and pool. All standard guest rooms comprise approximately 500 square feet and offer either a king-size bed or two queen-size beds. Executive Suites comprise both a sitting room and a bedroom, with a total of approximately 1,000 square feet of space. The largest suite, named the Ritz-Carlton Suite, is located on the 18th floor, and is the largest rentable unit in the hotel at approximately 2,000 square feet of space. The majority of guest rooms and suites are designated non-smoking, and four guest rooms on the third floor are equipped for disabled persons. The guest room distribution by type is shown in the following table.

              ==================================================
                            Guest Room Distribution
              ==================================================
                                                       Number
                           Room Type                  of Rooms
              --------------------------------------------------
              Standard, King Beds                        160
              Standard, Double-Queen Beds                109
              Executive  Suites                          31
              Ritz-Carlton Suite                          1
              --------------------------------------------------
              Total                                      301
              ==================================================
              Source:  Ritz-Carlton, St. Louis
              ==================================================

            b.    Description of the Guest Rooms

The rooms are very attractive in appearance and offer furnishings and amenities expected in a Ritz-Carlton property. Upon entering a typical guest room via a solid wooden door fitted with a Saflock electronic door lock, the bathroom and closet are off to one side. The main portion of the guest room is straight ahead. The typical guest room contains the bed or beds, headboard, bedside tables and lamps, bedside multi-line telephone, two upholstered chairs and ottoman, floor lamp, desk with lamp, multi-line telephone, and two desk chairs, television armoire offering a chest of drawers, television, and mini-bar, a clothes horse, and several framed art prints. The guest room walls are covered in attractive wall vinyl and the ceiling is painted drywall. Heavy wood molding decorates both the floor base and walls near the ceiling. The carpet is patterned, low pile wool. The drapes have a black-out backing and sheer drape panels and are operated either by a wand or pull-cords attached to the wall.

================================================================================


                                     III-15

                              PROPERTY DESCRIPTION
================================================================================

The bathrooms are very spacious and have a marble floor with the walls a combination of marble and vinyl wall covering. The bathroom ceiling is painted drywall. The bathroom fixtures are white porcelain and the plumbing fixtures are chrome. The toilet is located in a small, closed room, equipped with a wall-mounted telephone. In the guest room, the two telephones have modem and fax capability.

Guest rooms are serviced by twice-daily room attendants. Extensive personal toiletries are offered in bathrooms, and additional amenities in guest rooms include an iron and ironing board, a private safe in the closet, terry cloth bathrobes, complimentary morning newspaper, and voice mail. The guest rooms and baths are fully air-conditioned with silent, four-pipe system which is self-controlled within each guest room. The guest rooms and baths are fully fire-sprinkled and have hard-wired smoke detectors and emergency annuciator speakers.

Guest room corridors are carpeted, with attractive vinyl wall coverings, wall sconce and chandelier lighting, and painted drywall ceilings. Various pieces of furniture and art work decorate the corridors. The corridors are also fire sprinkled. A spacious, furnished elevator lobby is located on each floor.

Guests on the Club level enjoy comparable guest rooms, but also the added services offered in the attractively furnished Club lounge on the 18th floor. Guests of the Club are served complimentary beverages and five food presentations each day including continental breakfast, mid-day snack, afternoon tea, and early-evening hors d'oeuvres, and night-time cordials. In addition, the Club offers a private concierge service.

      4.    Public Areas

The main public areas of the hotel present an attractive, elegant appearance and are described in the following paragraphs. The decor is reflective of the Ritz-Carlton standard of interior finish, characterized in general by walnut and mahogany wood wall surfaces, oriental and heavily-patterned carpets, rose and maroon colored marble, crystal chandeliers and wall sconces, gilt-framed, antique paintings and prints, and traditional English and 18th-century American furnishings.

            a.    Lobby

The hotel and main lobby are entered through two sets of double doors leading from the porte cochere area off Carondelet Plaza. A second porte cochere entrance, at the north side of the hotel, serves the main ballroom and function rooms. The main lobby contains an entry foyer, a bellman's desk, the registration desk, and a concierge desk. Large sitting areas with traditional-style furnishings are located both in front of the registration desk and also to the area of the lobby which leads towards the north entrance. This 94-seat area is known as the Lobby Lounge, and is served by a large serving bar located opposite of the registration desk. Morning coffee, afternoon tea,

================================================================================


                                     III-16

                              PROPERTY DESCRIPTION
================================================================================

light meals, and evening beverages characterize the menu offered in the Lobby Lounge. The guest elevator lobby is located adjacent to the Lobby Lounge, to the right of the main entrance. Three elevators serve the upper levels of the guest room tower. The elevators are wood paneled with marbled floors and a crystal chandelier. An oriental-style carpet is placed on top of the marble floor.

            b.    The Restaurant

The Restaurant is an elegantly furnished, 120-seat restaurant located to the right of the main entrance on the lobby level, and is open for breakfast, lunch, dinner, and Sunday Brunch. The Restaurant is served by the main kitchen and a separate food preparation area of the main kitchen designated for the Restaurant. This area of the kitchen also handles room service meal requests for guest rooms.

The Restaurant is entered through its own entry foyer and presents an off-white and peach color scheme, with rose colored carpet, beige colored silk wall panels, and heavy, ornate draperies. The tables are set widely apart and generally offer seating for two, four, or six patrons. Lighting is provided by crystal chandeliers and wall sconces, in addition to indirect lighting set within the ornate ceiling. Other furnishings in the room include decorative sideboards, breakfronts, and gilt-framed oil paintings.

            c.    The Grill

The Grill is a 67-seat facility also located on the lobby level, opposite from the Restaurant. The Grill is open nightly only for dinner and is the premier restaurant for the hotel. Similar to the Restaurant, the Grill is served by the main kitchen and its own separate food service preparation area.

The Grill presents a much more dark, formal appearance than the Restaurant as a result of dark wood paneling and heavy upholstery used throughout the room. The room is accentuated with a burgundy-colored marble fireplace, crystal chandeliers, and crystal wall sconces. Seating is offered both at upholstered booth seats and widely-spaced tables with chairs.

            d.    The Cigar Club

Located between the Restaurant and the Grill is the newly opened, 40-seat Cigar Club, which replaces the former Grill Bar. The Club is entered directly from the cross hall leading to both the Restaurant and Grill, or from inside of each of the two restaurant facilities. Located between the Cigar Club and the Restaurant is an enclosed adjunct to the Cigar Club which can also be used as a private dining room.

The Club resembles the Grill is coloration and interior finishes, as this was the former Grill Bar, and has been newly accentuated with 200 cigar humidors built from light-colored wood and heavy, bold furnishings which evoke a 1930's Moderne-style.

================================================================================


                                     III-17

                              PROPERTY DESCRIPTION
================================================================================

            e.    The Gift Shop

A small gift shop operated by the hotel is also located in the cross hall near the Restaurant and Grill, to the right of the main hotel entrance. The shop is open daily and sells sundry items, newspapers and magazines, and gift items, many of which bear the Ritz-Carlton logo.

Also located in the vicinity are several pay telephones within private telephone booths, a men's and women's rest rooms, and a staff service entry to the basement level of the hotel.

            f.    Banquet and Meeting Rooms

The banquet and meeting facilities of the hotel are located on both the lobby level and the second floor of the hotel, at the rear of the hotel tower. The main Ritz-Carlton Ballroom, pre-function space, entry-porte cochere, and a few small rooms are located on the first level. All the other meeting rooms and the 201-seat Amphitheater are located on the second floor, which can be reached either by elevator from the lobby or by the grand staircase at the rear of the Lobby Lounge. The facilities are, in total, the most attractive and elegant in the St. Louis area and are maintained in top condition. Typical finishes include painted, ornate woodwork and moldings, heavy carpeting, silk wall panel inserts, imposing crystal chandeliers and wall sconces, and many antique pieces of furniture and gilt-framed oil paintings.

The meeting rooms with regard to size and dining capacity are summarized in the following table:

    =======================================================================
                           Ritz-Carlton, St. Louis
                  Summary of Banquet and Meeting Facilities
    =======================================================================
                                      Square        Room         Banquet
                                       Feet         Size         Seating
    -----------------------------------------------------------------------
    The Ritz-Carlton Ballroom         12,750      100 x 122       1,000
    -----------------------------------------------------------------------
    Salon I or II                      6,375      100 x 61          450
    -----------------------------------------------------------------------
    Pre-Function                       4,536       54 x 84          -
    -----------------------------------------------------------------------
    The Boardroom                        840       21 x 40           18
    -----------------------------------------------------------------------
    Diplomat Room                        432       18 x 24           20
    -----------------------------------------------------------------------
    Ambassador Room                      768       31 x 23           50
    -----------------------------------------------------------------------
    The Director's Room                  483       21 x 21           30
    -----------------------------------------------------------------------
    The Promenade                        754       23 x 24           40
    -----------------------------------------------------------------------
    Consulate Room                     1,188       43 x 26           80
    -----------------------------------------------------------------------
    Colonnade                            880       43 x 19           60
    -----------------------------------------------------------------------
    The Pavilion                       1,416       56 x 24          100
    -----------------------------------------------------------------------
    The Plaza                          1,680       42 x 40          120
    -----------------------------------------------------------------------
    The Amphitheater                   3,300       65 x 40          201(1)
    -----------------------------------------------------------------------
    The Monarch Room                     752       43 x 17           49
    -----------------------------------------------------------------------
    Total                             30,079                      1,768
    =======================================================================
    (1) Note: Fixed theater-style seating only.
    Source: Ritz-Carlton, St. Louis
    =======================================================================

================================================================================


                                     III-18

                              PROPERTY DESCRIPTION
================================================================================

The banquet and meeting rooms are service from the main kitchen directly on the lobby level and via the hydraulic elevator and serving pantries on the second floor. Rest rooms and nicely decorated telephone booths are offered for the use of guests.

            g.    Fitness Center and Swimming Pool

On the third floor of the hotel is located the hotel's fitness center, swimming pool, whirlpool, and small, outdoor sun deck. Workout facilities include a stretching area and free weights adjacent to the pool, and lifecycles, treadmills, and other weightlifting equipment in the general fitness area. The men's and women's locker rooms are serviced by fitness center staff and each offer lockers, showers, dry and steam saunas, a dressing area with lavatories, private massage rooms, and restroom areas. The swimming pool is suitable for three lanes of lap swimming.

The use of the facilities is free to guests of the hotel. For local residents, memberships may be purchased with the current rate being approximately $800 annually, per person. In addition, a number of spa and massage treatments may be obtained at the fitness center and are available for an extra fee as arrange through Fitness Center staff.

      5.    Other Areas

As previously mentioned, room service is offered at the hotel 24-hours a day from the main kitchen and the Restaurant kitchen. Ice machines are located on each guest room floor. In each guest room, a mini-bar offers snacks, beverages, and limited summary items for a reasonable charge. An Avis car rental office is located in the garage building and offers car rental services on a limited basis.

Administrative and operational offices for hotel staff are located behind the front desk, on the second floor, and in the basement. Staff facilities in the basement include men's and women's locker rooms, a uniform room, a staff dining room, and the human resources office. The basement level also provides room for a large loading dock, a security office with closed-circuit televisions, and an extensive receiving office and related storerooms. Housekeeping, accounting, reservations, and the telephone departments are also located in the basement. The quality and condition of all of these back-of-the-house areas is excellent.

      6.    Parking

Hotel guests may self-park their cars in the hotel garage or may leave their car with the car-park valets who are stationed at the main entry porte-cochere. The multi-level garage offers approximately 745 parking spaces. There is an overnight charge of $15.00 for overnight parking for either option. Staff are allowed parking in the basement levels except when large functions require the use of all parking spaces for hotel guests. Upon such occasions, arrangements are made for staff to park elsewhere.

================================================================================


                                     III-19

                              PROPERTY DESCRIPTION
================================================================================

      7.    Compliance with the Americans with Disabilities Act

In 1990, the United States Congress enacted the Americans with Disabilities Act
(ADA) which required that buildings be made fully accessible to disabled persons. The subject currently has four guest rooms which are specially designed to accommodate the handicapped. Based on our inspection of the property, most of the other areas of the hotel appear fully accessible by disabled persons with the exception of the swimming pool area and outdoor sun deck which can only be reached by climbing several steps. Accordingly, the subject is generally, but not fully, in compliance with the basic requirements of the ADA.

      8.    Property Changes and Refurbishment

As a result of the new construction of the hotel in 1990, we understand that only $1,500,000 in renovation work had been found necessary at the property from opening through the end of 1996. In 1997, present management of the hotel instituted comprehensive soft goods upgrade of the hotels including reupholstery work in all public areas, new draperies, bedspreads, and carpeting in guest rooms, and the replacement of all double-double beds with double-queen beds. The cost of this latest renovation has been estimated at $2,000,000 by management.

In future years, continual, on-going maintenance and renewal of the hotel is scheduled in tandem with a reserve for replacement fund a 4.0 percent of annual revenue. Currently, a budget of $381,000 is scheduled for 1998, $467,000 in 1999, $424,000 in 2000, and $2,100,000 in 2000. The larger amount scheduled for 2000 reflects another rooms redo, which, similar to that just completed, is also estimated at approximately $2,000,000. In the preceding years, most expenditures are for normal, expected replacement of operating equipment and furnishings, although between 1998 and 2001, virtually all the computer systems of the hotel are to be upgraded or replaced at a total of $410,000 over the four year period.

C.    MANAGEMENT AND FRANCHISE AGREEMENTS

The hotel is currently operated by the Ritz-Carlton Hotel Company pursuant to an existing operating agreement dated November 16, 1988 between Plaza Hotel, as owner, and the Ritz-Carlton Hotel Company, as operator. For the purpose of this appraisal, it is assumed that upon sale, this contract would be continued and the hotel would be sold with the existing management contract intact. Currently, the hotel is ranked four diamonds by the American Automobile Association and four stars by the Mobile Travel Guide.

================================================================================


                                     III-20

                              PROPERTY DESCRIPTION
================================================================================

The Ritz-Carlton Hotel Company, LLC is a well-known and widely respected owner and operator of upscale, full-service hotels. The number of properties bearing the Ritz-Carlton name numbers 32 world-wide, and Marriott International owns
51.0 percent of the Ritz-Carlton Hotel Company, LLC as part of a recent merger.

The current operating terms of the hotel management agreement, as most recently amended on December 28, 1995, will expire in February 2015. Ritz-Carlton has the option to extend the agreement for four additional terms of 10 years each, or until February 2055. The base fee is 3.5 percent of gross revenue. The operator is also entitled to an incentive management fee of 2.5 percent in total based on calculated defined gross operating profit. A reserve for replacement of 4.0 percent of gross revenues is required.

There is no separate franchise agreement for the hotel as the use of the Ritz-Carlton name for the hotel is part of the overall operating agreement.

D.    SUMMARY OF FUNCTIONAL UTILITY AND CONDITION

The subject is located in an upscale commercial and residential market in a suburban area of St. Louis and in proximity to other major commercial areas of significance in the region. The area surrounding the subject is well-known and recognized by local residents and traveling business persons alike.

The subject's improvements consist of a 18-story hotel (17 levels above-ground plus a basement) containing 301 rooms, two restaurants, extensive meeting space, and other miscellaneous amenities. The property was constructed in 1990, and is well maintained and in excellent condition. The Ritz-Carlton is well designed to serve the lodging needs for corporate, upscale group, and leisure travelers in the St. Louis area. The hotel is physically attractive, has adequate guest room accommodations, is efficiently laid out and designed, and has commensurate operating systems. An intended on-going renovation of approximately is expected to be completed annual and should assist in maintaining the subject property's reputation and stature in the market.

================================================================================


                                     III-21

                                [GRAPHIC OMITTED]

                View of North Side of Hotel From Carondelet Plaza

                                [GRAPHIC OMITTED]

                View of Central Clayton From North Side of Hotel

                                                                Subject Property

                                [GRAPHIC OMITTED]

                          Entry Hall Viewed From Lobby

                                [GRAPHIC OMITTED]

                                  Lobby Lounge

                                                                Subject Property

                                [GRAPHIC OMITTED]

                                    The Grill

                                [GRAPHIC OMITTED]

                                 The Restaurant

                                                                Subject Property

                                [GRAPHIC OMITTED]

                 Typical Meeting Room (Ritz - Carlton Ballroom)

                                [GRAPHIC OMITTED]

                                 The Ampitheater

                                                                Subject Property

                                [GRAPHIC OMITTED]

                        View of Indoor Swimming Pool Area

                                [GRAPHIC OMITTED]

                                 Fitness Center

                                                                Subject Property

                                [GRAPHIC OMITTED]

                             Typical King - Bed Room

                                [GRAPHIC OMITTED]

                         Typical Double - Queen Bed Room

                                                                Subject Property

                                [GRAPHIC OMITTED]

                              Ritz - Carlton Suite

                                [GRAPHIC OMITTED]

                                 Executive Suite

                                                                Subject Property

                                   SECTION IV

                            HOTEL MARKET ANALYSIS AND
                              HIGHEST AND BEST USE

                              HOTEL MARKET ANALYSIS
================================================================================

A.    INTRODUCTION

A hotel includes a going-concern business as well as real property; therefore, the market value of a lodging facility is a direct function of the supply and demand for the hotel rooms within its market area. Accordingly, an analysis of the hotel market of the local area, and the position of the subject property within this market, is a key component of our valuation process.

B.    ST. LOUIS MARKET OVERVIEW

The St. Louis market offers more than 21,000 hotel rooms, of which some 5,300 are located downtown. For year-end 1996, the composite average occupancy of the overall St. Louis Metropolitan Area hotel market was 68.4 percent as reported by PKF Consulting's St. Louis Trends in the Hotel Industry. The corresponding year-end 1996 average daily room rate (ADR) was $76.35. For the seven months ending July 1997, Trends reports an average occupancy of 66.2 percent, decreased from 69.3 percent occupancy the same period last year. On the other hand, July year-to-date ADR is up 10.3 percent from 1996, from $76.99 to $84.91. PKF Consulting's recent interviews with area hoteliers reveal that many hotel properties are making an effort to maintain occupancy levels while focusing growth efforts in the ADR sector.

A historical review of occupancy and ADRs for the overall St. Louis Metropolitan Area for the period from 1993 to year-end is presented in the following table, in addition to the market's estimated year-end 1997 and projected year-end 1998 performance.

===========================================================================================
                         St. Louis Metropolitan Area Hotel Market
                                    ADR and Occupancy
                      1993 to 1997 (Estimated) and 1998 (Projected)
===========================================================================================
                                           Percentage                      Percentage
        Year             Occupancy           Change           ADR         Point Change
-------------------------------------------------------------------------------------------
        1993               62.5%               -            $63.17              -
        1994               66.4%              6.2%          $65.44             3.6%
        1995               67.6%              1.8%          $76.26            16.5%
        1996               68.4%              1.2%          $76.35             0.1%
      1997 (E)             64.4%             (5.8)%         $84.00            10.0%
-------------------------------------------------------------------------------------------
       CAGR
    1993 - 1997             0.7%               -             7.4%               -
-------------------------------------------------------------------------------------------
      1998(P)              64.0%             (0.6)%         $89.50            6.5%
-------------------------------------------------------------------------------------------
       CAGR
    1993 - 1998             0.5%               -             7.2%               -
===========================================================================================
Source: PKF Consulting's Trends in the Hotel Industry
===========================================================================================

================================================================================

                              HOTEL MARKET ANALYSIS
================================================================================

After a period of occupancy growth from 1994 to 1996, overall market occupancy is estimated to drop to 64.4 percent as of year-end 1997 and is further projected to stabilize at 64.0 percent as of year-end 1998. This decline in occupancy is not attributed to a decline in demand for hotel accommodations, but is a result of an increase in the supply of hotel accommodations in the form of new construction of limited service and extended stay hotels in suburban regions of St. Louis.

In 1996 and 1997, six new limited-service properties and three extended stay properties opened in the St. Louis region. At the present time, five additional extended stay hotels are either under construction or are close to opening. Further, we understand that three additional extended stay projects are being considered to start construction in 1998. The limited service hotels are characterized by Courtyard by Marriott, Hampton Inn, Holiday Inn Express, and Ramada Limited products. The extended stay properties are characterized by Extended Stay America and other budget-oriented products. At an average size of 100 to 120 rooms, the 17 new properties identified represent approximately 2,000 new rooms being added to the metropolitan market supply, or approximately a 9.5 percent increase in supply.

By comparison, the selected primary competitive supply of the Ritz-Carlton, St. Louis, all full service hotels, has historically performed above the overall market in terms of both annual occupancy and ADR; these statistics will be further analyzed in the following pages.

C.    THE PRIMARY COMPETITIVE HOTEL MARKET

As discussed in Section III of this report, the Ritz-Carlton, St. Louis is the finest hotel in the metropolitan area in terms of overall quality of guest experience. In a market characterized by good, but ordinary hotels, the subject property stands out as the quality and service leader. An indication of the attractive exterior appearance and sumptuousness of interior decor, as compared to other hotels, is evidenced by the original construction cost of the subject, which we understand to be $82,000,000, or $22,000,000 higher than the value concluded to in this report. Further, operated in accordance with the standards established by its parent company, the Ritz-Carlton, St. Louis has superior day-to-day operational standards than any other hotel in the St. Louis area.

In addition to the outstanding physical and operational characteristics of the subject property, as discussed in Section II of this report, the hotel is located in the upscale suburb of Clayton, halfway between downtown St. Louis and the Lambert St. Louis International Airport. Clayton is recognized as one of the premier office and residential areas of metropolitan St.
Louis, and it is home to the corporate headquarters of several Fortune 500 companies.

================================================================================

                              HOTEL MARKET ANALYSIS
================================================================================

Therefore, as a result of the marked superiority of the physical plant, service standards, and location of the Ritz-Carlton, St. Louis, the subject property has no direct competitors. However, to illustrate the most comparable recent market trends for the full-service hotel market in the St. Louis area, we have analyzed the composite occupancy, room rate, and market mix performance of five hotels, including the subject property. This competitive lodging market consists of a total number of rooms of 2,687. The competitive properties were identified on the basis of location, rate structure, overall quality, and the fact that management of each hotel has stated that their hotel and the subject property compete for selected demand segments from time-to-time. As a matter of interest, all of the properties in the competitive supply are nationally affiliated.

A profile of the primary competitive lodging market is presented on the following page. A map of the competitive lodging facilities is presented on page IV-5, followed by a brief discussion of each property. Photographs of the competitive hotels are presented at the end of this section.

================================================================================

                              HOTEL MARKET ANALYSIS
================================================================================

=============================================================================================================================
                                        Census of the Primary Competitive Hotel Market
=============================================================================================================================
                                     Ritz-Carlton,                        Hyatt Regency
                                       St. Louis      Hilton Frontenac    Union Station  Marriott Pavilion   Adam's Mark
-----------------------------------------------------------------------------------------------------------------------------
Year Opened                              1990         1993 (Conversion)       1986         1976 and 1980         1987
-----------------------------------------------------------------------------------------------------------------------------
Number of Rooms                           301                266               538              672              910
-----------------------------------------------------------------------------------------------------------------------------
Stories/Corridor Type                 18/Interior       3/Both types       6/Interior       26/Interior      17/Interior
-----------------------------------------------------------------------------------------------------------------------------
Distance from Subject (Miles)              -                 4.0               4.0              5.0              5.0
-----------------------------------------------------------------------------------------------------------------------------
Rate Schedule (Rack)
   Single                          $135.00 - $395.00       $99.00          $105 - $185      $115 - $135        $119.00
   Double                          $135.00 - $395.00       $119.00         $105 - $210      $115 - $150        $139.00
-----------------------------------------------------------------------------------------------------------------------------
Amenities/Services
   Restaurant                             Yes                Yes               Yes              Yes              Yes
   Bar                                    Yes                Yes               Yes              Yes              Yes
   Swimming Pool                          Yes                Yes               Yes              Yes              Yes
   Whirlpool/Spa                          Yes                Yes               Yes              Yes              Yes
   Exercise Room                          Yes                No                Yes              Yes              Yes
   Airport Shuttle                        Yes                Yes               Yes               No              Yes
-----------------------------------------------------------------------------------------------------------------------------
Square Feet of Meeting Space            30,000             23,850            32,300            28,000           76,000
Square Feet per Guest Room               99.7               89.6              60.0              41.7             78.2
-----------------------------------------------------------------------------------------------------------------------------
AAA Rating                              (Hotel)            (Hotel)           (Hotel)           (Hotel)         (Hotel)
=============================================================================================================================
Source: PKF Consulting/Individual Properties/American Automobile Association (AAA) 1997 Tour Book
=============================================================================================================================

================================================================================

                                [GRAPHIC OMITTED]

                               Competitive Hotels

                              HOTEL MARKET ANALYSIS
================================================================================

The following paragraphs provide a brief description of each of the competitive hotels.

      1.    Hilton Frontenac

The 266-room Hilton Frontenac is a 1993 conversion of an early 1980's vintage property to a Hilton Hotel. The property is located at 1335 South Lindbergh Avenue in Frontenac, in the suburban West County area of St. Louis. The hotel is a sprawling, two- and three-story gray brick complex with an elegant interior decor with a heavy French influence. Facilities at the property include two restaurants and a bar, 23,850 square feet of meeting space, a business center, a fitness center, and a swimming pool and spa.

The Hilton competes to a limited extent with the Ritz-Carlton as it is another upscale property in the Clayton vicinity. While the Frontenac area is also an upscale suburb like Clayton, and the hotel is well-located directly off Interstate 40, the property's occupancy level has underperformed the market. This factor is attributable to the lingering effects of the change in affiliation of the property, one of several that had occurred prior to 1993. The market mix at the hotel is divided primarily between corporate and group business, with some leisure demand also accommodated.

      2.    Hyatt Regency, Union Station

The 538-room Hyatt Regency is located at 18th and Market Streets in central St. Louis. The hotel is unique as it is built within the existing, Victorian-era central train station, and many of the public areas of the hotel are the former public areas of the train station. The Hyatt Regency, Union Station, opened in 1986 and first operated as an Omni Hotel until Hyatt assumed control of the property in 1989. The property includes renovated rooms in the original hotel that was part of the station, as well as new rooms that we constructed in a former train yard. Elsewhere in the complex are 160,000 square feet of retail space and 100 food and retail outlets. The hotel offers 32,300 square feet of meeting space.

The hotel primarily caters to corporate and group demand, but does a fair amount of tourist business, attributable to the unique location and setting of the property as compared to other similarly-priced hotels in St. Louis. The hotel's ADR is the second highest of the competitive group, and like the Ritz-Carlton, St. Louis, is a AAA four-diamond-rated hotel. But at approximately a $110.00 ADR expected for year-end 1997, the ADR of the Hyatt Regency is over $40.00 below that of the subject hotel for the same period.

================================================================================

                              HOTEL MARKET ANALYSIS
================================================================================

      3.    Marriott Pavilion

The 26-story, 672-room Marriott Pavilion was built in two phases, the first in 1976 and the second in 1980. The hotel is located at 1 South Broadway and Market Streets in the central area of Downtown St. Louis. The property features three restaurants and lounges, an indoor swimming pool, spa, and fitness center, and 28,000 square feet of meeting space, gift shop, and a number of other services. A number of guestrooms at the property are Marriott's "Rooms that Work" rooms, which are designed to appeal to business travelers through the use of spacious desks, well-lit work areas, comfortable working chairs. In terms of market mix, despite the size of the hotel, it is primarily a corporate demand house, although group demand is nearly equal to the amount of corporate demand. Leisure business comprises a rather small segment of overall demand accommodated.

      4.    Adam's Mark

The Adam's Mark is considered by many to be the premier hotel of the St. Louis area overall, based on the size and location of the property. Further, the hotel frequently serves as the headquarters hotel for major conventions that are meeting in downtown St. Louis. The property is well located in the downtown area, directly across from the Gateway Arch and the Mississippi River at 4th and Chestnut Streets, and approximately four blocks from America's Center. The hotel opened in 1987, and has 910 guestrooms and 96 suites. The hotel also has 36,800 square feet of meeting and exhibit space. The hotel caters largely to groups, associations, and convention-oriented demand.

      5.    Secondary Competition

There are several hotels in the market area which are not considered to be primary competition with the subject due to a variety of factors such as location; quality level; facilities and services offered; market orientation; and room rates, despite a proximate location. These hotels include the Clayton hotels of the Radisson Hotel Clayton, the Holiday Inn Clayton Plaza, and the Danielle, and major airport hotels including the Renaissance, Hilton, and Marriott. Other full-service West County hotels are also not considered competitors, and these properties include the St. Louis Marriott West and the Holiday Inn Westport.

================================================================================

                              HOTEL MARKET ANALYSIS
================================================================================

      6.    Additions to Supply

As previously discussed, a number of new, limited service and extended stay hotels have recently opened in the suburban areas, and we understand that a few additional such properties will be opened in the next two years. However, given the full-service nature of the subject property and its wide array of services, these far simpler facilities are not felt to represent present or future competition for the subject hotel or those other, sizable hotels included in our composite sample.

On the other hand, it should be noted that three new, full-service hotels are proposed for construction in the St. Louis area. Two of these projects are scheduled to break ground within the next few months, and one project is still in a formative planning stage.

A Sheraton Four Points hotel comprising 250-rooms is scheduled to break ground by the end of this year adjacent to the Casino Queen hotel in East St. Louis, directly opposite from the St. Louis Arch along the Mississippi River, approximately six miles east from the subject property. The hotel will include food and beverage operations and limited meeting space. The property is being constructed by the present leasehold owners of the Casino Queen. The new hotel is expected to cater primarily to group and leisure demand and is intended to serve the casino with regard to accommodating bus tour and other group travelers. The identified opening date for the hotel is the fourth quarter 1999.

A second Adam's Mark hotel is planned in the growing West County area. The property is to be located off Interstate 270 in the Westport neighborhood of Maryland Heights, approximately six miles northwest of the subject property. Groundbreaking is schedule for the first quarter of 1998. Located in a 32-acre business park owned by the HBE Company, the parent company for the Adam's Mark Group, the hotel is proposed to have 540 rooms and 40,000 square feet of meeting and banquet space. The construction period of the property is estimated at two years, indicating an early 2000 opening date as likely.

The City of St. Louis is actively involved in the solicitation of development interest for a major new convention hotel to be constructed adjacent to the existing America's Center convention center in downtown St. Louis. Currently, no definitive proposal has been agreed upon, but in principal, both the Marriott and Hilton hotel companies are considering separate proposals to construct a 1,000 room convention hotel facility. We have been unable to determine more precise details on either of these facilities, but we are of the opinion that one of these projects will be finalized in 1998, with a construction start in 1999. It is fair to assume that the earliest possible opening date for the new convention center hotel would be early in 2001.

================================================================================

                              HOTEL MARKET ANALYSIS
================================================================================

We are of the opinion that the both the proposed Adam's Mark property and the proposed Convention Center property have the potential of impacting the occupancy of the subject property in future years. While the Adam's Mark is not expected to be built to as high a standard of interior finish as the subject property, its location in the growing West County area indicates that new Adam's Mark stands to capture some corporate and group business that otherwise may have utilized the subject property.

The proposed convention center hotel will specifically compete for large convention and association business, and part of the potential development agreement for the hotel may stipulate that the new property work closely with the America's Center in accommodating demand for the convention center. While this demand segment is not one in which the subject property competes, the new presence of a large hotel in the downtown market, while projected to induce new convention demand into St. Louis, is also projected to absorb overflow demand from other downtown hotels that might otherwise have been accommodated by the subject property.

As will be discussed in more detail in this section of the report, we have accounted for the potential affect of these two potential hotels in our future occupancy estimations of the subject property for the period 1998 to 2008.

D.    MARKET PERFORMANCE OF THE PRIMARY COMPETITIVE PROPERTIES

The estimated year-end 1996 composite occupancy level for the primary competitive supply was 73.6 percent, with a corresponding ADR of $102.76. Based on year-to-date performance levels, the primary competitive supply is estimated to achieve a slightly increased 73.8 percent occupancy and an ADR of $109.45 by year-end 1997. The ADRs shown in our tables are net of any applicable transient occupancy taxes.

The following table summarizes the overall growth in market demand for the competitive properties, the resulting occupancy levels, and the ADR for the period 1994 through 1997 (estimated).

===============================================================================================================================
                                              Growth of Rooms Supply and Demand
                                               Primary Competitive Hotel Market
                                                   1993 to 1997 (Estimated)
===============================================================================================================================
                                       %            Total             %            Occupancy                           %
     Year          Room Supply       Change         Demand          Change          Percent            ADR          Change
-------------------------------------------------------------------------------------------------------------------------------
     1994            980,755          0.0%         709,151            -              72.3%            $92.61           -
     1995            980,755          0.0%         704,887          (0.6)%           71.9%            $97.02         4.8%
     1996            980,755          0.0%         721,732           2.4%            73.6%           $102.76         5.9%
     1997(E)         980,755          0.0%         724,182           0.3%            73.8%           $109.45         6.5%
-------------------------------------------------------------------------------------------------------------------------------
     CAGR             0.0%             -             0.7%             -                -               5.7%            -
===============================================================================================================================
Source: PKF Consulting
===============================================================================================================================

================================================================================

                              HOTEL MARKET ANALYSIS
================================================================================

As summarized in the previous table, with supply remaining constant, the growth in ADR has exceeded the growth in demand accommodated over the four-year period. As the occupancy has stabilized in the 73.0 percent range, the competitive hotels have been able to show significant increases in ADR, above levels of inflation as measured by CPI. At the same time, the market mix in most hotels has shifted from a dominance of group demand towards a balance of both group and commercial demand, and, some cases, a dominance of corporate demand. At all the hotels, leisure demand is the smallest segment. This new mix of demand is enabling the hotels to capitalize on the higher occupancy rate by accommodating fewer room nights in the lower group-rated categories (which typically demand a lower ADR), allowing for a greater proportion of business from the corporate segment (which usually pays a higher ADR). This market dynamic enables hotels to thereby increase their profitability without sacrificing occupancy percentage.

E.    ROOMS DEMAND FOR THE PRIMARY COMPETITIVE MARKET

      1.    Historical Performance

The market occupancy of 73.8 percent estimated for year-end 1997 includes a busy operation during the peak weekdays of Monday through Thursday, and balanced by quieter weekend periods (especially Friday and Sunday). The busiest periods of the year are the spring months of March, April, May, and the fall months of September and October. The slowest periods of the year are the months of November, December, January, and February.

Rooms demand for the competitive market is derived primarily from three principal market segments: group meetings, corporate, and leisure. For 1997, we estimate that the competitive market is primarily composed of group demand (52.8 percent), with the corporate demand representing approximately 37.0 percent, and the leisure market at 10.2 percent. The following table summarizes the estimated 1997 market mix for the overall market

================================================================================
                      Demand by Primary Competitive Market
                                      1996
================================================================================
                                          Competitive Market
                           -----------------------------------------------------
                                    Rooms                    Percent
     Market Segment                Occupied                 of Total
--------------------------------------------------------------------------------
Group                              382,274                    52.8%
Corporate                          268,033                    37.0%
Leisure                             73,958                    10.2%
--------------------------------------------------------------------------------
Total                              724,182                   100.0%
================================================================================
Note: Figures may not foot due to rounding.

Source: PKF Consulting
================================================================================

================================================================================

                              HOTEL MARKET ANALYSIS
================================================================================

The group market segment is comprised primarily of group conferences held at hotels in the suburban areas and convention and association group meetings held in the downtown hotels. The group market also includes room nights generated by company meetings during the week, as well as SMERF groups (social, military, educational, religious, and fraternal) on weekends. In 1997, group demand is estimated to account for approximately 382,300 room nights in the competitive market, or approximately 52.8 percent of total demand. Demand in this segment fluctuates depending on group activity at the major convention-oriented hotels in the area such as the Adam's Mark and the Marriott Pavilion.

The commercial market segment is the is comprised primarily of visitors to local companies, independent sales people, employees in training, and other business people associated with firms in the St. Louis area. Other activities creating strong demand in this segment include product launches, mergers, and research and design sessions. The demand for rooms in this segment is at its peak from Monday through Thursday. In 1997, commercial demand is estimated to account for approximately 268,000 occupied room nights, or 37.0 percent of the market total. The top five major corporate accounts for the hotel, for example, are: Maritz Travel, Boeing/McDonnell Douglas, Monsanto, Anheuser-Busch, and Washington University. Further, also according to management, the primary geographic sources of business include Chicago and New York, as the first tier, followed by Washington, DC, San Francisco, Dallas, and other comparable business centers.

The leisure market segment is estimated to account for approximately 10.2 percent of total market demand in 1997, or 74,000 occupied room nights. Leisure travelers include those who fly into St. Louis and rent cars, and those who drive from neighboring regions of the Midwest. This segment also includes domestic, European, and Asian tour groups, which tend to be high in the summer and fall months. Leisure demand is more rate-sensitive than the commercial and group meetings segments. As a result, as ADRs in the area continue to escalate, some leisure travelers are more likely to seek the limited-service and lower-tier products in the market area.

================================================================================

                              HOTEL MARKET ANALYSIS
================================================================================

F.    PERFORMANCE OF THE RITZ-CARLTON, ST. LOUIS

      1.    Occupancy and Average Daily Room Rate

The following table summarizes the historical market performance of the subject property from 1993 through 1996, and also for year-to-date August 1996 and 1997.

    =========================================================================
                              Ritz-Carlton, St. Louis
                         Historical Operating Performance
            Year-End 1993 to 1996, and Year-to-Date August 1996 and 1997
    =========================================================================
                              Occupancy      Average Daily      Percent
               Year             Level          Room Rate        Change
    -------------------------------------------------------------------------
               1993             69.5%           $121.28            -
               1994             75.3%           $125.34          3.3%
               1995             74.2%           $136.68          9.0%
               1996             74.0%           $145.13          6.2%
    -------------------------------------------------------------------------
               CAGR             +2.1%            +6.2%             -
    -------------------------------------------------------------------------
         YTD August 1996        72.9%           $142.63
         YTD August 1997        75.2%           $149.63          +4.9%
    -------------------------------------------------------------------------
             Increase           +3.2%            +4.9%
    =========================================================================
    Source: Ritz-Carlton, St. Louis
    =========================================================================

The occupancy of the subject has, since 1994, remained in the 74.0 to 75.0 percent range. As of year-to-date 1997, occupancy is up 3.2 percent from the same period in 1996. With a strong month of October forecast by management, the revised estimation for occupancy as of December 1997, for the twelve-month period, is approximately 76.0 percent.

With regard to ADR, the subject has posted strong room rate increases, again since 1994, of between 3.0 and 9.0 percent annually, and the ADR for 1996 was $145.13. As of year-to-date August 1997, ADR is up 4.9 percent over 1996, from $142.63 to $149.63. Management's estimation of ADR for year-end 1997 is approximately $152.00.

As a point of comparison, in the following table we provide an overview of the individual estimated market performance for the competitive properties for year-end 1997. We are unable to disclose the names of the hotels due to the confidential nature of the data, and therefore the data is also presented in a rounded format.

================================================================================

                              HOTEL MARKET ANALYSIS
================================================================================

             =======================================================
                             Competitive Properties
                       Estimated 1997 Market Performance
             =======================================================
                                 Percentage
                Property         Occupancy              ADR
             -------------------------------------------------------
                Subject            76.0%              $152.00
                   A              High 70s           High $100s
                   B              Mid 70s            High $90s
                   C              Low 70s            High $100s
                   D              High 60s           High $90s
             -------------------------------------------------------
                Average            73.8%              $109.45
             =======================================================
             Source: PKF Consulting
             =======================================================

As can be seen, as alluded to earlier in this report, the Ritz-Carlton performs close to the top of the competitive market in terms of occupancy, and well out-performs the competitive market in terms of ADR.

      2.    Market Mix

Similar to the competitive market, management at the subject property has also shifted the market mix over the past few years to take advantages of changes in the marketplace which have allowed for an increase in both occupancy and ADR. Presently the market mix at the subject property, for estimated year-end 1997 is
48.3 percent commercial, 38.6 percent group, and 13.2 percent leisure. This can be contrasted with the 1993 market mix of the property, following the recessionary period, when the market mix was 44.5 percent corporate, 43.8 percent group, and 11.7 percent leisure. The shift from fewer groups to more corporate and more leisure has allowed, in part, growth in ADR. The following table summarizes the market mix of demand at the subject property for 1993 and for estimated 1997. These mixes of demand can be compared that of the competitive market, as illustrated on page IV-10.

     ======================================================================
                             Ritz-Carlton, St. Louis
                       Market Mix, 1993 and Estimated 1997
     ======================================================================
          Market Segment      1993      Estimated 1997   Percent Change
     ----------------------------------------------------------------------
            Corporate         44.5%         48.3%             +8.5%
              Group           43.8%         38.6%            -11.9%
             Leisure          11.7%         13.2%             12.8%
     ----------------------------------------------------------------------
              Total          100.0%         100.0%              -
     ======================================================================
     Source:  PKF Consulting and Ritz-Carlton, St. Louis
     ======================================================================

================================================================================

                              HOTEL MARKET ANALYSIS
================================================================================

Further, shifts within market segments have also occurred. For example, the percentage of volume corporate accounts, a compared to standard corporate accounts and rack rate business, has dropped from 17.3 percent of room nights occupied in 1995 to estimated 11.5 percent of room nights occupied in 1997. A push has successfully been made by management to focus on higher room-rated standard corporate accounts as compared to lower room-rated volume accounts.

For 1998, management has announced a program to continue with a similar market mix as for 1997, but with the added emphasis on growing group business only during select slow periods of the year, such as in January, for example. Further, an effort will be made to solicit group business, which would bring along significant food and beverage revenue, rather than generating only occupancy and ADR benefits. Examples of this desired business would be corporate group meetings and private, leisure-oriented business such as select weddings and other upscale events.

G.    ESTIMATED GROWTH IN DEMAND FOR THE OVERALL MARKET

Based on our analysis of the historical growth rates in the competitive market's three principal segments, coupled with our study of the positive economic variables currently impacting the St. Louis and West County areas, we believe that the market will experience limited growth over the next five years and that the overall occupancy rates for the competitive properties analyzed have stabilized, on average, in the low- to mid-70s percent range. In deriving our estimations of this growth rate, we have specifically analyzed the overall growth in manufacturing and services, employment, airline passenger traffic, and the expansions expected by employers in the local area.

As noted, in particular, the upcoming focus on promoting tourism over the 1998 to 2004 period by the City of St. Louis and the Convention and Visitors Bureau, in combination with increased performance results at the America's Center, bode well for the lodging industry in St. Louis in general, and for full-service convention hotels in particular.

1998 and 1999 are estimated to be strong years, and area hotels are estimated to accommodate demand comparable or above 1997 year-end levels. For 2000 and beyond, as the effect of the proposed new hotel facilities begins to be felt, occupancy rates are forecast to dip somewhat over the 2000 to 2003 period, and then stabilize at a slightly lower level than that experienced presently.

================================================================================

                              HOTEL MARKET ANALYSIS
================================================================================

H.    PROJECTED FUTURE MARKET PERFORMANCE OF THE SUBJECT HOTEL

      1.    Projected Occupancy

As previously discussed, over the past several years, the subject has achieved an occupancy level of 74.0 to 75.0 percent, with 76.0 percent estimated for 1997. In 1993, a lower level of occupancy, 69.5 percent, was experienced; however, this was at the end of the late 1980's and early 1990's recession that had plagued the nation overall. However, as the current economic and hotel demand markets are now at significantly higher level, the prospect for the subject property to perform in the mid- to high-70.0 percent level appears sustainable for the short-term. Of most importance, the subject property in particular enjoys a unique position in the market as a one-of-a-kind facility.

Based on our analysis of the local market and of the subject property, we are of the opinion that the occupancy level of the Ritz-Carlton, St. Louis will remain at 76.0 percent for 1998 through 2000, which is also in-line with management's projections for the period. After the year 2000, with the expected opening of the Adam's Mark property and the new convention center hotel in the early years of the new century, we project the occupancy of the subject to drop slightly to
75.0 percent from 2001 to 2003. After the year 2003, we estimated that the subject hotel will stabilize at 74.0 percent from 2004 and onwards. The average level of occupancy, therefore, for the analysis period is 75.0 percent, which we are of the opinion represents the likely stabilized occupancy performance of the hotel in the foreseeable future.

      2.    Projected Average Daily Rate (ADR)

With regard to average daily room rate, the Ritz-Carlton Hotel has achieved steady growth over the past four years as illustrated in the following table.

     ======================================================================
                            Ritz-Carlton, St. Louis
                      Historical Average Daily Room Rate
                             Year-End 1993 to 1996
                     And Year-to-Date August 1996 and 1997
     ======================================================================
                                      Average Daily           Percent
                Year                    Room Rate              Change
     ----------------------------------------------------------------------
                1993                     $121.28                 -
                1994                     $125.34                3.3%
                1995                     $136.68                9.0%
                1996                     $145.13                6.2%
     ----------------------------------------------------------------------
                CAGR                      +6.2%                  -
     ----------------------------------------------------------------------
           YTD August 1996               $142.63
           YTD August 1997               $149.63               +4.9%
     ----------------------------------------------------------------------
              Increase                    +4.9%
     ======================================================================
     Source: Ritz-Carlton, St. Louis
     ======================================================================

================================================================================

                              HOTEL MARKET ANALYSIS
================================================================================

As previously stated, with regard to ADR, the subject has posted strong room rate increases, again since 1994, of between 3.0 and 9.0 percent annually, and the ADR for 1996 was $145.13. As of year-to-date August 1997, ADR is up 4.9 percent over 1996, from $142.63 to $149.63. Management's estimation of ADR for year-end 1997 is approximately $152.00, a 4.7 percent increase from year-end 1996, and consistent with year-to-date 1997 trends.

Based on our analysis of the competitive market trends and the current performance of the subject hotel, we are of the opinion that the Ritz-Carlton will achieve and average daily room rate of $152.00 as of year-end 1997. For the next twelve-month period, we project that the achieved ADR of the subject property will be $158.00, which is equivalent of $153.00 in 1997 dollars. For the balance of our projection period, we have assumed that the ADR of the subject hotel will increase at the projected inflation rate, estimated at 3.0 percent annually.

I.    MARKET ANALYSIS SUMMARY

      1.    Conversion to a Fiscal Year Basis

Our appraisal uses a fiscal year analysis effective October 1, 1997. As a result of the fact that this fiscal year from October 1 to September 30 is only three months different than a standard calendar year, the conversion from a calendar year to a fiscal year at this point is not expected to result in a significant change in the measure of occupancy or average daily room rate as presented in the preceding pages.

      2.    Summary of Occupancy and Average Daily Room Rate

Based on our foregoing analysis, presented in the following table is a summary of our projection of the occupancy and ADR for the subject over the 11-year period beginning October 1, 1997 and ending September 30, 2008, which is the ten-year analysis period plus the 11th year reversion year.

================================================================================

                              HOTEL MARKET ANALYSIS
================================================================================

    ========================================================================
                            Ritz-Carlton, St. Louis
                      Projected Occupancy Levels and ADR
                      Fiscal Year 1997/1998 to 2007/2008
    ========================================================================
                                             Occupancy
               Fiscal Year                     Level               ADR
    ------------------------------------------------------------------------
                1997/1998                      76.0%             $158.00
                1998/1999                      76.0%             $163.00
                1999/2000                      76.0%             $168.00
                2000/2001                      75.0%             $173.00
                2001/2002                      75.0%             $178.00
                2002/2003                      75.0%             $183.00
                2003/2004                      74.0%             $189.00
                2004/2005                      74.0%             $194.00
                2005/2006                      74.0%             $200.00
                2006/2007                      74.0%             $206.00
                2007/2008                      74.0%             $212.00
    ========================================================================
               CAGR                            -                      3.0%
    ========================================================================
    Note: The above estimated ADRs are rounded
          to the nearest dollar.
    Source: PKF Consulting
    ========================================================================

It should be noted that discounting the proposed subject property's 1997/1998 ADR of $158.00 into 1997 value dollars, using the 3.0 percent inflation rate, renders a "stabilized ADR" of $153.00 (in 1997 dollars).

J.    CONCLUSION

While it is possible that the subject property will experience growth in occupancy and ADRs above those estimated in this report, it is also possible that sudden economic downturns, unexpected additions to the room supply or other external factors will force the property below the selected point of stability. Consequently, the estimated occupancy and ADR are representative of the most likely potential operations of the subject hotel over the projected holding period based on our analysis of the market as of the date of this report.

Furthermore, our projections of annual occupancy and ADR, as outlined in this section of the report, are predicated on the following assumptions:

      1. The subject hotel will continue to be affiliated with the Ritz-Carlton Hotel Company, LLC;

      2.    The subject hotel will be well-maintained over the next ten years;
            and,

      3. The subject hotel will be effectively managed and promoted via a well-targeted marketing effort.

================================================================================

                              HIGHEST AND BEST USE
================================================================================

K.    DEFINITION OF HIGHEST AND BEST USE

The appraisal of real estate always includes a determination of highest and best use. According to the Appraisal Institute's Dictionary of Real Estate Appraisal (Third Edition), highest and best use is defined as:

      The reasonably probable and legal use of vacant land or an improved property, which is physically possible, appropriately supported, financially feasible, and that results in the highest value. The four criteria the highest and best use must meet are legal permissibility, physical possibility, financial feasibility, and maximum profitability.

As noted above, in determining highest and best use, there are essentially four criteria that must be considered. Each of these criteria must be satisfied sequentially in order to arrive at a highest and best use conclusion.

      1. Legally Permissible: The use of a site can be limited by various private and public restrictions including zoning and building codes, environmental regulations, and deed or lease restrictions, among others.

      2. Physically Possible: Use is restricted by the physical characteristics of the site. Characteristics include, but are not limited to size, shape, terrain, soil composition, and accessibility of utilities.

      3. Financially Feasible: The ability of a project or an enterprise to meet defined investment objectives; an investment's ability to produce sufficient revenue to pay all expenses and charges and to provide a reasonable return on and recapture of money invested.

      4. Maximally Profitable: This item refers to that use that produces the highest price, or value, consistent with the rate of return warranted by the market.

Since the subject site is currently unimproved, it is necessary to consider the highest and best use of the site as if vacant. The highest and best use as if vacant is analyzed as follows.

================================================================================

                              HIGHEST AND BEST USE
================================================================================

L.    HIGHEST AND BEST USE AS IF VACANT

      1.    Legally Permissible

Legal restrictions, as they apply to the subject property, are private restrictions, associated with covenants, and the public restrictions of zoning regulations. There are no known private restrictions affecting title. Common restrictions such as utility easements are presumed to exist; however, they generally would not adversely affect the subject site.

The subject site is zoned C4 (Commercial District/Clayton Plaza Overlay District). This designation provides for a wide range of commercial uses, including retail, service establishments (such as barber, banks, and repair shops), hotels, clubs, and entertainment uses. Residential and industrial uses are not permitted. An office use would be permissible by exception to the general zoning ordinance as approved by the Board of Aldermen, the area's city council.

      2.    Physically Possible

The second constraint imposed on the possible use of the site is dictated by the physical aspects of the site itself, such as size, frontage, topography, and accessibility. The size and location within a given block are the most important determinants of value. In general, the larger the site, the greater its potential to achieve economies of scale and flexibility in development.

The subject site encompasses a total of 2.99 acres (130,244 square feet) of land in a level, generally rectangular-shaped parcel. The site is of sufficient depth and width to permit most types of development. The site is in a commercial area with some areas remaining to be developed, and has no unusual deficiencies which would hinder its development. A geotechnical study of the subsoil was not provided for our review, but it appears that the soil is adequate to support most common building improvements. All types of commercial improvements suitably scaled and zoned to the site are physically possible. However, given the character of the local area along Carondelet Avenue and Plaza, a hotel, retail, or office use would be the most complementary type of real estate development.

      3.    Financially Feasible and Maximally Productive

Financial feasibility is based on whether the proposed project will attain a cash flow of sufficient quantity, quality, and duration to allow investors to recover the capital invested and achieve the necessary and expected rate of return. Factors to be considered are the timing of inflows and outflows of cash, revenues, costs, debt service, and the proceeds of a sale or refinancing.

================================================================================

                              HIGHEST AND BEST USE
================================================================================

In analyzing the subject property, principal reliance was placed on growth trends in the area, present occupancy of neighboring properties, and proposed development. Principal indicators of financial feasibility for the subject site as vacant are the current development and/or operation of similar uses on nearby or otherwise comparable sites, as well as an analysis of current market conditions. Uses in place in the immediate area of the subject site include large retail buildings, hotels, office buildings, and restaurants.

The retail market is well-served by several upscale malls in the area, such as the St. Louis Galleria and the elegant Frontenac shopping mall. In the vicinity of the subject property, a number of existing buildings better located proximate to pedestrian and concentrated automobile traffic cater to retail trade. While a retail development on the subject site would be a compatible use in terms of the overall neighborhood, we are of the opinion that retail developers would be able to locate a more desirable site elsewhere.

As discussed previously, the occupancy and ADRs of hotels in the St. Louis market have been stable or increasing during the 1994 to 1996. Hotel supply and lodging market conditions of the St. Louis Metropolitan Area market started to substantiate a need for additional accommodations during that time, at least in the eyes of hotel developers. Extensive construction of limited service and extended stay facilities in 1997 and 1998, which would not be appropriate for the subject site, and several likely new full-service hotel projects, appear to satisfy quantifiable excess lodging demand for the foreseeable future.

The commercial office market is also strong, as witnessed by declining vacancies since 1993. However, most new office construction is forecast to occur farther west in the West Counties area, although eventual in-fill in the Plaza at Clayton area is foreseen. To that end, our opinion of the highest and best use of the subject as vacant would be to hold for future development, most likely to be a Class A office building in the short term, or perhaps a full-service hotel in the long term.

M.    HIGHEST AND BEST USE "AS IMPROVED"

The subject is currently improved as a multi-story, full-service hotel. Construction of the building was completed in 1990, and an interior update has been completed in 1997. The facility is in excellent physical condition and the future operating performance of the hotel is expected to increase during the foreseeable future.

================================================================================

                              HIGHEST AND BEST USE
================================================================================

Although other legally permitted uses are considered physically possible for the subject property, they would require extensive renovation or demolition of the existing structure. The subject property was designed and is used as a hotel. As such, its space configuration, features, and facilities are specific to hotel use. The only other alternative use for the property, as improved, would be to demolish the improvements and sell the vacant land.

Although we did not value the subject site as vacant, we are of the opinion that the existing structure contributes significant overall value to the site. Thus, there is no alternative, legal use that could economically justify the restructuring or removal of the existing improvements at this time. As a result, the subject property, as improved, represents the highest and best use of the site, as of the date of this report.

================================================================================

                                [GRAPHIC OMITTED]

                                Hilton Frontenac

                                [GRAPHIC OMITTED]

                         Hyatt Regency - Union Station

                                                              Competitive Supply

                                [GRAPHIC OMITTED]

                                Marriott Pavilion

                                [GRAPHIC OMITTED]

                                   Adam's Mark

                                                              Competitive Supply

                                    SECTION V

                                    VALUATION

                                    VALUATION
================================================================================

A.    DISCUSSION OF THE THREE APPROACHES TO VALUE

Estimating the market value of real property involves a systematic process in which the problem is defined, the work necessary to solve the problem is planned, and the essential data is acquired, analyzed, and interpreted. The appraisal of real estate can include the Cost, Sales Comparison, and Income Capitalization Approaches to value, with the conclusion of value based on the reconciliation of these approaches. An explanation of each approach follows.

      1.    Cost Approach

In the Cost Approach, the value is based on the estimate of the cost of reproducing the improvements, less any accrued depreciation from physical deterioration, functional obsolescence, and/or external obsolescence. Physical deterioration measures the deterioration of the physical improvements. Functional obsolescence reflects a lack of desirability by reason of layout, style, or design. External obsolescence denotes a potential loss in value caused from something other than the physical property itself. The value of the land is then added to the depreciated replacement cost of the property to develop a value estimate.

      2.    Sales Comparison Approach

This approach is based on the principle of substitution. When a property is replaceable within the market, its value tends to be set at the cost of acquiring an equally desirable substitute property, assuming no costly delay in making the substitution. Since no two properties are identical, adjustments are made for differences in quality, location, size, services, and market appeal between the comparable properties and the subject.

      3.    Income Capitalization Approach

The Income Capitalization Approach involves a valuation of the property in terms of its ability to provide a net annual income in dollars. Traditionally, the estimated stabilized income is capitalized into value at a rate commensurate with the risk involved in ownership of the property. This process is known as direct capitalization.

Another technique used in estimating value by the Income Capitalization Approach is the discounted cash flow method. This method is accepted in the marketplace and has become an essential tool of the most prudent investors in valuing complex income producing properties. This technique involves explicit year-by-year forecasting of net income (cash flow) over a typical holding period. In addition, the reversionary value of the property upon resale at the end of the holding period is then estimated and added to the final year's cash flow. Then, these benefits are discounted to a present value by applying a market-derived yield rate (discount rate).

================================================================================

                                    VALUATION
================================================================================

B.    VALUATION OF THE SUBJECT PROPERTY

In our analysis of the subject property, we have used two of the three traditional approaches to value, the Sales Comparison and the Income Capitalization Approaches. The Cost Approach was not utilized as it was not considered a meaningful approach to value the subject. The effective date of valuation of the report is as of October 1, 1997, under economic conditions prevailing as of the completion of our fieldwork at that time.

We believe that a value estimate utilizing the Cost Approach would not be a reliable indicator of the market value of the subject property. The Cost Approach is defined in The Dictionary of Real Estate Appraisal, Third Edition (Appraisal Institute, 1993) as:

      A set of procedures through which a value indication is derived from the fee simple interest in a property by estimating the current cost to construct a reproduction of, or replacement for, the existing structure; deducting accrued depreciation from the reproduction or replacement cost; and adding the estimated land value plus an entrepreneurial profit. Adjustments may then be made to the indicated fee simple value of the subject property to reflect the value of the property interest being appraised.

Investors in income-producing property in the market today typically do not rely on the Cost Approach to arrive at a value indication when determining a purchase price. The Cost Approach is primarily used to test the feasibility of new construction in relation to the estimation of value produced by the Income Capitalization Approach. Further, accrued depreciation estimates and external obsolescence that must be determined for the subject property, which was opened in 1990, under the Cost Approach would be subjective and without clearly adequate market support. Accordingly, we have not utilized this approach in developing our estimate of the market value of the subject.

In the Sales Comparison Approach, relevant sales and current listings of comparable hotels were analyzed, and appropriate adjustments were considered for such factors as market conditions, financing terms, conditions of sale, planned renovations, local market conditions, and physical characteristics. A conclusion of value was derived based on the value parameters established by these sales.

In the Income Capitalization Approach, the value of the property is based on analysis of the income and expenses generated by the operation of the facility. The value of the property was estimated using both a direct capitalization technique and a discounted cash flow analysis. We then performed a reconciliation of the value indications under these approaches to conclude to a final estimate of value.

================================================================================

                            SALES COMPARISON APPROACH
================================================================================

A.    INTRODUCTION

The Sales Comparison Approach is based on the premise that knowledgeable investors will pay no more for a specific property than the cost of acquiring a substitute property of equal utility. The basis for this analysis is a comparison of the subject to sales of other similar facilities.

Key elements in an analysis of the value of the subject based on the Sales Comparison Approach are the location of the property, physical elements of the improved property, as well as the motivations of the buyer and the seller underlying the transaction. The reliability of this technique depends on the degree of comparability of each sale to the property being appraised, the length of time since the sale, the accuracy of the sales data, and the absence of any unusual conditions affecting the sale. By analyzing sales which qualify as arms-length transactions between willing, knowledgeable buyers and sellers, we can identify market value and price trends. The basic steps involved in the application of this approach are as follows:

      1. Research recent, relevant property sales, and current offerings throughout the competitive area;

      2. Select and analyze those properties considered most similar to the subject, giving consideration to the time of sale, any change in economic conditions which may have occurred since the date of sale, and other physical, functional, or locational factors;

      3. Reduce the sales price to a common unit of hotel sales comparison, such as price per room or the rooms revenue multiplier;

      4. Make appropriate adjustments to equate the comparable properties to the property appraised;

      5. Identify sales which include favorable financing and calculate the cash equivalent price; and,

      6. Interpret the adjusted sales data and draw a logical value conclusion.

In our analysis of the subject, we conducted a thorough search for recent sales, identifying those transactions which involved properties most similar to the subject. Our search for sales was initially limited to the St. Louis Metropolitan Area. Based on this search and the fact that the Ritz-Carlton represents a truly superior asset, we were unable to identify any recent sales in that St. Louis region that would be considered comparable. Therefore, we have expanded our search to include other, luxury hotels located in major metropolitan areas throughout the United States.

================================================================================

                            SALES COMPARISON APPROACH
================================================================================

B.    PRESENTATION OF COMPARABLE SALES

Presented in the following table is a summary of the selected sales which have some degree of comparability to the Ritz-Carlton, St. Louis.

==================================================================================================================
Comparable Hotel Sales
==================================================================================================================
                                                                                        Rooms        Overall
  Sale                                               Sale   Year   No. of  Price per   Revenue   Capitalization
  No.               Hotel Name           Location    Date   Built  Rooms     Unit     Multiplier      Rate
------------------------------------------------------------------------------------------------------------------
   1      Four Seasons Hotel         Philadelphia    1/97   1983    371    $172,507      3.48          9.02%
------------------------------------------------------------------------------------------------------------------
   2      Ritz-Carlton, Buckhead     Atlanta         9/96   1984    553    $209,765      7.12         11.21%
------------------------------------------------------------------------------------------------------------------
   3      Ritz-Carlton, Downtown     Atlanta         9/96   1984    447    $139,821      4.31         10.56%
------------------------------------------------------------------------------------------------------------------
   4      Mayfair Baglioni           New York        5/96   1925    201    $303,483      3.98          7.62%
------------------------------------------------------------------------------------------------------------------
   5      Regent, Beverly Wilshire   Beverly Hills   2/96   1928    295    $290,439      N/A           6.00%
------------------------------------------------------------------------------------------------------------------
   6      Plaza Hotel                New York        8/95   1907    808    $404,229      5.48          7.71%
==================================================================================================================
Source: PKF Consulting
==================================================================================================================

================================================================================

                            SALES COMPARISON APPROACH
================================================================================

                           Comparable Hotel Sale No. 1

                                [GRAPHIC OMITTED]

====================================================================================================================================
Name:                                           Four Seasons, Philadelphia
------------------------------------------------------------------------------------------------------------------------------------
Location:                                       144 North 18th Street, Philadelphia, PA
------------------------------------------------------------------------------------------------------------------------------------
Number of Rooms:                                371
------------------------------------------------------------------------------------------------------------------------------------
Year of Construction:                           1983
------------------------------------------------------------------------------------------------------------------------------------
Sales Data:
           Seller:                              Circle Associates ( Aetna)
           Buyer:                               Blackstone R.E. Advisors & The Rubenstein Company
           Interest Conveyed:                   Fee Simple
           Closing Date:                        January 1997
           Sales Price:                         $64,000,000
           Sales Price Per Room:                $172,507
           Terms of Sale:                       All cash to seller
           Occupancy Percentage:                71.7%
           Average Daily Room Rate:             $189.26
           REVPAR:                              $135.72
           Net Operating Income:                $5,771,000
           Overall Capitalization Rate:         9.02%
           Rooms Revenue Multiplier:            3.48
------------------------------------------------------------------------------------------------------------------------------------
Property Description:                           Eight-story luxury hotel containing 371 rooms located on Logan Square in the
                                                Philadelphia CBD. Hotel was acquired as part of a multi-use project comprised of the
                                                30-story One Logan Square office tower, and the 642-space Logan Square parking garage.
------------------------------------------------------------------------------------------------------------------------------------
Remarks:                                        This transaction was a result of a sealed bid sale as part of a pre-packaged plan of reorganization of One Logan Square. The total acquisition price was reported to be
                                                $115,000,000, with $64,000,000 internally allocated to the Four Seasons Hotel. The investment parameters noted are based upon year-end financials, adjusted for a 3.0 percent reserve for replacement. The Four Seasons budget for 1997 reflects an ADR of
                                                $203.92 at an occupancy rate of 73.5 percent, resulting in a budgeted REVPAR of
                                                $149.86. Net operating income is budgeted at $6,995,000.

------------------------------------------------------------------------------------------------------------------------------------
Confirmation:                                   Representatives of Blackstone Real Estate Advisors
====================================================================================================================================


================================================================================

                            SALES COMPARISON APPROACH
================================================================================

                           Comparable Hotel Sale No. 2

                                [GRAPHIC OMITTED]

====================================================================================================================================
Name:                                           Ritz-Carlton, Buckhead
------------------------------------------------------------------------------------------------------------------------------------
Location:                                       3434 Peachtree Road, N.E., Atlanta, GA
------------------------------------------------------------------------------------------------------------------------------------
Number of Rooms:                                553
------------------------------------------------------------------------------------------------------------------------------------
Year of Construction:                           1984
------------------------------------------------------------------------------------------------------------------------------------
Sales Data:
           Seller:                              W.B. Johnson Properties
           Buyer:                               Host Marriott
           Interest Conveyed:                   Fee Simple
           Closing Date:                        September 1996
           Sales Price:                         $116,000,000
           Sales Price Per Room:                $209,765
           Terms of Sale:                       All cash to seller
           Occupancy Percentage:                80.1%
           Average Daily Room Rate:             $173.75
           REVPAR:                              $139.17
           Net Operating Income:                $13,002,857
           Overall Capitalization Rate:         11.21%
           Rooms Revenue Multiplier:            7.12
------------------------------------------------------------------------------------------------------------------------------------
Property Description:                           Amenities include heated 60-foot indoor swimming pool and refreshment bar; outdoor sun deck; fitness center with whirlpool; sauna; steam; massage; and locker rooms;
                                                8,970-square-foot room; 19 meeting rooms; two boardrooms; 5,000-square-foot pre-function space. The Dining Room, was voted "Best of Atlanta" for eight consecutive years, Georgia's only AAA Five-Diamond-rated restaurant; The Cafe; The
                                                Lobby Lounge; Expresso's; Afternoon tea; and 24-hour room service.
------------------------------------------------------------------------------------------------------------------------------------
Remarks:                                        This acquisition was part of the overall merger between the Ritz-Carlton Hotel
                                                Company and Marriott International.
------------------------------------------------------------------------------------------------------------------------------------
Confirmation:                                   Representatives of Marriott International
====================================================================================================================================

================================================================================

                            SALES COMPARISON APPROACH
================================================================================

                              Comparable Sale No. 3

                                [GRAPHIC OMITTED]

====================================================================================================================================
Name:                                           Ritz-Carlton, Downtown Atlanta
------------------------------------------------------------------------------------------------------------------------------------
Location:                                       181 Peachtree, N.E., Atlanta, GA
------------------------------------------------------------------------------------------------------------------------------------
Number of Rooms:                                447
------------------------------------------------------------------------------------------------------------------------------------
Year of Construction:                           1984
------------------------------------------------------------------------------------------------------------------------------------
Sales Data:
           Seller:                              Metropolitan Life Insurance Company
           Buyer:                               Marriott International
           Interest Conveyed:                   Fee Simple
           Closing Date:                        September 20, 1996
           Sales Price:                         $62,500,000
           Sales Price Per Room:                $139,821
           Terms of Sale:                       All cash to seller
           Occupancy Percentage:                73.0%
           Average Daily Room Rate:             $132.00
           REVPAR:                              $96.36
           Net Operating Income:                $6,600,000
           Overall Capitalization Rate:         10.56%
           Rooms Revenue Multiplier:            3.98
------------------------------------------------------------------------------------------------------------------------------------
Property Description:                           Amenities include The Restaurant; The Cafe; meeting space totaling 16,724 square feet, including a 6,500-square-foot ballroom; 12 conference rooms; and three boardrooms. 22 suites, each with bay window view and honor bar; 39 Ritz Carlton Club rooms; two suites with private lounge; fitness center; afternoon tea; musical entertainment at lunch and dinner; and 24-hour room service.
------------------------------------------------------------------------------------------------------------------------------------
Remarks:                                        The buyer looked at the historic performance of the property as well as considering future estimated pro forma cash flows. They based their purchase price on an unleveraged internal rate of return of 15.0 percent.
------------------------------------------------------------------------------------------------------------------------------------
Confirmation:                                   Representatives of Marriott International
====================================================================================================================================

================================================================================

                            SALES COMPARISON APPROACH
================================================================================

                           Comparable Hotel Sale No. 4

                                [GRAPHIC OMITTED]

====================================================================================================================================
------------------------------------------------------------------------------------------------------------------------------------
Name:                                           Mayfair Baglioni (Formerly  Mayfair Regent)
------------------------------------------------------------------------------------------------------------------------------------
Location:                                       610 Park Avenue at East 65th Street
------------------------------------------------------------------------------------------------------------------------------------
Number of Rooms:                                201
------------------------------------------------------------------------------------------------------------------------------------
Year of Construction:                           1925
------------------------------------------------------------------------------------------------------------------------------------
Sales Data:
           Seller:                              Investment group led by Norman  Perlmutter
           Buyer:                               Investment group led by Colony Capital
           Interest Conveyed:                   Fee simple
           Closing Date:                        May 1996
           Sales Price:                         $61,000,000
           Sales Price Per Room:                $303,483
           Terms of Sale:                       All cash
           Occupancy Percentage:                65.0%
           Average Daily Room Rate:             $310.00
           REVPAR:                              $201.50
           Net Operating Income:                $4,646,100
           Overall Capitalization Rate:         7.62%
           Rooms Revenue Multiplier:            4.13
------------------------------------------------------------------------------------------------------------------------------------
Property Description:                           Amenities include one restaurant; one lounge located in restaurant area; meeting space includes 12,212 square feet total in three rooms; an 11,052-square-foot meeting room; a 638-square-foot boardroom; and a 522-square foot boardroom (no ballroom); business services; fitness center with putting green; and some rooms with fireplaces. The Mayfair is located on Manhattan's Upper East Side. An independent affiliation, it is known for luxury and gracious, low-key service. Several years prior to sale, the property achieved one of the city's highest ADR's, but its rate had fallen. The buyer intends to spend an estimated $30,000,000 in required renovations. It is estimated that this capital infusion will return the property to its top rated tier.
------------------------------------------------------------------------------------------------------------------------------------
Remarks:                                        Teachers Insurance and Annuity Association (TIAA) held the first mortgage position on the property. The mortgage was $96 million and TIAA was in the process of taking it back. The property was purchased by Colony at New York State Court auction.
------------------------------------------------------------------------------------------------------------------------------------
Confirmation:                                   Representatives Management of property
====================================================================================================================================

================================================================================

                            SALES COMPARISON APPROACH
================================================================================

                           Comparable Hotel Sale No. 5

                                [GRAPHIC OMITTED]

====================================================================================================================================
------------------------------------------------------------------------------------------------------------------------------------
Name:                                           Four Seasons - Regent Beverly Wilshire
------------------------------------------------------------------------------------------------------------------------------------
Location:                                       9500 Wilshire Boulevard, Beverly Hills, CA
------------------------------------------------------------------------------------------------------------------------------------
Number of Rooms:                                283 (Potential for 387)
------------------------------------------------------------------------------------------------------------------------------------
Year of Construction:                           1928
------------------------------------------------------------------------------------------------------------------------------------
Sales Data:
           Seller:                              Regent International Hotels
           Buyer:                               Polylinks
           Interest Conveyed:                   Fee Simple
           Closing Date:                        February 1996
           Sales Price:                         $105,000,000
           Sales Price Per Room:                $371,025 ($290,439 after renovation/expansion)
           Terms of Sale:                       All cash to seller
           Occupancy Percentage:                69.8%
           Average Daily Room Rate:             $281.75
           REVPAR:                              $137.26
           Net Operating Income:                $4,377,200
           Overall Capitalization Rate:         4.17% (6.0% after renovation)
           Rooms Revenue Multiplier:            N/A
------------------------------------------------------------------------------------------------------------------------------------
Property Description:                           The subject is a luxury hotel located on Wilshire Boulevard between Rodeo Drive and
                                                El Camino Drive, in the heart of Beverly Hills. Amenities include two restaurants;
                                                lobby lounge; meeting space of 25,000 square feet total; including a
                                                14,300-square-foot ballroom; outdoor swimming pool; fitness/spa facility; gift shop;
                                                11,350-square-feet of retail. Buyer intends to renovate at a cost of $7.5 million, adding guest rooms, for a total of 387, (total investment $112.4 million).
------------------------------------------------------------------------------------------------------------------------------------
Remarks:                                        The Wilshire Wing of the hotel was completely renovated in 1987 and the Beverly Wing was refurbished up to the sixth level between 1990 and 1991. Total cost of the renovation was expected to be $16 million. In 1995, the hotel's rooms inventory was reduced by 20 in the Beverly Wing, which resulted in more suite-type rooms and a total room inventory of 278, according to management. Long-term plans include renovating and reopening floors 7 through 12 in the Beverly Wing which would add 109 rooms for a total of 387 guest rooms, which are reflected in our cost per room.
------------------------------------------------------------------------------------------------------------------------------------
Confirmation:                                   Representatives of Management of property
====================================================================================================================================

================================================================================

                            SALES COMPARISON APPROACH
================================================================================

                           Comparable Hotel Sale No. 6

                                [GRAPHIC OMITTED]

====================================================================================================================================
------------------------------------------------------------------------------------------------------------------------------------
Name:                                           Plaza Hotel
------------------------------------------------------------------------------------------------------------------------------------
Location:                                       Fifth Avenue & Central Park South, New York, NY
------------------------------------------------------------------------------------------------------------------------------------
Number of Rooms:                                808
------------------------------------------------------------------------------------------------------------------------------------
Year of Construction:                           1907
------------------------------------------------------------------------------------------------------------------------------------
Sales Data:
           Seller:                              Plaza Operating Partners
           Buyer:                               CDL Hotels Partnership
           Interest Conveyed:                   Fee Simple
           Closing Date:                        August 1995
           Sales Price:                         $325,000,000
           Sales Price Per Room:                $404,229
           Terms of Sale:                       All cash to seller
           Occupancy Percentage:                80.8%
           Average Daily Room Rate:             $250.17
           Estimated REVPAR:                    $202.14
               Net Operating Income:            $25,073,492
           Overall Capitalization Rate:         7.71%
           Rooms Revenue Multiplier:            5.48
------------------------------------------------------------------------------------------------------------------------------------
Property Description:                           Amenities include three restaurants; two lounges; 27,000 square feet total meeting space; many original marble fireplaces; crystal chandeliers; elegant furnishings;
                                                22,300 square feet of leased retail space; and an adjacent 7-story apartment building.
------------------------------------------------------------------------------------------------------------------------------------
Remarks:                                        The hotel was acquired by Donald Trump in 1988, who spent $44 million in renovations from 1988 to 1992. Mr. Trump maintains a very small minority interest in the property. The new investors expect to spend $28 million to renovate the property
                                                (mostly replace soft goods) and to develop high-end condominiums on the upper floors.
------------------------------------------------------------------------------------------------------------------------------------
Confirmation:                                   Representatives of Management of property
====================================================================================================================================

================================================================================

                            SALES COMPARISON APPROACH
================================================================================

C.    ADJUSTMENTS

To arrive at our opinion of value, we have analyzed six upscale hotel transactions which have occurred nationally over the past two years. Since no two properties are ever identical, adjustments are made to the sales prices of the comparable properties for differences in such items as financing terms, conditions of sale, market conditions (time), location, and physical characteristics. These adjustments are defined in the following paragraphs.

o Use: An appraiser must address any difference in the "as is" use and "highest and best use" of a comparable and the subject property. This is one of the primary factors in determining the appropriateness of a comparable. The subject property consists of a 301-unit, full-service hotel in a major market. We selected comparables with generally similar uses and situations, therefore, no adjustments were necessary.

o Property Rights Conveyed: The subject property involves a fee simple interest. All six sales are also of the fee simple interest, so no adjustment for this factor is required.

o Financing Terms: The transaction price of one property may differ from that of an identical property because financing arrangements vary. We understand that the financing terms of each sale were typical and no adjustment for this factor is required.

o Conditions of Sale: When the conditions of sales are atypical, the result may be a price that is higher or lower than that of a normal market transaction. Such transfers might include distress or liquidation sales, non-arms-length sales, assemblage acquisitions, eminent domain sales, sales with unusual tax considerations, or sales with lack of exposure on the open market. We understand that all of the sales had typical conditions of sale and thus required no adjustments for this element.

o Market Conditions (Time): Market conditions may change between the time of sale of a comparable property and the date of the appraisal of the subject property. Under such circumstances, the price of the comparable property would be different at a later time (the date of appraisal), and an adjustment would have to be made to the actual transaction if the sale were used as a comparable. We are of the opinion that all of the sales have occurred recently enough that no adjustment for market conditions or time needs to be made as transactions represent a current market outlook with regard to hotel investments.

================================================================================

                            SALES COMPARISON APPROACH
================================================================================

o Planned Renovation: In analyzing a sale, it is important to take into consideration any renovation costs or refurbishment which the purchaser planned to perform, as the cost of these refurbishments would be an integral part of the investment decision. A number of the sales would require adjustments for this factor to reflect planned changes to the physical plant after acquisition by the buyer.

o Location and Market Factors: An adjustment for location and/or market factors may be required if the locational or market characteristics of a property are significantly different from those of the subject property. As some of the sales are located in superior markets, such as New York City, adjustments would therefore be required to equate such properties more closely to the subject. This aspect of the comparable sales would require some rather significant adjustments in several cases.

o Physical and Operating Characteristics: Physical characteristics include such items as size, construction quality, operational design, age and condition, and visibility. Adjustments for physical differences are generally based on observation of the physical characteristics of each sales property. Accordingly, adjustments were required all of the sales for this factor. Generally the subject is equal to or superior in physical characteristics, but lags behind some of the sales in operating characteristics due to the lower room rate ceiling present in St. Louis.

Dollar or percentage adjustments are made to the sale price per room of each comparable property when applicable. Positive adjustments are made for deficiencies in the comparable property relative to the subject. Negative adjustments are made for superior characteristics of the comparable property relative to the subject. Through this procedure, a logical estimate of the probable price for the subject property, as of the date of appraisal, can be determined.

It is often difficult, however, to quantify the appropriate adjustment factors accurately because of the number and complexity of the adjustments, as well as the difficulty in obtaining specific, detail information Moreover, it should be noted that, in particular, adjustments for differences in location, market factors, and historical and operating characteristics are very difficult to quantify for a lodging facility. Accordingly, adjustments for these areas are often very subjective as a means to further equate each sale to the subject hotel.

As noted the sales price per room of the identified sales ranges from a low of $139,821 to a high of $404,220 per room, with an average price of $266,805 per room. We have estimated through the Income Approach a value of approximately $200,000 per unit, which appears supported by the range in prices paid recently for other deluxe hotels on a nationwide basis. The low end of the range is characterized by the Ritz-Carlton, Atlanta, which, while an upscale property, is located in a

================================================================================

                            SALES COMPARISON APPROACH
================================================================================

downtown area with some undesirable characteristics and this is reflected in the operating performance of the property. The upper end of the scale is represented by the Regent Beverly Wilshire and the Plaza Hotel, both world-renowned properties in prime urban locations.

D.    CONCLUSION

The foregoing hotel sales were conveyed under a variety of circumstances, including different motivations of the buyer and/or seller, different renovation and reposition strategies (or lack of same), and different financing terms. In addition, the sale properties differ from the subject property in location, operating history, hotel amenities, physical condition, and other factors.

As will be explained in further detail in the Income Capitalization Approach, we estimated the market value of the subject to be $60,000,000. This equates to roundly $200,000 per available room. This value estimate places the subject towards the middle of the range of identified sales. Given the quality and condition of the subject, we are of the opinion that such a position within the identified range is reasonable and supportive of our value conclusion derived via the Income Capitalization Approach.

The value estimate derived for the hotel is summarized in the following table.

              ======================================================
              301 Rooms  x  $200,000 per Room        $60,200,000
              ------------------------------------------------------
              Rounded                                $60,000,000
              ======================================================

Accordingly, we have concluded that the stabilized market value of the Ritz-Carlton, St. Louis hotel via the Sales Comparison Approach, as of October 1, 1997, to be:

===============================================================================
                              SIXTY MILLION DOLLARS
===============================================================================
                                   $60,000,000
===============================================================================

================================================================================

                         INCOME CAPITALIZATION APPROACH
================================================================================

A.    INTRODUCTION

The Income Capitalization Approach is defined in the Dictionary of Real Estate (Third Edition), Appraisal Institute as follows:

      A set of procedures through which an appraiser derives a value indication for income-producing property by converting anticipated benefits (cash flows and reversion) into property value. This conversion can be accomplished in two ways. One year's income expectancy can be capitalized at a market-derived capitalization rate or a capitalization rate that reflects a specified income pattern, return on investment, and change in the value of the investment. Alternatively, the annual cash flows for the holding period and the reversion can be discounted at a specified yield rate.

For the purpose of our valuation of the subject, we have utilized both methods outlined above. Based on our discussions with persons familiar with the purchase and sale of hotels such as the subject, these techniques are considered the most appropriate methods of value estimation for a complex hotel property like the subject. The first method, which is typically referred to as the direct capitalization approach, is a less involved process, which is commonly utilized by investors for a stabilized hotel property.

B.    METHODOLOGY

      1.    Direct Capitalization

Under the direct capitalization approach, the projected earnings stream attainable by the property is first established. This earnings stream is then converted into a value estimate by dividing the income estimate by an appropriate income capitalization rate. The capitalization rate represents the relationship between income and value observed in the market and is derived through comparable sales analysis as well as other analyses.

Direct capitalization is market-oriented; an appraiser analyzes market evidence and values the property by considering the assumptions of typical investors. Direct capitalization does not explicitly differentiate between the return on and return of capital because investor assumptions are not specified. However, it is assumed that the selected capitalization rate will satisfy a typical investor and that the prospects for future monetary benefits, over and above the amount originally invested, are sufficiently attractive.

================================================================================

                         INCOME CAPITALIZATION APPROACH
================================================================================

The earnings stream most commonly used as the basis for the both valuation methods is the projected net operating income profit (NOI) from operations after the deduction of real estate taxes, insurance, and ground rent (if applicable), but before the deduction of interest, depreciation, amortization, and taxes on income which vary from owner to owner. Also deducted from the profit from operations is a reserve for capital improvements to the property. The income expectancy used for valuation is frequently the anticipated income for a typical or stabilized year of operation, stated in current value dollars. The performance of the property in the stabilized year reflects the normal level or operation of the hotel at its expected stabilized occupancy (in the case of the subject 75.0 percent), unaffected by temporary non-recurring expenses such as extraordinary start-up marketing, administrative, or operation costs, which can occur in the initial years of a new hotel or upon repositioning of the facility.

The financial format used in our analysis is the Uniform System of Accounts for Hotels, developed by the American Hotel & Motel Association and in general use throughout the hospitality industry. In conformity with this system of account classifications, only direct operating expenses are charged to operating departments of the hotel. The general overhead items which are applicable to operations as a whole are classified as deductions from income and include administrative and general expenses, marketing expenses, property operations and maintenance expenses, energy costs, and a reserve for replacement.

      2.    Yield Capitalization (Discounted Cash Flow Approach)

In yield capitalization, the value of a property is the present value of the net operating income of the property in each year of a holding period (here assumed to be ten years) and the value of the property when sold at the end of the holding period (the reversion). The present value of these elements is obtained by applying a market-derived discount rate. The value of the reversion is obtained through the capitalization of the adjusted income in the eleventh year, which should be a normalized or typical year, with a deduction for the costs of sale.

The cash flow projection over the holding period is based on the stabilized year estimate, adjusted to reflect such factors as change in room rates, occupancy, inflation, and the fixed and variable components of each revenue and expense item.

C.    BASIS FOR CASH FLOW PROJECTIONS

In order to develop our estimate of the net operating income (cash flow) for the subject for both a stabilized year of operation (direct capitalization) and each year of the aforementioned holding period (yield capitalization), we have analyzed in detail the following:

================================================================================

                         INCOME CAPITALIZATION APPROACH
================================================================================

      1) The actual operating results for the subject for years 1993, 1994, 1995, and 1996. We have placed a focus on the more recent results. The historical financial statements are for the period January 1 to December 31 each year. It should be noted that our projected financial statements, presented later in this section, are for the fiscal year period October 1 to September 30 so as to coordinate with the effective date of this appraisal.

      2) The year-to-date August 1996 and 1997 results for the subject as of August 31, 1997 (eight months).

      3)    The current budget prepared by management for calendar year 1997.

      4) The 1996 year-end financial performance of five comparably sized and operated hotel properties in the United States.

D.    HISTORICAL OPERATING RESULTS

Presented on the following two pages are tables which summarize the historical operating statements of the subject for 1993, 1994, 1995, 1996, and the year-to-date results for 1996 and 1997 (as of August 31). The projected 1997 operating budget is also presented.

These financial statements reflect income before the deduction of interest, depreciation, amortization, and taxes on income. However, these statements do not reflect the deduction of reserve for capital replacement. While the operating figures are not from audited financial statements, we have assumed that they are accurate.

As can be noted, over the past three years, the total revenues generated by the hotel have increased from approximately $20.8 to $25.3 million. For 1997, the hotel's management team is projecting the hotel to generate in excess of $27.1 million in sales. As previously discussed, this increase in revenues is primarily the result of the increase in the hotel's average daily room rate combined with continuing strong food and beverage sales.

Over the same period, total operating expenses at the hotel have increased only modestly from $17.8 million in 1993 to $19.2 million in 1996. As a result, the operating income of the hotel increased from approximately $3.1 in 1993 to $6.1 million in 1996. For 1997 management is budgeting total operating expenses to be approximately $20.4 million. The resulting net operating income for the year is projected to be $6.7 million.

================================================================================

================================================================================
                        The Ritz-Carlton Hotel, St. Louis

                          Historical Operating Results

===================================================================================================================================
                                                               1993                                      1994
                                        -------------------------------------------------------------------------------------------
                                              $            %      PAR(1)     POR(2)           $            %      PAR(1)    POR(2)
                                        -------------------------------------------------------------------------------------------
Number of Keys                                  301                                              301
Occupancy                                     69.5%                                            75.3%
Average Daily Room Rate                     $121.28                                          $125.43

Revenues
   Rooms                                $ 9,259,099      44.4%   $ 30,761   $ 121.28    $ 10,370,700     47.3%   $ 34,454  $ 125.43
   Food                                   7,847,801      37.7%     26,072     102.79       7,991,340     36.5%     26,549     96.65
   Beverage                               2,104,159      10.1%      6,991      27.56       2,003,036      9.1%      6,655     24.23
   Telephone                                434,120       2.1%      1,442       5.69         473,396      2.2%      1,573      5.73
   Other Operating Departments              696,264       3.3%      2,313       9.12         726,131      3.3%      2,412      8.78
   Rental and Other Income                  500,248       2.4%      1,662       6.55         338,580      1.5%      1,125      4.10
                                        -----------     -----    --------   --------    ------------    -----    --------  --------
     Total Revenue                       20,841,691     100.0%     69,241     272.99      21,903,183    100.0%     72,768    264.92

Departmental Expenses (3)
   Rooms                                  2,681,233      29.0%      8,908      35.12       2,884,283     27.8%      9,582     34.88
   Food and Beverage                      7,478,545      75.1%     24,846      97.95       7,561,108     75.7%     25,120     91.45
   Telephone                                288,740      66.5%        959       3.78         316,348     66.8%      1,051      3.83
   Other Operated Departments               563,659      81.0%      1,873       7.38         591,998     81.5%      1,967      7.16
   Rental and Other Income                  129,106      25.8%        429       1.69         146,654     43.3%        487      1.77
                                        -----------     -----    --------   --------    ------------    -----    --------  --------
     Total Departmental Expenses         11,141,283      53.5%     37,014     145.93      11,500,391     52.5%     38,207    139.10
                                        -----------     -----    --------   --------    ------------    -----    --------  --------
     Departmental Profit                  9,700,408      46.5%     32,227     127.06      10,402,792     47.5%     34,561    125.82

Undistributed Operating Expenses
   Administrative and General             1,403,617       6.7%      4,663      18.38       1,482,639      6.8%      4,926     17.93
   Marketing                              1,589,955       7.6%      5,282      20.83       1,628,913      7.4%      5,412     19.70
   Property Operations and Maintenance      754,868       3.6%      2,508       9.89         797,566      3.6%      2,650      9.65
   Energy and Utilities                     749,581       3.6%      2,490       9.82         803,960      3.7%      2,671      9.72
                                        -----------     -----    --------   --------    ------------    -----    --------  --------
     Total Undistributed Expenses         4,498,021      21.6%     14,944      58.92       4,713,076     21.5%     15,658     57.00
                                        -----------     -----    --------   --------    ------------    -----    --------  --------
     Gross Operating Profit               5,202,387      25.0%     17,264      68.14       5,689,714     26.0%     18,903     68.82

Fixed Charges and Management Fees
   Management Fees                          717,134       3.4%      2,383       9.39         749,185      3.4%      2,489      9.06
   Incentive Management Fees                203,765       1.0%        677       2.67         246,748      1.1%        820      2.98
   Property Taxes                           780,000       3.7%      2,591      10.22         777,196      3.5%      2,582      9.40
   Insurance                                354,000       1.7%      1,176       4.64         235,234      1.1%        782      2.85
   Lease Expenses                            91,389       0.4%        304       1.20          95,792      0.4%        318      1.16
                                        -----------     -----    --------   --------    ------------    -----    --------  --------
      Total Fixed Charges                 2,146,288      10.3%      7,131      28.11       2,104,155      9.6%      6,991     25.45
                                        -----------     -----    --------   --------    ------------    -----    --------  --------
Net Operating Income                    $ 3,056,099      14.7%   $ 10,153    $ 40.03     $ 3,585,559     16.4%   $ 11,912   $ 43.37
                                        ===========     =====    ========   ========    ============    =====    ========  ========
-----------------------------------------------------------------------------------------------------------------------------------

                                                            1995
                                        -------------------------------------------
                                              $            %       PAR(1)    POR(2)
                                        -------------------------------------------
Number of Keys                                   301
Occupancy                                      74.2%
Average Daily Room Rate                      5136.68

Revenues
   Rooms                                $ 11,145,723     47.2%   $ 37,029  $ 136.68
   Food                                    8,678,793     36.8%     28,833    106.42
   Beverage                                2,028,440      8.6%      6,739     24.87
   Telephone                                 525,545      2.2%      1,746      6.44
   Other Operating Departments               813,605      3.4%      2,703      9.98
   Rental and Other Income                   405,752      1.7%      1,348      4.98
                                         -----------    -----    --------   -------
     Total Revenues                       23,597,858    100.0%     78,398    289.37

Departmental Expenses (3)
   Rooms                                   3,060,524     27.5%     10,168     37.53
   Food and Beverage                       7,947,519     74.2%     26,404     97.46
   Telephone                                 314,913     59.9%      1,046      3.86
   Other Operated Departments                683,838     84.1%      2,272      8.39
   Rental and Other Income                    56,997     14.0%        189      0.70
                                         -----------    -----    --------   -------
     Total Departmental Expenses          12,063,791     51.1%     40,079    147.93
                                         -----------    -----    --------   -------
     Departmental Profit                  11,534,067     48.9%     38,319    141.44

Undistributed Operating Expenses
   Administrative and General              1,661,229      7.0%      5,519     20.37
   Marketing                               1,671,705      7.1%      5,554     20.50
   Property Operations and Maintenance       809,432      3.4%      2,689      9.93
   Energy and Utilities                      742,684      3.1%      2,467      9.11
                                         -----------    -----    --------   -------
     Total Undistributed Expenses          4,885,050     20.7%     16,229     59.90
                                         -----------    -----    --------   -------
     Gross Operating Profit                6,649,017     28.2%     22,090     81.53

Fixed Charges and Management Fees
   Management Fees                           805,161      3.4%      2,675      9.87
   Incentive Management Fees                 127,515      0.5%        424      1.56
   Property Taxes                            784,724      3.3%      2,607      9.62
   Insurance                                 231,320      1.0%        769      2.84
   Lease Expenses                            100,393      0.4%        334      1.23
                                         -----------    -----    --------   -------
      Total Fixed Charges                  2,049,113      8.7%      6,808     25.13
                                         -----------    -----    --------   -------
Net Operating Income                     $ 4,599,904     19.5%   $ 15,282   $ 56.41
                                         ===========    =====    ========   =======
------------------------------------------------------------------------------------

Notes:  (1)   PAR- Per Available Room.

        (2)   POR - Per Occupied Room.

        (3) Departmental expense ratios are based on the respective department revenue, not total revenue.

        (4) Net cash flow after reserves, but before interest, amortization, depreciation, rent, and income taxes.

        Numbers may not foot due to rounding.

================================================================================
Source: Ritz-Carlton Hotel Company, L.L.C.
================================================================================

================================================================================
                        The Ritz-Carlton Hotel, St. Louis

                 Historical Operating Results and Current Budget

==========================================================================================================================
                                                                  1996                          1997 Budget
                                              ----------------------------------------------------------------------------
                                                    $         %      PAR(1)   POR(2)       $         %      PAR(1)   POR(2)
                                              ----------------------------------------------------------------------------
Number of Keys                                        301                                    301
Occupancy                                           74.0%                                  77.5%
Aver 4                                            $145.13                                $151.24

Revenues
    Rooms                                     $11,833,143   46.8%  $39,313  $145.13  $12,882,130   47.5%  $42,798  $151.24
    Food                                        9,589,002   38.0%   31,857   117.60   10,247,212   37.8%   34,044   120.31
    Beverage                                    2,190,101    8.7%    7,276    26.86    2,324,796    8.6%    7,724    27.29
    Telephone                                     560,275    2.2%    1,861     6.87      595,616    2.2%    1,979     6.99
    Other Operating Departments                   682,874    2.7%    2,269     8.38      724,371    2.7%    2,407     8.50
    Rental and Other Income                       407,291    1.6%    1,353     5.00      362,144    1.3%    1,203     4.25
                                              -----------  -----   -------  -------  -----------  -----   -------  -------
     Total Revenues                            25,262,686  100.0%   83,929   309.83   27,136,269  100.0%   90,154   318.59

Departmental Expenses (3)
    Rooms                                       2,995,144   25.3%    9,951    36.73    3,208,744   24.9%   10,660    37.67
    Food and Beverage                           7,987,434   67.8%   26,536    97.96    8,463,980   67.3%   28,120    99.37
    Telephone                                     293,548   52.4%      975     3.60      335,164   56.3%    1,114     3.93
    Other Operated Departments                    500,066   73.2%    1,661     6.13      532,627   73.5%    1,770     6.25
    Rental and Other Income                        78,898   19.4%      262     0.97       60,865   16.8%      202     0.71
                                              -----------  -----   -------  -------  -----------  -----   -------  -------
     Total Departmental Expenses               11,855,090   46.9%   39,386   145.40   12,601,380   46.4%   41,865   147.95
                                              -----------  -----   -------  -------  -----------  -----   -------  -------
     Departmental Profit                       13,407,596   53.1%   44,544   164.44   14,534,889   53.6%   48,289   170.65

Undistributed Operating Expenses
    Administrative and General                  1,641,448    6.5%    5,453    20.13    1,751,074    6.5%    5,818    20.56
    Marketing                                   1,649,323    6.5%    5,479    20.23    1,693,026    6.2%    5,625    19.88
    Property Operations and Maintenance           816,804    3.2%    2,714    10.02      860,449    3.2%    2,859    10.10
    Energy and Utilities                          715,066    2.8%    2,376     8.77      742,250    2.7%    2,466     8.71
                                              -----------  -----   -------  -------  -----------  -----   -------  -------
     Total Undistributed Expenses               4,822,641   19.1%   16,022    59.15    5,046,799   18.6%   16,767    59.25
                                              -----------  -----   -------  -------  -----------  -----   -------  -------
     Gross Operating Profit                     8,584,955   34.0%   28,521   105.29    9,488,090   35.0%   31,522   111.39

Fixed Charges and Management Fee
    Management Fees                               860,249    3.4%    2,858    10.55      929,000    3.4%    3,086    10.91
    Incentive Management Fees                     655,512    2.6%    2,178     8.04      699,000    2.6%    2,322     8.21
    Property Taxes                                765,586    3.0%    2,543     9.39      780,000    2.9%    2,591     9.16
    Insurance                                     177,683    0.7%      590     2.18      252,000    0.9%      837     2.96
    Lease Expense                                  61,281    0.2%      204     0.75       84,000    0.3%      279     0.99
                                              -----------  -----   -------  -------  -----------  -----   -------  -------
     Total Fixed Charges                        2,520,311   10.0%    8,373    30.91    2,744,000   10.1%    9,116    32.22
                                              -----------  -----   -------  -------  -----------  -----   -------  -------
Net Operating Income                          $ 6,064,644   24.0%  $20,148  $ 74.38  $ 6,744,090   24.9%  $22,406  $ 79.18
                                              ===========  =====   =======  =======  ===========  =====   =======  =======
--------------------------------------------------------------------------------------------------------------------------

Notes:  (1)   PAR - Per Available Room.

        (2)   POR- Per Occupied Room.

        (3) Departmental expense ratios are based on the respective department's revenue, not total revenue.

        (4) Net cash flow after reserves, but before interest, amortization, depreciation, and income taxes.

        Numbers may not foot due to rounding.

================================================================================
Source: Ritz-Carlton Hotel Company, L.L.C.
================================================================================

================================================================================
                        The Ritz-Carlton Hotel, St. Louis

                          Historical Operating Results

============================================================================================================================
                                                         1996 August Year to Date               1997 August Year to Date
                                                 ---------------------------------------------------------------------------
                                                       $        %      PAR(1)   POR(2)       $         %      PAR(1)   POR(2)
                                                 ---------------------------------------------------------------------------
Number of Keys                                           301                                   301
Occupancy                                              72.9%                                 75.2%
Average Daily Room Rate                             $ 142.63                              $ 149.63

Revenues
   Rooms                                         $ 7,631,445  48.4%  $37,927  $142.63  $ 8,229,566   47.1%  $41,067  $149.63
   Food                                            5,835,816  37.0%   29,003   109.07    6,408,516   36.7%   31,980   116.52
   Beverage                                        1,291,367   8.2%    6,418    24.13    1,565,695    9.0%    7,813    28.47
   Telephone                                         354,732   2.2%    1,763     6.63      446,895    2.6%    2,230     8.13
   Other Operating Departments                       425,677   2.7%    2,116     7.96      462,714    2.6%    2,309     8.41
   Rental and Other Income                           238,304   1.5%    1,184     4.45      354,510    2.0%    1,769     6.45
                                                 -----------  ----   -------  -------  -----------   ----   -------  -------
     Total Revenues                               13,777,341   0.0%   78,410   294.87   17,467,896  100.0%   87,169   317.59

Departmental Expenses (3)
   Rooms                                           1,950,752  25.6%    9,695    36.46    2,178,981   26.5%   10,874    39.62
   Food and Beverage                               4,990,483  70.0%   24,802    93.27    5,615,953   70.4%   28,025   102.11
   Telephone                                         200,391  56.5%      996     3.75      216,975   48.6%    1,083     3.94
   Other Operated Departments                        319,377  75.0%    1,587     5.97      296,306   64.0%    1,479     5.39
   Rental and Other Income                            37,097  15.6%      184     0.69       40,654   11.5%      203     0.74
                                                 -----------  ----   -------  -------  -----------   ----   -------  -------
     Total Departmental Expenses                   7,498,160  47.5%   37,264   140.14    8,348,869   47.8%   41,663   151.79
                                                 -----------  ----   -------  -------  -----------   ----   -------  -------
     Departmental Profit                           8,279,241  52.5%   41,146   154.73    9,119,027   52.2%   45,506   165.80

Undistributed Operating Expenses
   Administrative and General                      1,103,383   7.0%    5,484    20.62    1,128,901    6.5%    5,633    20.53
   Marketing                                       1,125,093   7.1%    5,591    21.03    1,089,857    6.2%    5,439    19.82
   Property Operations and Maintenance               539,006   3.4%    2,679    10.07      531,777    3.0%    2,654     9.67
   Energy and Utilities                              498,441   3.2%    2,477     9.32      462,353    2.6%    2,307     8.41
                                                 -----------  ----   -------  -------  -----------   ----   -------  -------
    Total Undistributed Expenses                   3,265,923  20.7%   16,231    61.04    3,212,888   18.4%   16,033    58.42
                                                 -----------  ----   -------  -------  -----------   ----   -------  -------
    Gross Operating Profit                         5,013,318  31.8%   24,915    93.70    5,906,139   33.8%   29,473   107.38

Fixed Charges and Management Fees
   Management Fees                                   544,491   3.5%    2,706    10.18      596,246    3.4%    2,975    10.84
   Incentive Management Fees                         331,709   2.1%    1,649     6.20      457,262    2.6%    2,282     8.31
   Property Taxes                                    520,000   3.3%    2,584     9.72      520,000    3.0%    2,595     9.45
   Insurance                                         160,000   1.0%      795     2.99      112,797    0.6%      563     2.05
   Lease Expense                                      34,730   0.2%      173     0.65       64,129    0.4%      320     1.17
                                                 -----------  ----   -------  -------  -----------   ----   -------  -------
    Total Fixed Charges                            1,590,930  10.1%    7,907    29.73    1,750,434   10.0%    8,735    31.83
                                                 -----------  ----   -------  -------  -----------   ----   -------  -------
Net Operating Income                             $ 3,422,388  21.7%  $17,008  $ 63.96  $ 4,155,705   23.8%  $20,738  $ 75.56
                                                 ===========  ====   =======  =======  ===========   ====   =======  =======

Notes:  (1)   PAR - Per Available Room.

        (2)   POR- Per Occupied Room.

        (3) Departmental expense ratios are based on the respective department's revenue, not total revenue.

        (4) Net cash flow after reserves, but before interest, amortization, depreciation, and income taxes.

        Numbers may not foot due to rounding.

================================================================================
Source: Ritz-Carlton Hotel Company, L.L.C.
================================================================================

                         INCOME CAPITALIZATION APPROACH
================================================================================

E.    OPERATING STATISTICS ON COMPARABLE HOTELS

In order to develop our estimate of the value of the subject, we have also utilized information on the operating performance of other comparable hotel facilities. This information is primarily obtained from confidential information submitted in compilation of the upcoming 1997 edition (1996 year-end data) of the PKF Consulting publication Trends in the Hotel Industry.

Our composite used for comparison purposes is made up of five upscale, full-service hotels located in other major metropolitan area of the United States. These hotels are considered comparable with the subject, due to their size and market orientation. The hotels range in size from 291 to 905 guestrooms, with an average size of 512 rooms. Financial statements for these comparable hotels follow in the next two pages. For reasons of confidentiality, we have not disclosed the identity of these comparable hotels.


================================================================================

================================================================================
                          Ritz-Carlton Hotel, St. Louis

             Statistics from Operating Results of Comparable Hotels

====================================================================================================================================
                                                             Hotel A                    Hotel B                    Hotel C
                                                    --------------------------------------------------------------------------------
                                                         %    PAR(1)   POR(2)     %     PAR(1)    POR(2)      %      PAR(1)   POR(2)
                                                    --------------------------------------------------------------------------------
Occupancy                                             68.8%                              77.9%                                 71.2%
Average Daily Room Rate                             $101.17                             $99.32                               $131.70

Revenues
    Rooms                                             56.6%  $25,404  $101.17   56.2%  $28,242  $   99.32    50.5%  $34,233  $131.70
    Food                                              26.1%   11,699    46.59   28.8%   14,450      50.82    32.8%   22,266    85.66
    Beverage                                           8.1%    3,644    14.51   10.9%    5,454      19.18     9.8%    6,654    25.60
    Telephone                                          3.3%    1,502     5.98    2.5%    1,278       4.49     2.4%    1,627     6.26
    Other Operated Departments                         5.4%    2,399     9.55    0.7%      339       1.19     2.8%    1,922     7.39
    Rentals and Other Income                           0.4%      196     0.78    0.9%      461       1.62     1.7%    1,120     4.31
                                                     -----   -------  -------  -----   -------  ---------  ------   -------  -------
       Total Revenues                                100.0%   44,846   178.60  100.0%   50,223     176.62   100.0%   67,821   260.92

Departmental Expenses (3)
    Rooms                                             20.1%    5,113    20.36   24.4%    6,892      24.24    25.3%    8,653    33.29
    Food and Beverage                                 79.4%   12,179    48.50   67.9%   13,522      47.55    78.1%   22,588    86.90
    Telephone                                         31.4%      472     1.88   44.3%      565       1.99    33.3%      541     2.08
    Other Operated Departments                        56.4%    1,353     5.39  118.9%      403       1.42    40.1%      770     2.96
                                                     -----   -------  -------  -----   -------  ---------  ------   -------  -------
       Total Departmental Expenses                    42.6%   19,117    76.13   42.6%   21,383      75.20    48.0%   32,552   125.23
                                                     -----   -------  -------  -----   -------  ---------  ------   -------  -------
       Departmental Profit                            57.4%   25,729   102.46   57.4%   28,841     101.42    52.0%   35,269   135.68

Undistributed Expenses
    Administrative and General                         6.1%    2,717    10.82    7.3%    3,661      12.87     9.0%    6,125    23.56
    Franchise Fees                                     0.0%       --       --    4.8%    2,394       8.42      --        --       --
    Marketing                                          4.0%    1,808     7.20    6.1%    3,055      10.74     5.7%    3,868    14.88
    Property Operations and Maintenance                4.1%    1,843     7.34    3.5%    1,749       6.15     5.4%    3,640    14.01
    Energy and Utilities                               5.3%    2,399     9.55    3.0%    1,496       5.26     2.6%    1,746     6.72
    Other Unallocated Operating Expenses                          --       --      .        --          .      --        --       --
                                                     -----   -------  -------  -----   -------  ---------  ------   -------  -------
       Total Undistributed Expenses                   19.6%    8,768    34.92   24.6%   12,354      43.45    22.7%   15,379    59.17
                                                     -----   -------  -------  -----   -------  ---------  ------   -------  -------
       Gross Operating Profit                         37.6%   16,962    67.55   32.8%   16,486      57.98    29.3%   19,889    76.52

Fixed Charges and Management Fees
    Management Fees                                    1.5%      673     2.68    4.0%    2,009       7.06     3.4%    2,282     8.78
    Property Taxes                                     2.6%    1,152     4.59    3.6%    1,789       6.29     1.8%    1,249     4.81
    Insurance                                          0.9%      404     1.61    1.0%      504       1.77     0.6%      388     1.49
                                                     -----   -------  -------  -----   -------  ---------  ------   -------  -------
       Total Fixed Charges                             5.0%    2,229     8.88    8.6%    4,302      15.13     5.8%    3,919    15.08
                                                     -----   -------  -------  -----   -------  ---------  ------   -------  -------
Net Operating Income (4)                              32.9%  $14,733  $ 58.67   24.3%  $12,184  $   42.65    23.5%  $15,970  $ 61.44
                                                     =====   =======  =======  =====   =======  =========  ======   =======  =======
------------------------------------------------------------------------------------------------------------------------------------

Notes:  (1)   PAR - Per Available Room.

        (2)   POR- Per Occupied Room.

        (3) Departmental expense ratios are based on the respective department's revenue, not total revenue.

        (4) Net operating income before reserves, interest, amortization, depreciation, rent, and income taxes.

        All figures are based on actual operating statements for 1996. Numbers may not foot due to rounding.

================================================================================
PKF Consulting
================================================================================

================================================================================
                          Ritz-Carlton Hotel, St. Louis

             Statistics from Operating Results of Comparable Hotels

====================================================================================================================================
                                                            Hotel D                    Hotel E                Weighted Average
                                                            Hotel A                    Hotel B                    Hotel C
                                                   ---------------------------------------------------------------------------------
                                                        %     PAR(1)    POR(2)     %     PAR(1)    POR(2)      %     PAR(1)   POR(2)
                                                   ---------------------------------------------------------------------------------
Occupancy                                            76.5%                        67.4%                      70.9%
Average Daily Room Rate                            $158.16                      $103.95                    $114.16

Revenues
    Rooms                                            58.2%   $44,149   $158.16    58.1%  $25,577  $103.95    55.7%  $29,525  $114.16
    Food                                             27.2%    20,593     73.77    28.4%   12,501    50.80    28.6%   15,152    58.59
    Beverage                                          6.8%     5,165     18.50     5.7%    2,512    10.21     8.1%    4,316    16.69
    Telephone                                         2.9%     2,233      8.00     3.1%    1,384     5.63     2.9%    1,554     6.01
    Other Operated Departments                        3.5%     2,621      9.39     2.6%    1,146     4.66     3.4%    1,804     6.98
    Rentals and Other Income                          1.4%     1,040      3.73     2.0%      889     3.61     1.2%    3,573     2.53
                                                    -----    -------   -------  ------   -------  -------   -----   -------  -------
       Total Revenues                               100.0%    75,801    271.55   100.0%   44,008   173.85   100.0%   53,006   204.94

Departmental Expenses (3)
    Rooms                                            25.9%    11,444     41.00    31.1%    7,951    32.31    24.9%    7,349    28.42
    Food and Beverage                                75.0%    19,312     69.18    71.6%   10,742    43.65    75.6%   14,718    56.91
    Telephone                                        48.6%     1,085      3.89    37.6%      521     2.12    37.1%      577     2.23
    Other Operated Departments                      105.6%     2,769      9.92    48.5%      556     2.26    61.6%    1,111     4.29
                                                    -----    -------   -------  ------   -------  -------   -----   -------  -------
       Total Departmental Expenses                   45.7%    34,610    123.99    44.9%   19,769    30.34    44.8%   23,754    91.84
                                                    -----    -------   -------  ------   -------  -------   -----   -------  -------
       Departmental Profit                           54.3%    41,191    147.56    55.1%   24,239    96.51    55.2%   29,252   113.10

Undistributed Expenses
    Administrative and General                        9.2%     7,006     25.10     7.0%    3,070    12.48     7.6%    4,021    15.55
    Franchise Fees                                    0.9%       654      2.34     2.4%    1,038     4.22     1.9%    1,287     4.88
    Marketing                                         3.7%     2,796     10.02     5.8%    2,553    10.38     4.9%    2,617    10.12
    Property Operations and Maintenance               4.3%     3,284     11.77     5.7%    2,494    10.14     4.7%    2,476     9.57
    Energy and Utilities                              2.8%     2,145      7.68     4.4%    1,922     7.81     3.8%    2,034     7.86
    Other Unallocated Operating Expenses              1.9%     1,451      5.20      --        --       --     1.6%    1,451     5.20
                                                    -----    -------   -------  ------   -------  -------   -----   -------  -------
       Total Undistributed Expenses                  22.9%    17,337     62.11    25.2%   11,076    45.02    22.5%   11,909    46.05
                                                    -----    -------   -------  ------   -------  -------   -----   -------  -------
       Gross Operating Profit                        31.5%    23,854     85.46    29.9%   13,163    53.50    32.7%   17,343    67.05

Fixed Charges and Management Fees
    Management Fees                                   3.1%     2,347      8.41     4.3%    1,898     7.72     3.0%    1,599     6.18
    Property Taxes                                    3.6%     2,694      9.65     3.0%    1,330     5.41     2.8%    1,462     5.65
    Insurance                                         0.6%       456      1.63     1.2%      514     2.09     0.8%      444     1.72
                                                    -----    -------   -------  ------   -------  -------   -----   -------  -------
       Total Fixed Charges                            7.3%     5,497     19.69     8.5%    3,743    15.21     6.6%    3,505    13.55
                                                    -----    -------   -------  ------   -------  -------   -----   -------  -------
Net Operating Income (4)                             24.2%   $18,357   $ 65.76    21.4%  $ 9,420  $ 38.28    26.1%  $13,838  $ 53.50
------------------------------------------------------------------------------------------------------------------------------------

Notes:  (1)   PAR - Per Available Room.

        (2)   POR- Per Occupied Room.

        (3) Departmental expense ratios are based on the respective department's revenue, not total revenue.

        (4) Net operating income before reserves, interest, amortization, depreciation, rent, and income taxes.

        All figures are based on actual operating statements for 1996. Numbers may not foot due to rounding.

================================================================================
PKF Consulting
================================================================================

                         INCOME CAPITALIZATION APPROACH
================================================================================

F.    STABILIZED YEAR ESTIMATE

As indicated previously, we have estimated the performance of the subject for a stabilized year of operation. This estimate is primarily based on the estimated operating results of the subject hotel coupled with our review of the performance of other comparable hotels. The basis for our stabilized year estimate is detailed in the following paragraphs and is stated in fiscal year 1997 dollars .

      1.    Departmental Revenues and Expenses

In the Uniform System of Accounts for Hotels, revenues to the facility are categorized by the department from which it is derived. In the case of the subject, these include income from rooms, food and beverage, telephone, other operated departments, and rental and other income. In the Uniform System of Accounts for Hotels, only direct operating expenses associated with each department are charged to the operating departments. General overhead items which are applicable to the overall operation of the facility are classified as undistributed operating expenses.

Direct or departmental revenues and expenses, which typically vary with occupancy, are generally analyzed on a per occupied room (POR) basis, which varies with occupancy, while undistributed expenses, which are more fixed in nature, are typically analyzed on a per available room (PAR) basis. For the subject, the number of available rooms is 301.

            a.    Rooms Revenues and Expenses

Rooms revenues are based on the number of occupied rooms multiplied by the average daily room rate for each respective year as presented in this report. As indicated in our previous analyses, we estimated that the stabilized occupancy rate of the subject hotel will be 75.0 percent with an average daily room rate equal to $153.00 (expressed in 1997 dollars, as of October 1, 1997).

    ========================================================================
    301 Rooms x 365 Days x 75.0% Occupancy x $153.00 Room Rate = $12,607,000
    ========================================================================

Rooms expenses consist of salaries and wages, employee benefits, commissions, contract cleaning, laundry and uniform cleaning, linens, operating supplies, reservations costs, and other items related to the rooms department. In the three prior years, 1994, 1995, and 1996, the rooms expense of the subject property ranged from 27.8 percent to 25.3 percent of departmental revenues, on a declining percentage trend, or $34.88 per occupied room to $36.73. As is typical in a hotel operation, economies of operation occur as room rates increase in tandem with controlled departmental expenses. The percentage cost will decline somewhat, with the POR cost increasing in accordance with inflationary pressures, rather than operational issues.

================================================================================

                         INCOME CAPITALIZATION APPROACH
================================================================================

The composite operating results for the comparable hotels is generally lower than the subject, in a range of 20.1 percent to 31.1 percent of rooms sales, or an average of 24.9 percent. The average cost per room was $28.42 per occupied room in 1996. Based on our analysis, the subject will incur operating consistently at 75.0 percent occupancy or higher, we estimate that for a stabilized year of operation the rooms department expense for the subject will be approximately $39.62 per occupied room, or approximately 26.0 percent of rooms revenue, comparable on a POR basis to the year-to-date 1997 operating results. The higher cost per room at the subject as contrasted with the comparable hotels is reflective of the higher service levels found at the Ritz-Carlton property.

==========================================================================================================================
                                                    Rooms Expenses
==========================================================================================================================
                                                       Subject                          Comparables
--------------------------------------------------------------------------------------------------------------
                                                                YTD    Budget     Range of       Summary of   Stabilized
                                      1994     1995    1996    1997     1997     Comparables    Comparables      Year
--------------------------------------------------------------------------------------------------------------------------
Per Occupied Room                    $34.88   $37.53  $36.73  $39.62   $37.67  $20.36 - $41.00     $28.42       $39.62
--------------------------------------------------------------------------------------------------------------------------
Ratio to Departmental Revenues        27.8%    27.5%   25.3%   26.5%   24.9%    20.1% - 31.1%      24.9%        26.0%
==========================================================================================================================
Source: PKF Consulting and The Ritz-Carlton, St. Louis
==========================================================================================================================

            b.    Food and Beverage Revenues and Expenses

Food revenues are generated by the restaurant sales in the Grill, Restaurant, Lobby Lounge, room service, and banqueting. Future revenues were projected based on the continued strong utilization of these facilities. Over the past three years, food revenues were in a range of $96.65 to $117.60 POR, with an operating departmental profit shown each year. Food revenue for the comparable properties is not considered to be helpful in this analysis as the scope of food service and the styles of restaurants are vastly different than the subject hotel and are lower that the subject hotel, from $46.59 to $85.66 POR. The lower range of the comparables indicates the very successful operation of the subject hotel, driven largely by its attractive dining areas and superior food service standards.

The month of December and January at the subject are particularly strong food service months, and the many holiday parties handled by the hotel during that time act to balance out the low rooms department occupancy traditionally seen during the early winter months. We estimate that food revenue should approximate $118.00 POR on a stabilized basis, stated in 1997 dollars.

==================================================================================================================
                                                Food Revenues
==================================================================================================================
                                        Subject                               Comparables
------------------------------------------------------------------------------------------------------
                                                  YTD      Budget       Range of        Summary of    Stabilized
                       1994     1995    1996      1997      1997      Comparables       Comparables      Year
------------------------------------------------------------------------------------------------------------------
Per Occupied Room     $96.65  $106.42  $117.60  $116.52    $120.31   Not Comparable   Not Comparable   $118.00
==================================================================================================================
Source: PKF Consulting and Ritz-Carlton, St. Louis
==================================================================================================================

================================================================================

                         INCOME CAPITALIZATION APPROACH
================================================================================

Beverage revenues are currently generated by the sale of soft drinks, liquor, and wine in the Grill, Restaurant, Lobby Lounge, room service, and banqueting areas. Beverage sales are often viewed as a percentage of food sales. The subject has had a beverage-to-food sale ratio ranging from 25.1 percent to 22.8 percent, on a declining trend, in the three prior years. In view of stricter alcohol-control laws and a general public concern to consume fewer alcoholic beverages, declining or static beverage sales have been common over the past few years in most full-service hotels. The five comparable hotels indicate a beverage ratio of 20.1 to 37.7 percent of food sales, with an average of 28.5 percent, reflecting lower overall food sales at these hotels, thereby deriving a higher beverage sales percentage. For a stabilized year of operation, we estimate beverage sales of $2,334,000 annually, or 24.0 percent of projected food sales, expressed in 1997 dollars.

============================================================================================================
                                            Beverage Expenses
============================================================================================================
                                          Subject                           Comparables
------------------------------------------------------------------------------------------------
                                                    YTD    Budget     Range of      Summary of   Stabilized
                           1994    1995    1996     1997    1997     Comparables    Comparables     Year
------------------------------------------------------------------------------------------------------------
Ratio to Food Revenues     25.1%  23.4%    22.8%   24.4%    22.7%   20.1% - 37.7%      28.5%       24.0%
============================================================================================================
Source: PKF Consulting and The Ritz-Carlton, St. Louis
============================================================================================================

Food and beverage expenses include product costs, payroll and related expenses, and other items such as laundry and linen, china, glassware and silverware, uniform costs, supplies and other miscellaneous items. Over the past three years, food and beverage expenses have ranged from 75.7 percent to 67.8 percent at the subject hotel, in a declining trend. Year-to-date, prior to the busy holiday season, costs reflect 70.4 percent of revenue. The comparable hotels reported food and beverage expenses in a range of 67.9 percent to 79.4 percent, with an average of 75.6 percent. Given the continued expected strong volume of food and beverage service at the subject property in future years, with an emphasis on profitable banquet sales, we are of the opinion that it should be possible stabilized operating costs at their present level on a percentage basis. We project a 68.0 percent food and beverage expense will be maintained throughout the analysis period.

=======================================================================================================================
                                           Food and Beverage Expenses
=======================================================================================================================
                                                  Subject                            Comparables
----------------------------------------------------------------------------------------------------------
                                                            YTD    Budget      Range of       Summary of   Stabilized
                                   1994     1995    1996    1997    1997      Comparables    Comparables      Year
-----------------------------------------------------------------------------------------------------------------------
Ratio to Departmental Revenues     75.7%   74.2%   67.8%   70.4%   67.3%     67.9% - 79.4%      75.6%        68.0%
=======================================================================================================================
Source: PKF Consulting and Ritz-Carlton, St. Louis
=======================================================================================================================

================================================================================

                         INCOME CAPITALIZATION APPROACH
================================================================================

            c.    Telephone Revenues and Expenses

Telephone revenues are derived primarily from the use of telephones within guestrooms. Telephone revenues are highly dependent on the call surcharges imposed by a property. At the subject, telephone revenues have ranged from $5.73 to $6.87 per occupied room from 1994 to 1996 on an increasing trend. As of year-to-date August 1997, telephone revenue is $8.13 per occupied room. The comparable hotels show a comparable range from $4.49 to $8.00 per occupied room, but for a lower average of $6.01 per occupied room in 1996. Based on the subject's increasing historical trend, the higher year-to-date indications from the subject hotel, and balanced by the expected stable level of market mix in future years, telephone revenues are estimated to be $8.25 per occupied room for a stabilized year, stated in 1997 dollars.

======================================================================================================
                                      Telephone Revenues
======================================================================================================
                                     Subject                         Comparables
------------------------------------------------------------------------------------------
                                               YTD   Budget     Range of      Summary of  Stabilized
                       1994   1995     1996    1997   1997    Comparables    Comparables     Year
------------------------------------------------------------------------------------------------------
Per Occupied Room      $5.73  $6.44   $6.87   $8.13   $6.99  $4.49 - $8.00      $6.01       $8.25
======================================================================================================
Source:  PKF Consulting and Ritz-Carlton, St. Louis
======================================================================================================

Telephone expenses include the cost of calls and any telephone service and equipment charges. This expense has ranged from 66.8 percent to 52.4 percent over the three historical periods, in a decreasing trend as revenues have generally stabilized in total. As of year-to-date August 1997, this expense ratio is at 48.6 percent of departmental revenue. 56.3 percent has been budgeted by management for 1997. The weighted average of the comparable hotels is lower at 37.1 percent of telephone revenue in 1996. For the subject property, we have forecast an expense ratio of 55.0 percent for a stabilized year of operation based on the 1996 year-end performance of the subject hotel in combination with the projected stabilized telephone revenue of $8.25 per occupied room.

===================================================================================================================
                                                 Telephone Expenses
===================================================================================================================
                                               Subject                             Comparables
-----------------------------------------------------------------------------------------------------
                                                         YTD    Budget      Range of     Summary of   Stabilized
                                 1994    1995    1996    1997    1997     Comparables   Comparables      Year
-------------------------------------------------------------------------------------------------------------------
Ratio to Departmental Revenues   66.8%   59.9%   52.4%  48.6%    56.3%   31.4% - 48.6%     37.1%         55.0%
===================================================================================================================
Source: PKF Consulting and Ritz-Carlton, St. Louis
===================================================================================================================

================================================================================

                         INCOME CAPITALIZATION APPROACH
================================================================================

            d.    Other Operated Departments Revenue and Expense

Other operated departments income at the subject property consists revenues generated from the gift shop, fitness center, and garage and parking valet charges. At the subject hotel, from 1993 to 1996 this revenue item has ranged from $8.38 to $9.98 per occupied room in no discernible trend. As of year-to-date August 1997, other operated departments revenue is $8.41 per occupied room. The 1997 budget is $8.50 per occupied room. The comparables illustrate a wide range from $1.19 to $9.55 in revenue POR in 1996, and reflect a variety of services offered. We have projected other operated departments income at $8.50 per occupied room in a stabilized year, based primarily on the subject property's year-to-date performance and budgeted 1997 estimations.

=====================================================================================================
                                 Other Operated Departments Income
=====================================================================================================
                                    Subject                         Comparables
-----------------------------------------------------------------------------------------
                                               YTD    Budget   Range of      Summary of  Stabilized
                     1994    1995     1996     1997    1997   Comparables   Comparables     Year
-----------------------------------------------------------------------------------------------------
Per Occupied Room   $8.78    $9.98    $8.38   $8.41   $8.50  $1.19 - $9.55     $6.98       $8.50
=====================================================================================================
Source: PKF Consulting and Ritz-Carlton, St. Louis.
=====================================================================================================

Other operated departments expense at the subject property consists the expenses associated with each of the various departmental revenue items combined. These expenses have ranged from 81.0 percent to 84.1 percent from 1993 to 1995, and then 73.2 percent in 1996. As of year-to-date August 1997, other operated departments expenses are 64.0 percent of revenue. The 1997 budget is 73.5 percent of revenue. The comparables range from 40.1 to 105.6 percent of revenue, within an average of 61.6 percent. We have projected other operated departments expense at 75.0 percent of revenue in a stabilized year, based primarily on the subject property's 1996 results and budgeted espectations.

====================================================================================================================
                                       Other Operated Departments Expense
====================================================================================================================
                                                  Subject                          Comparables
--------------------------------------------------------------------------------------------------------
                                                            YTD    Budget     Range of      Summary of  Stabilized
                                    1994    1995    1996   1997     1997    Comparables    Comparables     Year
--------------------------------------------------------------------------------------------------------------------
Percent of Departmental Revenue     81.5%  84.1%   73.2%   64.0%   73.5%   40.1% - 118.9%     61.6%       75.0%
====================================================================================================================
Source: PKF Consulting and Ritz-Carlton, St. Louis
====================================================================================================================

Rentals and other income at the subject property consist of revenues generated from the guest laundry, interest earned, no-show guestroom revenue, and miscellaneous sources. From 1994 to 1996, this revenue item has ranged from $4.10 to $5.00 POR on an increasing basis. Year-to-date, rentals and other income are $6.45 POR, with a budgeted year-end number for 1997 of $4.25 POR. The comparable hotels report rentals and other income, net of expenses, from $0.78 to $4.31 POR, with an average of $2.53 POR.

================================================================================

                         INCOME CAPITALIZATION APPROACH
================================================================================

Restated to be net of expenses, the subject shows a range POR of $2.33 to $4.28 from 1994 to 1996. Year-to-date and budgeted 1997, net of expenses, are $5.71 and $3.54 respectively. We have projected rental income at $4.00, net of expenses, for a stabilized year in 1997 dollars, based on the 1996 performance of the property.

=============================================================================================================
                                     Rental Income (Net of Expenses)
=============================================================================================================
                                       Subject                              Comparables
-------------------------------------------------------------------------------------------------
                                                 YTD     Budget       Range of       Summary of  Stabilized
                        1994   1995   1996      1997      1997      Comparables     Comparables     Year
-------------------------------------------------------------------------------------------------------------
   Per Occupied Room   $2.33  $4.28  $4.03      $5.71     $3.54    $0.78 - $4.31       $2.53        $4.00
=============================================================================================================
Source: PKF Consulting and Ritz-Carlton, St. Louis
=============================================================================================================

      2.    Undistributed Operating Expenses

Operating expenses that are not chargeable to a particular operating department are presented as undistributed operating expenses, in accordance with the Uniform System of Accounts for Hotels. These expenses include administrative and general, franchise fees, marketing, property operations and maintenance, and energy and utilities. These expenses are relatively unaffected by fluctuations in occupancies and room rates. Excluding management and franchise fees (when applicable), which are a fixed percentage based on a contract agreement and market parameters, these expenses are analyzed primarily on a dollar amount per available room basis. In the case of the subject property, however, there is no assessment of franchise fees; however, a higher marketing fee is incurred.

            a.    Administrative and General

This category includes the salary and wages of the general manager and office staff, cash overages and shortages, credit card commissions, bad debt expense, security, data processing costs, accounting payroll expense, and professional fees. Liability insurance, formerly also included as an administrative and general expense is grouped with other insurance costs in this report as a separate line item. Administrative and general costs have ranged between $4,926 and $5,453 per available room for 1994 to 1996 at the subject hotel, with $5,633 incurred per room on a year-to-date August basis. $5,818 is budgeted for 1997 by management. The comparable properties showed a range in 1996 of $2,717 to $7,006 PAR in 1996, with a weighted average of $4,021 PAR. We estimate administrative and general expenses of $5,700 for a stabilized year of operation for the subject hotel, in-line with historical and year-to-date results.

================================================================================

                         INCOME CAPITALIZATION APPROACH
================================================================================

=========================================================================================================
                                      Administrative and General Expenses
=========================================================================================================
                                      Subject                           Comparables
---------------------------------------------------------------------------------------------
                                                YTD    Budget      Range of      Summary of  Stabilized
                       1994     1995    1996    1997    1997     Comparables    Comparables     Year
---------------------------------------------------------------------------------------------------------
Per Available Room    $4,926   $5,519  $5,453  $5,633  $5,813  $2,717 - $7,006     $4,813      $5,700
=========================================================================================================
Source: PKF Consulting and Ritz-Carlton, St. Louis
=========================================================================================================

            b.    Marketing

This expense includes the cost of advertising, printing of brochures, salaries associated with sales and marketing personnel, and other costs associated with an ongoing sales and promotion program. Over the 1994 to 1996 periods, the subject property's marketing expense has ranged from $5,412 to $5,554 PAR. For year-to-date August 1997, the marketing expense is $5,439 PAR; $5,625 is budgeted by management in 1997. The weighted average of marketing and franchise expenses for the comparable hotels was much lower at $3,904 per available room in 1996, although the combined range of marketing and franchise fees is $1,808 to $5,449 per available room.

We forecast that, in order to achieve the average occupancy, average daily room rates, and food and beverage revenues estimated in this report, marketing expenses for the successful operation of the subject should not be any less than high-end of the combined marketing and franchise fees incurred by comparable properties. Therefore, for a stabilized year of operation, in-line with historical costs, we have estimated a marketing cost of $5,500 per available room as considered reasonable for the subject.

============================================================================================================
                                                Marketing Expenses
============================================================================================================
                                       Subject                           Comparables (1)
------------------------------------------------------------------------------------------------
                                                 YTD     Budget      Range of      Summary of   Stabilized
                      1994     1995     1996     1997     1997     Comparables     Comparables     Year
------------------------------------------------------------------------------------------------------------
Per Available Room   $5,412   $5,554   $5,479   $5,439   $5,625  $1,808 - $5,449     $3,904       $5,500
============================================================================================================
Note: (1) Includes franchise fee expenses
Source: PKF Consulting and Ritz-Carlton, St. Louis
============================================================================================================

            c.    Property Operations and Maintenance

Property operations and maintenance expenses are a function of building age and usage and are comprised of engineering salaries, wages, employee benefits, normal maintenance of the building, normal maintenance of electrical, mechanical and refrigeration equipment, and engineering operating supplies.

Over the 1994 to 1996 year-end periods, property operations and maintenance expenses at the subject have been well controlled. The costs were, on a PAR basis, $2,650 in 1994, $2,689 in 1995, and $2,714 in 1996. The budgeted amount by management for 1997 is $2,859, with the cost through year-to-date August 1997

================================================================================

                         INCOME CAPITALIZATION APPROACH
================================================================================

being $2,654 PAR, which is more in-line with historical costs than the budget. The comparable hotels property operations and maintenance expense range from $1,843 to $3,640 per available room in 1996, with a weighted average of $2,476 per available room. We have estimated that the property operations and maintenance expenses for the subject will be approximately $2,700 per available room at a stabilized operating level, consistent with year-to-date operating results and the historical, controlled nature of these costs.

=============================================================================================================
                                      Property Operations and Maintenance Expenses
=============================================================================================================
                                     Subject                               Comparables
------------------------------------------------------------------------------------------------
                                                YTD    Budget      Range of        Summary of    Stabilized
                     1994     1995     1996     1997    1997      Comparables      Comparables      Year
-------------------------------------------------------------------------------------------------------------
Per Available Room  $2,650   $2,689   $2,714   $2,654  $2,859   $1,843 - $3,640      $2,476        $2,700
=============================================================================================================
Source: PKF Consulting and Ritz-Carlton, S. Louis
=============================================================================================================

            d.    Energy and Utilities Expenses

Energy expenses are generally particular to the location, climate, and type of hotel structure. Energy and utility expenses include electricity, gas, water, light bulbs, and sewer charges. In the case of the subject property, through a number of means, including energy management systems and the new use of more efficient light bulbs, the subject's historical energy and utility expense has been declining from $2,671 to $2,376 PAR over the 1994 to 1996 period. The efforts have largely been completed in 1997, and costs are expected to stabilize rather than further decreasing. The budget prepared by management for 1997 is $2,466 per available room. The weighted average of the comparables is $2,034 PAR in 1996. Based on an analysis of the foregoing, energy costs to operate the subject hotel for a stabilized year are estimated at $2,350 per available room, in-line with the decreasing historical trends at the subject.

=============================================================================================================
                                          Energy and Utilities Expenses
=============================================================================================================
                                       Subject                              Comparables
------------------------------------------------------------------------------------------------
                                                YTD     Budget      Range of        Summary of   Stabilized
                      1994     1995    1996     1997     1997      Comparables     Comparables      Year
-------------------------------------------------------------------------------------------------------------
Per Available Room   $2,671   $2,467  $2,376   $2,307   $2,466   $1,496 - $2,399      $2,034       $2,350
=============================================================================================================
Source: PKF Consulting and Ritz-Carlton, St. Louis
=============================================================================================================

================================================================================

                         INCOME CAPITALIZATION APPROACH
================================================================================

      3.    Management Fee and Fixed Charges

            a.    Management Fees

The subject is currently managed by the Ritz-Carlton Hotel Company, LLC, which operates the hotel in accordance with a management contract as described earlier in Section III of this report. The operating agreement, as amended, provides for the payment of 3.5 percent of total receipts, including rental income, as a base management fee. Further, primary and secondary incentive management fees are allowed, with an overall limit on combined management fees to be 6.0 percent of gross revenue in total.

We have assumed that the hotel would be sold encumbered by this agreement so as to allow the continuation of the use of the Ritz-Carlton name and style of operation of the property throughout the analysis period. Therefore, we have reflected the payment of an annual management fee of 3.5 percent of gross revenues and an incentive management fee of 2.5 percent of gross revenues annually in accordance with the existing management agreement and budgeted 1997 expectations as prepared by management.

            b.    Real Estate and Property Taxes

The subject property is in the real estate taxing jurisdiction of the St. Louis County Tax Assessor's Office. Our estimate of the property taxes for the subject is based on the existing property tax assessment of the subject property, adjusted for expected inflation in future years. We have therefore utilized the existing property taxes of the subject of approximately $784,000 annually as representative of property taxes in a stabilized year of operation. In future years, we project this expense to increase 3.0 percent per year, in-line with expected future inflation over the projection period.

            c.    Insurance

Insurance expense is for liability, property, and workman's compensation insurance. The insurance costs, in total, were between $235,234 and $177,683 during 1994 to 1996, in a declining trend. The year-to-date August 1997 insurance expanses, annualized, indicate a year-end cost of approximately $169,000. The budget for 1997 is $252,000, but we understand that this amount has been over-estimated. The comparable hotels indicate a range in total cost of $133,100 to $366,262 for 1996, with an average of $227,976. Based on the budget prepared by management and the indications of the comparable hotels, we have estimated the insurance for the subject hotel will be $200,000 in a stabilized year of operation.

================================================================================

                         INCOME CAPITALIZATION APPROACH
================================================================================

=========================================================================================================================
                               Insurance
=========================================================================================================================
                                       Subject                                   Comparables
--------------------------------------------------------------------------------------------------------
                                                   YTD      Budget         Range of         Summary of     Stabilized
                    1994      1995       1996      1997      1997        Comparables       Comparables        Year
-------------------------------------------------------------------------------------------------------------------------
Total Expense     $235,234  $231,320   $177,683  169,195   $252,000   $133,100 - $366,262    $227,976       $200,000
=========================================================================================================================
Source: PKF Consulting and Ritz-Carlton, St. Louis
=========================================================================================================================

            d.    Equipment Rental Expense

Equipment rental expense at the subject hotel includes the costs of leased automobiles and office equipment. This cost has declined over the past few years as management of the hotel has replaced leased equipment with owned items and has cut the number of hotel vehicles. For 1993 to 1996, equipment rental expense ranged from a high of $100,393 in 1995 to a low of $61,281 in 1996. For 1997 management has budgeted $84,000. For a stabilized year of operation, we also estimate equipment rental expense at $84,000.

            e.    Reserve For Replacement

An additional item not typically listed on an owner's income statement is the amount required for the periodic replacement of certain short-lived items such as carpeting, draperies, and other furniture, fixtures, and equipment. We have estimated that a reasonable reserve for capital replacement would be 4.0 percent of total hotel revenues, annually for all years our analysis period. We are of the opinion that this amount is reasonable given the age of the structure and the capital improvement plans identified by management as discussed in Section III of this report. It should be noted, also, that the existing operating agreement for the subject property calls for a 4.0 percent annual reserve for replacement.

H.    STABILIZED YEAR OPERATING RESULTS

Presented on the following page is an estimate of the subject hotel's stabilized year operating results expressed in current value 1997 dollars, based on the foregoing analysis. For this 12 month period (October 1 to September 31), revenues are projected to total approximately $26,374,000. Income before fixed charges, which does not include a management fee, property taxes, insurance, or reserves for replacements, totals approximately $9,118,000 or 34.6 percent of total revenue. This ratio is consistent with the recent historical experience of the subject and is at the high-end of the range established by the comparable hotels, which ranges from 29.3 percent to 37.8 percent, with a weighted average of 32.7 percent. Operating income for the subject, after the deduction of a management fee, property taxes, insurance, equipment leases, and reserve for replacements, totals approximately $5,413,000, or 20.5 percent of total revenue.

================================================================================

                         INCOME CAPITALIZATION APPROACH
================================================================================

====================================================================================================================================
                                                      Ritz-Carlton, St. Louis
                                                 Stabilized Year Operating Results
                                                       (1997 Value Dollars)
====================================================================================================================================
Occupancy Level                                                                           75.0%
------------------------------------------------------------------------------------------------------------------------------------
Average Room Rate                                                                        $153.00
------------------------------------------------------------------------------------------------------------------------------------
REVPAR                                                                                   $114.75
------------------------------------------------------------------------------------------------------------------------------------
                                                                Total                Ratios               PAR                 POR
------------------------------------------------------------------------------------------------------------------------------------
Revenues
     Rooms                                                   $12,607,000              47.8%             $41,884             $153.00
     Food                                                      9,723,000              36.9%              32,302              118.00
     Beverage                                                  2,334,000               8.8%               7,754               28.33
     Telephone                                                   680,000               2.6%               2,259                8.25
     Other Operated Depts.                                       700,000               2.7%               2,326                8.50
     Rentals and Other Income                                    330,000               1.3%               1,096                4.00
------------------------------------------------------------------------------------------------------------------------------------
Total Revenues                                               $26,374,000             100.0%             $87,621             $320.08
------------------------------------------------------------------------------------------------------------------------------------
Departmental Expenses
     Rooms                                                    $3,265,000              26.0%             $10,847              $39.62
     Food and Beverage                                         8,199,000              68.0%              27,239               99.50
     Telephone                                                   374,000              55.0%               1,243                4.54
     Other Operated Departments                                  525,000              75.0%               1,744                6.37
------------------------------------------------------------------------------------------------------------------------------------
Total Departmental Expenses                                  $12,363,000              46.9%             $41,073             $150.04
------------------------------------------------------------------------------------------------------------------------------------
Departmental Income                                          $14,011,000              53.1%             $46,548             $170.04
------------------------------------------------------------------------------------------------------------------------------------
Undistributed Operating Expenses
     Administrative and General                               $1,717,000               6.5%              $5,700              $20.84
     Marketing                                                 1,656,000               6.3%               5,500               20.10
     Property Maintenance                                        813,000               3.1%               2,700                9.87
     Energy and Utilities                                        707,000               2.7%               2,350                8.58
------------------------------------------------------------------------------------------------------------------------------------
Total Undistributed Expenses                                  $4,893,000              18.6%             $16,256              $59.38
------------------------------------------------------------------------------------------------------------------------------------
Income Before Fixed Charges                                   $9,118,000              34.6%             $30,292             $110.66
------------------------------------------------------------------------------------------------------------------------------------
Management Fees and Fixed Charges
     Base Management Fees                                       $923,000               3.5%              $3,066              $11.20
     Incentive Management Fees                                   659,000               2.5%               2,189                8.00
     Property Taxes                                              784,000               3.0%               2,605                9.51
     Insurance                                                   200,000               0.8%                 664                2.43
     Equipment Leases                                             84,000               0.3%                 279                1.02
------------------------------------------------------------------------------------------------------------------------------------
     Total                                                    $2,650,000              10.0%              $8,804              $32.16
------------------------------------------------------------------------------------------------------------------------------------
Income Before Reserve                                         $6,468,000              24.5%             $21,488              $78.50
------------------------------------------------------------------------------------------------------------------------------------
Reserve for Replacement                                       $1,055,000               4.0%              $3,505              $12.80
------------------------------------------------------------------------------------------------------------------------------------
Net Operating Income(4)                                       $5,413,000              20.5%             $17,983              $65.69
====================================================================================================================================

(1) Income before interest, depreciation, amortization, and taxes on income.

Note: Totals may not add due to rounding.

Source: PKF Consulting
================================================================================

================================================================================

                         INCOME CAPITALIZATION APPROACH
================================================================================

I.    ESTIMATED ANNUAL OPERATING RESULTS FOR THE HOLDING PERIOD

The previous analysis provided for the income and expenses incurred in the operation of the subject in a stabilized year of operation. In the following analysis, we provide estimated income and expenses for the subject during each year of the holding period anticipated by a typical investor. The estimate of the performance for the subject in the stabilized year is used as a basis for our analysis, adjusted to reflect the effects of inflation, business development, and variations in occupancy.

      1.    Holding Period

In the Second Quarter 1997 issue of the PKF Consulting's publication Hospitality Investment Survey, the average holding period for investors interviewed for full-service hotels is 6.7 years, with a range of between two and ten years. In the Spring 1997 edition of the Landauer Hotel Group's Hotel Investment Outlook, the average holding period is 7.9 years with a range of between four and ten years. Based on the foregoing, we have utilized a 10-year holding period, representing the period from October 1, 1997 to September 31, 2007.

      2.    Inflation

To portray price level changes during the holding period, we have assumed an inflation rate of 3.0 percent throughout the projection period. This rate reflects the consensus of several well-recognized economists for the current long-term outlook for the future movement of prices and is consistent with the inflation rates of the last three years in the St. Louis area. All revenues and expenses are projected to increase at 3.0 percent.

It should be noted that inflation is caused by many factors, and unanticipated events and circumstances can affect the forecasted rate. Therefore, the estimated operating results computed over the projection period will vary from the actual operating results, and the variations may be material. Our assumption of an annual 3.0 percent inflation factor portrays an expected long-term trend in price movements over the projection period rather than a point in time. This level of inflation is comparable to the compound annual change in the Consumer Price Index for the St. Louis Metropolitan area since 1990, as shown in the following table, which has averaged 2.6 percent over the seven-year period.

================================================================================

                         INCOME CAPITALIZATION APPROACH
================================================================================

         ================================================================
                            St. Louis Metropolitan Area
                   Average Increase in Consumer Price Index (CPI)
                                   1990 to 1996
         ================================================================
                                                           CPI
                              Year                       Increase
         ----------------------------------------------------------------
                              1990                         5.2%
                              1991                         3.1%
                              1992                         2.0%
                              1993                         2.1%
                              1994                         2.8%
                              1995                         2.8%
                              1996                         3.0%
         ----------------------------------------------------------------
                  Compound Average Growth Rate
                           1990 - 1996                     2.6%
         ================================================================
         Source: 1989 - 1996 U.S. Department of Labor
                 Statistics
         ================================================================

      3.    Average Daily Room Rate and Occupancy During the Holding Period

As discussed earlier, based on the competitive position of the subject and its anticipated mix of demand, we estimate that the average daily room rate for the subject in a stabilized year, in 1997 dollars, at $153.00. Over the ten-year analysis period, the average daily rate overall is expected to increase with inflation at 3.0 percent per year.

Our estimate for the average daily room rate, occupancy, and resulting total annual rooms revenues for the subject hotel during the holding period, plus the eleventh reversion year, is presented as follows.

================================================================================
                              Ritz-Carlton, St. Louis
                  Estimated Average Daily Room Rate and Occupancy
                           Years 1997/1998 to 2007/2008
--------------------------------------------------------------------------------
                                           Average Daily           Total
  Fiscal Year(1)        Occupancy           Room Rate*         Rooms Revenue
--------------------------------------------------------------------------------
    1997/1998             76.0%               $158.00           $13,193,000
    1998/1999             76.0%               $163.00           $13,610,000
    1999/2000             76.0%               $168.00           $14,027,000
    2000/2001             75.0%               $173.00           $14,255,000
    2001/2002             75.0%               $178.00           $14,667,000
    2002/2003             75.0%               $183.00           $15,079,000
    2003/2004             74.0%               $189.00           $15,366,000
    2004/2005             74.0%               $194.00           $15,772,000
    2005/2006             74.0%               $200.00           $16,260,000
    2006/2007             74.0%               $206.00           $16,748,000
    2007/2008             74.0%               $212.00           $17,236,000
================================================================================
*Rounded to the nearest dollar.

(1) Fiscal year October 1 to September 30.

Source: PKF Consulting
================================================================================

================================================================================

                         INCOME CAPITALIZATION APPROACH
================================================================================

      4.    Operating Revenues and Expenses During the Holding Period

Operating revenues and expenses for the subject are projected using a computer model developed by PKF Consulting especially for use in hotel appraisal analysis. The estimated operating revenues and expenses are based on the same assumptions used to develop our stabilized year projection. Each item, however, is adjusted to reflect the varying impact of the fixed and variable component of each, i.e., the proportion of each that is affected by variations in occupancy. In addition, each item is adjusted for inflation as previously discussed.

      5.    Statement of Estimated Annual Operating Results During the Holding
            Period

The estimated annual operating results for the Ritz-Carlton, St. Louis for the 10-year period (plus the reversion year) beginning October 1, 1997 is presented on four following pages. The following table summarizes the estimated operating income for the subject property throughout the eleven-year projection period.

================================================================================
                               Ritz-Carlton, St. Louis
                       Summary of Estimated Operating Results
                               1997/1998 to 2007/2008
================================================================================
                          Total           Net Operating        Ratio to
      Fiscal Year(1)     Revenues            Income(2)       Total Revenues
--------------------------------------------------------------------------------
        1997/1998      $27,562,000         $5,816,000            21.1%
        1998/1999      $28,410,000         $6,006,000            21.1%
        1999/2000      $29,271,000         $6,192,000            21.2%
        2000/2001      $29,748,000         $6,150,000            20.7%
        2001/2002      $30,626,000         $6,322,000            20.6%
        2002/2003      $31,517,000         $6,485,000            20.6%
        2003/2004      $32,072,000         $6,470,000            20.2%
        2004/2005      $32,979,000         $6,617,000            20.1%
        2005/2006      $33,982,000         $6,827,000            20.1%
        2006/2007      $35,002,000         $7,031,000            20.1%
        2007/2008      $36,038,000         $7,230,000            20.1%
================================================================================
Note: (1) Fiscal year beginning October 1, 1997
      (2) Income before depreciation, interest, amortization, debt service, and taxes on income.

Source: PKF Consulting
================================================================================

================================================================================

================================================================================
                                  Ritz-Carlton
                               St. Louis, Missouri

                           Projected Operating Results

==================================================================================================================
Fiscal Years Oct. 1 to Sept. 30:                      1997/1998                             1998/1999
                                     -----------------------------------------------------------------------------
                                           $         %     PAR(1)   POR(2)       $          %     PAR(1)   POR(2)
                                     -----------------------------------------------------------------------------
Number of Keys                               301                                    301
Occupancy                                 76.00%                                 76.00%
Average Daily Room Rate                  $158.00                                $163.00

Revenues
    Rooms                            $13,193,000   47.9%  $43,831  $158.01  $13,610,000   47.9%  $45,216  $163.00
    Food                              10,148,000   36.8%   33,714   121.54   10,453,000   36.8%   34,728   125.19
    Beverage                           2,436,000    8.8%    8,093    29.17    2,509,000    8.8%    8,336    30.05
    Telephone                            710,000    2.6%    2,359     8.50      731,000    2.6%    2,429     8.75
    Other Operated Departments           731,000    2.7%    2,429     8.75      753,000    2.7%    2,502     9.02
    Rentals and Other Income             344,000    1.2%    1,143     4.12      354,000    1.2%    1,176     4.24
                                     -----------  -----   -------  -------  -----------  -----   -------  -------
       Total Revenues                 27,562,000  100.0%   91,568   330.10   28,410,000  100.0%   94,385   340.25

Departmental Expenses (3)
    Rooms                              3,399,000   25.8%   11,292    40.71    3,501,000   25.7%   11,631    41.93
    Food and Beverage                  8,501,000   67.6%   28,241   101.81    8,756,000   67.6%   29,090   104.87
    Telephone                            390,000   54.9%    1,296     4.67      402,000   55.0%    1,336     4.81
    Other Operated Departments           548,000  159.3%    1,821     6.56      565,000  159.6%    1,877     6.77
                                     -----------  -----   -------  -------  -----------  -----   -------  -------
       Total Departmental Expenses    12,838,000   46.6%   42,651   153.75   13,224,000   46.5%   43,934   158.38
                                     -----------  -----   -------  -------  -----------  -----   -------  -------
       Departmental Profit            14,724,000   53.4%   48,917   176.34   15,186,000   53.5%   50,452   151.87

Undistributed Expenses
    Administrative and General         1,774,000    6.4%    5,894    21.25    1,828,000    6.4%    6,073    21.89
    Marketing                          1,705,000    6.2%    5,664    20.42    1,756,000    6.2%    5,834    21.03
    Property Op's and Maint              837,000    3.0%    2,781    10.02      862,000    3.0%    2,864    10.32
    Energy and Utilities                 738,000    2.7%    2,452     8.84      761,000    2.7%    2,528     9.11
                                     -----------  -----   -------  -------  -----------  -----   -------  -------
       Total Undistributed Expenses    5,054,000   18.3%   16,791    60.53    5,207,000   18.3%   17,299    62.36
                                     -----------  -----   -------  -------  -----------  -----   -------  -------
       Gross Operating Profit          9,670,000   35.1%   32,126   115.81    9,979,000   35.1%   33,153   119.51

Fixed Charges and Mgt. Fees
    Base Management Fees                 965,000    3.5%    3,206    11.56      994,000    3.5%    3,302    11.90
    Incentive Management Fees            689,000    2.5%    2,289     8.25      710,000    2.5%    2,359     8.50
    Property Taxes                       808,000    2.9%    2,684     9.68      832,000    2.9%    2,764     9.96
    Insurance                            206,000    0.7%      684     2.47      212,000    0.7%      704     2.54
    Equipment Leases                      84,000    0.3%      279     1.01       89,000    0.3%      296     1.07
                                     -----------  -----   -------  -------  -----------  -----   -------  -------
       Total Fixed Charges             2,752,000   10.0%    9,143    32.96    2,837,000   10.0%    9,425    33.98
                                     -----------  -----   -------  -------  -----------  -----   -------  -------

Income Before Reserves                 6,918,000   25.1%   22,983    82.85    7,142,000   25.1%   23,728    85.54

Reserves for Replacements              1,102,000    4.0%    3,661    13.20    1,136,000    4.0%    3,774    13.61
                                     -----------  -----   -------  -------  -----------  -----   -------  -------

Net Operating Incomes (4)            $ 5,816,000   21.1%  $19,322  $ 69.66  $ 6,006,000   21.1%  $19,953  $ 71.93
                                     ===========  =====   =======  =======  ===========  =====   =======  =======
------------------------------------------------------------------------------------------------------------------

===========================================================================
Fiscal Years Oct. 1 to Sept. 30:                     1999/2000
                                     --------------------------------------
                                           $          %     PAR(1)   POR(2)
                                     --------------------------------------
Number of Keys                                301
Occupancy                                  76.00%
Average Daily Room Rate                   $168.00

Revenues
    Rooms                             $14,027,000   47.9%  $46,601  $167.99
    Food                               10,766,000   36.8%   35,767   128.94
    Beverage                            2,584,000    8.8%    8,585    30.95
    Telephone                             753,000    2.6%    2,502     9.02
    Other Operated Departments            776,000    2.7%    2,578     9.29
    Rentals and Other Income              365,000    1.2%    1,213     4.37
                                      -----------  -----   -------  -------
       Total Revenues                  29,271,000  100.0%   97,246   350.56

Departmental Expenses (3)
    Rooms                               3,606,000   25.7%   11,980    43.19
    Food and Beverage                   9,019,000   67.6%   29,963   108.02
    Telephone                             414,000   55.0%    1,375     4.96
    Other Operated Departments            582,000  159.5%    1,934     6.97
                                      -----------  -----   -------  -------
       Total Departmental Expenses     13,621,000   46.5%   45,252   163.13
                                      -----------  -----   -------  -------
       Departmental Profit             15,650,000   53.5%   51,993   187.43

Undistributed Expenses
    Administrative and General          1,883,000    6.4%    6,256    22.55
    Marketing                           1,809,000    6.2%    6,010    21.67
    Property Op's and Maint               888,000    3.0%    2,950    10.64
    Energy and Utilities                  783,000    2.7%    2,601     9.38
                                      -----------  -----   -------  -------
       Total Undistributed Expenses     5,363,000   18.3%   17,817    64.23
                                      -----------  -----   -------  -------
       Gross Operating Profit          10,287,000   35.1%   34,176   123.20

Fixed Charges and Mgt. Fees
    Base Management Fees                1,024,000    3.5%    3,402    12.26
    Incentive Management Fees             732,000    2.5%    2,432     8.77
    Property Taxes                        857,000    2.9%    2,847    10.26
    Insurance                             219,000    0.7%      728     2.62
    Equipment Leases                       92,000    0.3%      306     1.10
                                      -----------  -----   -------  -------
       Total Fixed Charges              2,924,000   10.0%    9,714    35.02
                                      -----------  -----   -------  -------

Income Before Reserves                  7,363,000   25.2%   24,462    88.16

Reserves for Replacements               1,171,000    4.0%    3,890    14.02
                                      -----------  -----   -------  -------

Net Operating Incomes (4)             $ 6,192,000   21.2%  $20,571  $ 74.16
                                      ===========  =====   =======  =======
---------------------------------------------------------------------------

Notes: (1) PAR - Per Available Room.
       (2) POR - Per Occupied Room.
       (3) Departmental expense ratios are based on the respective department's revenues, not total revenues.
       (4) Net operating income before interest, amortization, depreciation, and income taxes.

================================================================================
Source: PKF Consulting
================================================================================

================================================================================
                                  Ritz-Carlton
                               St. Louis, Missouri

                           Projected Operating Results

====================================================================================================================
Fiscal Years Oct. 1 to Sept. 30:                       2000/2001                             2001/2002
                                     -------------------------------------------------------------------------------
                                           $         %      PAR(1)   POR(2)       $          %     PAR(1)   POR(2)
                                     -------------------------------------------------------------------------------
Number of Keys                               301                                     301
Occupancy                                 75.00%                                  75.00%
Average Daily Room Rate                  $173.00                                 $176.00

Revenues
    Rooms                            $14,255,000   47.9%  $ 47,359  $173.00  $14,667,000   47.9%  $ 48,728  $178.00
    Food                              10,943,000   36.8%    36,355   132.81   11,272,000   36.8%    37,449   136.80
    Beverage                           2,626,000    8.8%     8,724    31.87    2,705,000    8.8%     8,987    32.83
    Telephone                            765,000    2.6%     2,542     9.28      788,000    2.6%     2,618     9.56
    Other Operated Departments           788,000    2.6%     2,618     9.56      812,000    2.7%     2,698     9.85
    Rentals and Other Income             371,000    1.2%     1,233     4.50      382,000    1.2%     1,269     4.64
                                     -----------  -----   --------  -------  -----------  -----   --------  -------
       Total Revenues                 29,748,000  100.0%    98,031   361.02   30,626,000  100.0%   101,748   371.60

Departmental Expenses (3)
    Rooms                              3,675,000   25.8%    12,209    44.60    3,785,000   25.8%    12,575    45.94
    Food and Beverage                  9,227,000   68.0%    30,654   111.98    9,504,000   68.0%    31,575   115.34
    Telephone                            421,000   55.0%     1,399     5.11      433,000   54.9%     1,439     5.25
    Other Operated Departments           591,000  159.3%     1,963     7.17      609,000  159.4%     2,023     7.39
                                     -----------  -----   --------  -------  -----------  -----   --------  -------
       Total Departmental Expenses    13,914,000   46.8%    46,226   166.86   14,331,000   46.8%    47,611   173.92
                                     -----------  -----   --------  -------  -----------  -----   --------  -------
       Departmental Profit            15,834,000   53.2%    52,605   192.16   16,295,000   53.2%    54,136   197.76

Undistributed Expenses
    Administrative and General         1,933,000    6.5%     6,422    23.46    1,991,000    6.5%     6,615    24.16
    Marketing                          1,863,000    6.3%     6,189    22.61    1,919,000    6.3%     6,375    23.29
    Property Op's and Maint              915,000    3.1%     3,040    11.10      942,000    3.1%     3,130    11.43
    Energy and Utilities                 796,000    2.7%     2,645     9.66      820,000    2.7%     2,724     9.95
                                     -----------  -----   --------  -------  -----------  -----   --------  -------
       Total Undistributed Expenses    5,507,000   18.5%    18,296    66.53    5,672,000   18.5%    18,844    68.84
                                     -----------  -----   --------  -------  -----------  -----   --------  -------
       Gross Operating Profit         10,327,000   34.7%    34,309   125.33   10,623,000   34.7%    35,292   128.92

Fixed Charges and Mgt. Fees
    Base Management Fees               1,041,000    3.5%     3,458    12.63    1,072,000    3.5%     3,561    13.01
    Incentive Management Fees            744,000    2.5%     2,472     9.03      766,000    2.5%     2,545     9.30
    Property Taxes                       882,000    3.0%     2,930    10.70      909,000    3.0%     3,020    11.03
    Insurance                            225,000    0.8%       748     2.73      232,000    0.8%       771     2.82
    Equipment Leases                      95,000    0.3%       316     1.15       97,000    0.3%       322     1.18
                                     -----------  -----   --------  -------  -----------  -----   --------  -------
       Total Fixed Charges             2,987,000   10.0%     9,924    36.25    3,076,000   10.0%    10,219    37.33
                                     -----------  -----   --------  -------  -----------  -----   --------  -------
Income Before Reserves                 7,340,000   24.7%    24,385    89.08    7,547,000   24.6%    25,073    91.59
Reserves for Replacements              1,190,000    4.0%     3,953    14.44    1,225,000    4.0%     4,070    14.87
                                     -----------  -----   --------  -------  -----------  -----   --------  -------
Net Operating Income (4)             $ 6,150,000   20.7%    20,432  $ 74.64  $ 6,322,000   20.6%  $ 21,003  $ 76.72
                                     ===========  =====   ========  =======  ===========  =====   ========  =======
--------------------------------------------------------------------------------------------------------------------

============================================================================
Fiscal Years Oct. 1 to Sept. 30:                     2002/2003
                                     ---------------------------------------
                                           $          %      PAR(1)   POR(2)
                                     ---------------------------------------
Number of Keys                                301
Occupancy                                  75.00%
Average Daily Room Rate                   $183.00

Revenues
    Rooms                             $15,079,000   47.8%  $ 50,096  $183.00
    Food                               11,610,000   36.8%    38,571   140.90
    Beverage                            2,786,000    8.8%     9,256    33.81
    Telephone                             812,000    2.6%     2,698     9.85
    Other Operated Departments            836,000    2.7%     2,777    10.15
    Rentals and Other Income              394,000    1.3%     1,309     4.78
                                      -----------  -----   --------  -------
       Total Revenues                  31,517,000  100.0%   104,708   382.49

Departmental Expenses (3)
    Rooms                               3,899,000   25.9%    12,953    47.32
    Food and Beverage                   9,790,000   68.0%    32,525   118.81
    Telephone                             446,000   54.9%     1,482     5.41
    Other Operated Departments            627,000  159.1%     2,083     7.61
                                      -----------  -----   --------  -------
       Total Departmental Expenses     14,762,000   46.8%    49,043   179.15
                                      -----------  -----   --------  -------
       Departmental Profit             16,755,000   53.2%    55,664   203.34

Undistributed Expenses
    Administrative and General          2,051,000    6.5%     6,814    24.89
    Marketing                           1,977,000    6.3%     6,568    23.99
    Property Op's and Maint               970,000    3.1%     3,223    11.77
    Energy and Utilities                  845,000    2.7%     2,807    10.25
                                      -----------  -----   --------  -------
       Total Undistributed Expenses     5,843,000   18.5%    19,412    70.91
                                      -----------  -----   --------  -------
       Gross Operating Profit          10,912,000   34.6%    36,252   132.43

Fixed Charges and Mgt. Fees
    Base Management Fees                1,103,000    3.5%     3,664    13.39
    Incentive Management Fees             788,000    2.5%     2,618     9.56
    Property Taxes                        936,000    3.0%     3,110    11.36
    Insurance                             239,000    0.8%       794     2.90
    Equipment Leases                      100,000    0.3%       332     1.21
                                      -----------  -----   --------  -------
       Total Fixed Charges              3,166,000   10.0%    10,518    38.42
                                      -----------  -----   --------  -------
Income Before Reserves                  7,746,000   24.6%    25,734    94.01
Reserves for Replacements               1,261,000    4.0%     4,189    15.30
                                      -----------  -----   --------  -------
Net Operating Income (4)              $ 6,485,000   20.6%  $ 21,545  $ 78.70
                                      ===========  =====   ========  =======
----------------------------------------------------------------------------

Notes: (1) PAR - Per Available Room.
       (2) POR - Per Occupied Room.
       (3) Departmental expense ratios are based on the respective department's revenues, not total revenues.
       (4) Net operating income before interest, amortization, depreciation, and income taxes.

================================================================================
Source: PKF Consulting
================================================================================

================================================================================
                                  Ritz-Carlton
                               St. Louis, Missouri

                           Projected Operating Results

=====================================================================================================================
Fiscal Years Oct. 1 to Sept. 30:                      2003/2004                               2004/2005
                                     --------------------------------------------------------------------------------
                                           $         %      PAR(1)   POR(2)       $          %      PAR(1)   POR(2)
                                     --------------------------------------------------------------------------------
Number of Keys                               301                                     301
Occupancy                                 74.00%                                  74.00%
Average Daily Room Rate                  $189.00                                 $194.00

Revenues
    Rooms                            $15,366,000   47.9%  $ 51,050  $189.00  $15,772,000   47.8%  $ 52,399  $194.00
    Food                              11,799,000   36.8%    39,199   145.13   12,153,000   36.9%    40,375   149.48
    Beverage                           2,832,000    8.8%     9,409    34.83    2,917,000    8.8%     9,691    35.88
    Telephone                            825,000    2.6%     2,741    10.15      850,000    2.6%     2,824    10.46
    Other Operated Departments           850,000    2.7%     2,824    10.46      875,000    2.7%     2,907    10.76
    Rentals and Other Income             400,000    1.2%     1,329     4.92      412,000    1.2%     1,369     5.07
                                     -----------  -----   --------  -------  -----------  -----   --------  -------
       Total Revenues                 32,072,000  100.0%   106,551   394.49   32,979,000  100.0%   109,565   405.65

Departmental Expenses (3)
    Rooms                              3,973,000   25.9%    13,199    48.87    4,092,000   25.9%    13,595    50.33
    Food and Beverage                 10,016,000   68.5%    33,276   123.20   10,317,000   68.5%    34,276   126.90
    Telephone                            454,000   55.0%     1,508     5.58      467,000   54.9%     1,551     5.74
    Other Operated Departments           637,000  159.3%     2,116     7.84      657,000  159.5%     2,183     8.06
                                     -----------  -----   --------  -------  -----------  -----   --------  -------
       Total Departmental Expenses    15,080,000   47.0%    50,100   185.49   15,533,000   47.1%    51,605   191.06
                                     -----------  -----   --------  -------  -----------  -----   --------  -------
       Departmental Profit            16,992,000   53.0%    56,452   209.00   17,446,000   52.9%    57,960   214.59

Undistributed Expenses
    Administrative and General         2,106,000    6.6%     6,997    25.90    2,169,000    6.6%     7,206    26.68
    Marketing                          2,036,000    6.3%     6,764    25.04    2,097,000    6.4%     6,967    25.79
    Property Op's and Maint.           1,000,000    3.1%     3,322    12.30    1,030,000    3.1%     3,422    12.67
    Energy and Utilities                 859,000    2.7%     2,854    10.57      884,000    2.7%     2,937    10.87
                                     -----------  -----   --------  -------  -----------  -----   --------  -------
       Total Undistributed Expenses    6,001,000   18.7%    19,937    73.61    6,180,000   18.7%    20,532    76.01
                                     -----------  -----   --------  -------  -----------  -----   --------  -------
       Gross Operating Profit         10,991,000   34.3%    36,515   135.19   11,266,000   34.2%    37,429   138.57

Fixed Charges and Mgt. Fees
    Base Management Fees               1,123,000    3.5%     3,731    13.81    1,154,000    3.5%     3,834    14.19
    Incentive Management Fees            802,000    2.5%     2,664     9.86      824,000    2.5%     2,738    10.14
    Property Taxes                       964,000    3.0%     3,203    11.86      993,000    3.0%     3,299    12.21
    Insurance                            246,000    0.8%       817     3.03      253,000    0.8%       841     3.11
    Equipment Leases                     103,000    0.3%       342     1.27      106,000    0.3%       352     1.30
                                     -----------  -----   --------  -------  -----------  -----   --------  -------
       Total Fixed Charges             3,238,000   10.1%    10,757    39.83    3,330,000   10.1%    11,063    40.96
                                     -----------  -----   --------  -------  -----------  -----   --------  -------
Income Before Reserves                 7,753,000   24.2%    25,757    95.36    7,936,000   24.1%    26,365    97.61
Reserves for Replacements              1,283,000    4.0%     4,262    15.78    1,319,000    4.0%     4,382    16.22
                                     -----------  -----   --------  -------  -----------  -----   --------  -------
Net Operating Income(4)              $ 6,470,000   20.2%  $ 21,495  $ 79.58  $ 6,617,000   20.1%  $ 21,983  $ 81.39
                                     ===========  =====   ========  =======  ===========  =====   ========  =======
---------------------------------------------------------------------------------------------------------------------

===========================================================================
Fiscal Years Oct. 1 to Sept. 30:                     2005/2006
                                     --------------------------------------
                                          $          %      PAR(1)   POR(2)
                                     --------------------------------------
Number of Keys                               301
Occupancy                                 74.00%
Average Daily Room Rate                  $200.00

Revenues
    Rooms                            $16,260,000   47.8%  $ 54,020  $200.00
    Food                              12,517,000   36.8%    41,585   153.96
    Beverage                           3,004,000    8.8%     9,980    36.95
    Telephone                            875,000    2.6%     2,907    10.76
    Other Operated Departments           902,000    2.7%     2,997    11.09
    Rentals and Other Income             424,000    1.2%     1,409     5.22
                                     -----------  -----   --------  -------
       Total Revenues                 33,982,000  100.0%   112,897   417.98

Departmental Expenses (3)
    Rooms                              4,215,000   25.9%    14,003    51.85
    Food and Beverage                 10,626,000   68.5%    35,302   130.70
    Telephone                            481,000   55.0%     1,598     5.92
    Other Operated Departments           676,000  159.4%     2,246     8.31
                                     -----------  -----   --------  -------
       Total Departmental Expenses    15,998,600   47.1%    53,150   196.78
                                     -----------  -----   --------  -------
       Departmental Profit            17,984,000   52.9%    59,748   221.21

Undistributed Expenses
    Administrative and General         2,234,000    6.6%     7,422    27.48
    Marketing                          2,160,000    6.4%     7,176    26.57
    Property Op's and Maint.           1,060,000    3.1%     3,522    13.04
    Energy and Utilities                 911,000    2.7%     3,027    11.21
                                     -----------  -----   --------  -------
       Total Undistributed Expenses    6,365,000   18.7%    21,146    78.29
                                     -----------  -----   --------  -------
       Gross Operating Profit         11,619,000   34.2%    38,601   142.92

Fixed Charges and Mgt. Fees
    Base Management Fees               1,189,000    3.5%     3,950    14.62
    Incentive Management Fees            850,000    2.5%     2,824    10.46
    Property Taxes                     1,023,000    3.0%     3,399    12.58
    Insurance                            261,000    0.8%       867     3.21
    Equipment Leases                     110,000    0.3%       365     1.35
                                     -----------  -----   --------  -------
       Total Fixed Charges             3,433,000   10.1%    11,405    42.23
                                     -----------  -----   --------  -------
Income Before Reserves                 8,186,000   24.1%    27,196   100.69
Reserves for Replacements              1,359,000    4.0%     4,515    16.72
                                     -----------  -----   --------  -------
Net Operating Income(4)              $ 6,827,000   20.1%  $ 22,681  $ 83.97
                                     ===========  =====   ========  =======
---------------------------------------------------------------------------

Notes: (1) PAR - Per Available Room.
       (2) POR - Per Occupied Room.
       (3) Departmental expense ratios are based on the respective department's revenues, not total revenues.
       (4) Net operating income before interest, amortization, depreciation, and income taxes.

================================================================================
Source: PKF Consulting
================================================================================

================================================================================
                                  Ritz-Carlton
                               St. Louis, Missouri

                           Projected Operating Results

=================================================================================================================================
Fiscal Years Oct. 1 to Sept. 30:                                   2006/2007                              2007/2008
                                                   ------------------------------------------------------------------------------
                                                        $          %     PAR(1)    POR(2)      $           %      PAR(1)   POR(2)
                                                   ------------------------------------------------------------------------------
Number of Keys                                             301                                    301
Occupancy                                               74.00%                                 74.00%
Average Daily Room Rate                                $206.00                                $212.00

Revenues
   Rooms                                           $16,748,000   47.8%  555,641  $206.00  $17,236,000    47.8%  $ 57,262  $212.00
   Food                                             12,893,000   36.8%   42,834   158.59   13,280,000    36.8%    44,120   163.35
   Beverage                                          3,094,000    8.8%   10,279    38.06    3,187,000     8.8%    10,588    39.20
   Telephone                                           901,000    2.6%    2,993    11.08      928,000     2.6%     3,083    11.41
   Other Operated Departments                          929,000    2.7%    3,086    11.43      957,000     2.7%     3,179    11.77
   Rentals and Other Income                            437,000    1.2%    1,452     5.38      450,000     1.2%     1,495     5.54
                                                   -----------  -----   -------  -------  -----------  ------   --------  -------
      Total Revenues                                35,002,000  100.0%  116,286   430.53   36,038,000   100.0%   119,728   443.27

Departmental Expenses (3)
   Rooms                                             4,341,000   25.9%   14,422    53.39    4,472,000    25.9%    14,857    55.01
   Food and Beverage                                10,945,000   68.5%   36,362   134.62   11,273,000    68.5%    37,452   138.66
   Telephone                                           496,000   55.0%    1,648     6.10      511,000     5.1%     1,698     6.29
   Other Operated Departments                          697,000  159.5%    2,316     8.57      717,000   159.3%     2,382     8.82
                                                   -----------  -----   -------  -------  -----------  ------   --------  -------
      Total Departmental Expenses                   16,479,000   47.1%   54,748   202.69   16,973,000    47.1%    56,389   208.77
                                                   -----------  -----   -------  -------  -----------  ------   --------  -------
      Departmental Profit                           18,523,000   52.9%   61,538   227.84   19,065,000    52.9%    63,339   234.50

Undistributed Expenses
   Administrative and General                        2,301,000    6.6%    7,645    28.30    2,370,000     6.6%     7,874    29.15
   Marketing                                         2,225,000    6.4%    7,392    27.37    2,292,000     6.4%     7,615    28.19
   Property Op's and Maint.                          1,092,000    3.1%    3,628    13.43    1,125,000     3.1%     3,738    13.84
   Energy and Utilities                                938,000    2.7%    3,116    11.54      966,000     2.7%     3,209    11.88
                                                   -----------  -----   -------  -------  -----------  ------   --------  -------
      Total Undistributed Expenses                   6,556,000   18.7%   21,781    80.64    6,753,000    18.7%    22,435    83.06
                                                   -----------  -----   -------  -------  -----------  ------   --------  -------
      Gross Operating Profit                        11,967,000   34.2%   39,757   147.20   12,312,000    34.2%    40,904   151.44

Fixed Charges and Mgt. Fees
   Base Management Fees                              1,225,000    3.5%    4,070    15.07    1,261,000     3.5%     4,189    15.51
   Incentive Management Fees                           875,000    2.5%    2,907    10.76      901,000     2.5%     2,993    11.08
   Property Taxes                                    1,054,000    3.0%    3,502    12.96    1,085,000     3.0%     3,605    13.35
   Insurance                                           269,000    0.8%      894     3.31      277,000     0.8%       920     3.41
   Equipment Leases                                    113,000    0.3%      375     1.39      116,000     0.3%       385     1.43
                                                   -----------  -----   -------  -------  -----------  ------   --------  -------
      Total Fixed Charges                            3,536,000   10.1%   11,748    43.49    3,640,000    10.1%    12,093    44.77
                                                   -----------  -----   -------  -------  -----------  ------   --------  -------

Income Before Reserves                               8,431,000   24.1%   28,010   103.70    8,672,000    24.1%    28,811   106.67

Reserves for Replacements                            1,400,000    4.0%    4,651    17.22    1,442,000     4.0%     4,791    17.74
                                                   -----------  -----   -------  -------  -----------  ------   --------  -------

Net Operating Income (4)                           $ 7,031,000   20.1%  $23,359  $ 86.48  $7,230,000     20.1%  $24,020   $ 88.93
                                                   ===========  =====   =======  =======  ===========  ======   ========  =======
---------------------------------------------------------------------------------------------------------------------------------

Notes: (1) PAR - Per Available Room.
       (2) POR - Per Occupied Room.
       (3) Departmental expense ratios are based on the respective department's revenues, not total revenues.
       (4) Net operating income before interest, amortization, depreciation, and income taxes.

================================================================================
Source: PKF Consulting
================================================================================

                         INCOME CAPITALIZATION APPROACH
================================================================================

J.    VALUATION USING DIRECT CAPITALIZATION

As previously discussed, we will first value the subject using a direct capitalization analysis. Direct capitalization converts anticipated net income to an indicated market value by use of an appropriate capitalization rate which reflects the relationship of net income to selling price for comparable properties being sold in the market. Direct capitalization for improved properties uses an overall capitalization rate which provides a return on the investment and a return of the asset. No element of time is introduced.

To estimate the value of the subject by direct capitalization, the projected net operating income estimated for a future stabilized year is divided by an overall capitalization rate (OAR).

      1.    Capitalization Rate

The capitalization rate is simply the ratio of the net income of a property to the value or price which an investor would pay for the right to receive that net income. Influences most affecting the price an investor would pay are quality, quantity, and probable duration of the net income expectancy.

A capitalization or overall rate (OAR) can be selected by several methods. The methods used in this analysis are: 1) Derivation through comparable sales as presented in this report and as available in recent investor surveys; 2) Derivation through the band of investment technique; and, 3) Derivation through debt coverage formula. Each is discussed below.

Derivation through Comparable Sales - In this method, the OAR is developed by dividing the net operating income of hotel sales by their cash equivalent sales prices. As is discussed in detail in the Sales Comparison Approach section, six comparable hotel sales have been identified, carefully analyzed and compared to the subject for the purpose of obtaining an overall hotel capitalization rate. The following table summarizes those properties.

===============================================================================
                   Summary of Indicated Overall Rates for Hotels
===============================================================================
     Sale                                     Sale       Indicated Overall
    Number                 Name               Date      Capitalization Rate
-------------------------------------------------------------------------------
      1     Four Seasons / Philadelphia       1/97             9.02%
      2     Ritz-Carlton / Buckhead           9/96            11.21%
      3     Ritz-Carlton / Atlanta            9/96            10.56%
      4     Mayfair Baglioni / New York       5/96             7.62%
      5     Regent / Beverly Wilshire         2/96             6.00%
      6     Plaza Hotel / New York            8/95             7.71%
===============================================================================

================================================================================

                         INCOME CAPITALIZATION APPROACH
================================================================================

As can be noted, the indicated capitalization rates for these sales range from a low of 6.0 percent to 11.21 percent. Excluding the low capitalization rate for the Regent Beverly Wilshire Hotel, the average of the five remaining properties is 9.22 percent. In addition, we have also researched several recent investment surveys which collect data on current going-in capitalization rates for full-service hotels. The results are summarized as follows.

    =======================================================================
                        Source                   Range          Average
    -----------------------------------------------------------------------
    PKF Consulting
    Hospitality Investment Survey            8.3% to 15.0%       10.9%
    Second Quarter 1997
    -----------------------------------------------------------------------
    Peter F. Korpacz & Associates, Inc.
    Real Estate Investor Survey              8.0% - 14.0%        10.2%
    Third Quarter 1997
    -----------------------------------------------------------------------
    Landauer Hospitality Group
    Hotel Investment Outlook                 7.5% to 13.0%       9.5%
    First Half 1997
    -----------------------------------------------------------------------
    Real Estate Research Corporation
    Real Estate Report                      10.0% to 12.0%       10.6%
    Third Quarter 1996
    =======================================================================

The indicated range of going-in capitalization rates from the preceding surveys ranged between 7.5 and 15.0 percent, with an average of between 9.5 and 10.9 percent.

Taking into account the comparably recent age, excellent condition, and location of the subject in the stable St. Louis Metropolitan area, we are of the opinion that an OAR of 9.0 percent is appropriate to value the subject hotel. This selection of capitalization rate fits within the range of the identified comparable hotel sales, which represent other luxury hotels sold in major metropolitan areas.

Overall Rate Using the Band of Investment Technique - A second approach to deriving the overall capitalization rate is the band of investment technique. Since, historically, most properties are purchased with debt and equity capital, the overall capitalization rate must satisfy the market return requirements of both investment positions. Lenders must receive an interest rate commensurate with the perceived risk or they will not make funds available, and equity investors must anticipate receiving a competitive equity return for the commensurate risks or they will invest their funds elsewhere.

A simplified band of investment model focuses on four components: the mortgage constant, the mortgage ratio, the equity dividend and the equity ratio. The mortgage constant is the ratio of annual debt service to the principal amount of the loan. The mortgage ratio is the percentage of the total purchase price comprised of financing. The equity dividend is the ratio of cash flow after debt service (pre-tax) to equity investment. It should be noted that the equity dividend is not the same as the equity yield. The equity ratio is the percentage of the total purchase price comprised of equity investment. The formula for deriving the capitalization rate using this model is shown as follows:

================================================================================

                         INCOME CAPITALIZATION APPROACH
================================================================================

                        ====================================
                        Ro   =  (Rm x M)  +  (Re x (1 - M))
                        Ro      Overall Rate
                        Rm      Mortgage Constant
                        M       Loan to Value Ratio
                        Re      Equity Dividend
                        1-M     Equity Ratio
                        ====================================

We have surveyed a group of lenders to determine available financing terms for a hotel investment such as the subject property. Capital markets have eased, and financing is available for sufficiently creditworthy borrowers. Based on discussions with these lenders, we have concluded that the terms for a quality, full-service hotel such as the subject would be for financing based on a 70 percent loan to value with an interest rate at between 200 and 400 basis points above corresponding term treasuries or LIBOR. The amortization period for these loans is typically 25 years with a five to ten year term. Based on our knowledge of the subject, we believe that a loan with an interest rate of 8.0 percent could be obtained on the subject hotel. This equates to a mortgage constant (assuming monthly payments) of 9.26 percent. To estimate an equity dividend ratio, we interviewed a number of individuals who are currently active in the acquisition of hotels, to determine their return requirements. These investors indicate that they require a cash on cash return of between 7 and 12 percent on their equity investments in a hotel.

Based upon our knowledge of the desirability of an asset such as the Ritz-Carlton, St. Louis, it is our opinion that an equity dividend rate toward the middle of the range is appropriate for the subject property. More specifically, we are of the opinion that a 9.5 percent equity dividend rate properly reflects the return requirements of investors who would leverage their acquisition of the subject.

The calculation of the capitalization rate for the subject using this approach is as follows:

         =============================================================
                   Ro = (.0926 x 0.70) + (0.095 x (1 - 0.70))
                            Ro = (0.0648) + (0.0285)
                                   Ro = 9.33%
         =============================================================

Capitalization Rate Using the Debt Coverage Formula - In addition to traditional lending criteria, lenders sometimes use another criteria when making business real estate loans, the debt coverage ratio. This is the ratio of net operating income to annual debt service. Lenders are concerned with the safety of the loan investment and consequently require a spread between the expected NOI and the mortgage payment, so that the borrower will be able to meet debt service obligations.

================================================================================

                         INCOME CAPITALIZATION APPROACH
================================================================================

To estimate the overall rate, the debt coverage ratio can be multiplied by the mortgage constant and the loan to value ratio. The formula is as follows:

                          ================================
                          Ro     =    DCR x Rm  x M
                          Ro          Overall Rate
                          DCR         Debt Coverage Ratio
                          Rm          Mortgage Constant
                          M           Loan to Value Ratio
                          ================================

In the most recent edition of PKF Consulting's Hospitality Investment Survey, the range of required debt coverage ratios was between 1.2 and 2.3 times net operating income, with an average of 1.4. This range is supported by discussions with various lenders.

After considering the above information, it is our opinion that a conventional
8.0 percent interest loan could be obtained at a debt coverage ratio of 1.4. This results in the following indicated capitalization rate:

                ================================================
                            Ro = 1.4 x 0.0926 x 0.70
                                   Ro = 9.07%
                ================================================

Capitalization Rate Conclusion - The three techniques used to select a capitalization rate provide varying indicators for the valuation of the subject property. The conclusions reached using each approach are restated below.

           =========================================================
           Derivation from Comparable Sales               9.00%
           Derivation from Band of Investment             9.33%
           Derivation from Debt Coverage Formula          9.07%
           =========================================================

Of the three techniques, the greatest weight in the final selection of a capitalization rate is placed on the comparable sales. The comparable sales approach is useful because it directly reflects the actions of buyers and sellers in the market based on a quantity of information from reliable sources.

The band of investment approach looks explicitly at the debt and equity components of the transaction. However, the shortcoming of this technique is that its focus is on the equity dividend and does not focus on total equity yield over a typical holding period. In addition, in today's market, many investors are acquiring properties on an all cash basis, with no leverage. The debt coverage formula is a useful tool, but it should be noted that lenders' debt service coverage ratios are highly variable.

================================================================================

                         INCOME CAPITALIZATION APPROACH
================================================================================

Based on the foregoing analysis, it is our opinion an overall capitalization rate of 9.0 percent is appropriate for the subject property. This rate properly reflects the return expectations for investors in this class of hotel given the property's location, and its age, physical facilities, and market position.

      2.    Stabilized Value Calculation - Direct Capitalization

Based on our projection of net operating income for a stabilized year, and the selected "going in" overall capitalization rate of 9.0 percent, the value of the subject as stabilized is estimated to be as follows.

           ===========================================================
           Projected Stabilized Net Operating Income      $5,413,000
           Overall Capitalization Rate                          9.0%
           -----------------------------------------------------------
           Indication of Market Value                    $60,144,000
           -----------------------------------------------------------
           Value (Rounded)                               $60,100,000
           ===========================================================


Therefore, our conclusion as to the market value "as is" of the fee simple estate interest in the Ritz-Carlton, St. Louis using the Direct Capitalization Technique, as of October 1, 1997, is:

================================================================================
                   SIXTY MILLION ONE HUNDRED THOUSAND DOLLARS
================================================================================
                                   $60,100,000
================================================================================

================================================================================

                         INCOME CAPITALIZATION APPROACH
================================================================================

J.    DISCOUNTED CASH FLOW ANALYSIS

To estimate the value of the subject using a discounted cash flow analysis, it is assumed that the property will be sold at the end of the tenth year of a typical ten-year holding period. The value of the property at that time is estimated by capitalizing the expected or anticipated net operating income of the property in the eleventh year.

Based on an analysis using the Comparable Sales, Band of Investment and Debt Coverage Ratio methods, it is our opinion that an overall fee simple capitalization rate of 9.0 percent would be warranted for the Ritz-Carlton if sold today. This rate would be adjusted to 9.5 percent, 50 basis points higher than the current overall rate for the terminal rate upon reversion. The higher terminal rate reflects the increased age of the improvements at the end of the tenth year, as well as the added uncertainty of the projecting operating performance of the subject ten years hence.

      1.    Net Proceeds Upon Sale (Reversion)

To estimate the reversionary value of the subject at the termination of the holding period, we have capitalized the adjusted net operating income for the property for the year of operation immediately following the sale (in this case, the net operating income in fiscal year 2007/2008). To obtain the net proceeds upon sale, we then deduct from this indicated value a charge for sales commissions and other costs of sale of 2.0 percent.

We then calculate the reversionary value of the subject property as shown in the following calculation.

          ===========================================================
           Estimated 11th Year Net Operating Income       $7,230,000
          -----------------------------------------------------------
           Reversionary Capitalization Rate                     9.5%
          -----------------------------------------------------------
           Reversionary Value                            $76,105,000
          ===========================================================

To estimate the net proceeds upon sale, it is necessary to deduct a sales commission from the indicated value upon sale as calculated below:

                ===============================================
                Indicated Value in 2006/2007       $76,105,000
                Less:  Sales Commission at 2.0%    (1,522,000)
                -----------------------------------------------
                Net Proceeds Upon Sale             $74,583,000
                ===============================================

================================================================================

                         INCOME CAPITALIZATION APPROACH
================================================================================

      2.    Discount Rate

The discount rate reflects the overall rate of return expected by the investor, weighing the relative riskiness of the investment in relation to other investment vehicles and the perceived risk of each component in the operation of the facility. In order to estimate an appropriate discount rate for the subject, several investor surveys were reviewed that report both capitalization and discount rates for hotel investments. The results are presented in the following table.

======================================================================================================================
                                     Capitalization and Discount Rate Results
======================================================================================================================
                                             Average Overall                   Average Overall
                                           Capitalization Rate                  Discount Rate
--------------------------------------------------------------------------------------------------------  Average
                                         Average           Range          Average            Range        Spread
----------------------------------------------------------------------------------------------------------------------
PKF Consulting
Hospitality Investment Survey             10.9%        8.3% - 15.0%        13.9%         11.3% - 18.0%     3.0%
Second Quarter 1997
----------------------------------------------------------------------------------------------------------------------
Peter F. Korpacz & Associates, Inc.
Real Estate Investor Survey               10.2%        8.0% - 14.0%        13.7%          9.0%-18.0%       3.5%
Third Quarter 1997
----------------------------------------------------------------------------------------------------------------------
Real Estate Research Corporation
Real Estate Report                        10.6%         10.0%-11.5%        13.2%          12.0%-15.0%      2.6%
Third Quarter 1996
----------------------------------------------------------------------------------------------------------------------
Landauer Hotel Group
Hotel Investor Outlook                    9.5%          7.5%-13.0%         13.0%          12.0%-16.0%      3.5%
First Half 1997
======================================================================================================================

As can be noted, the discount rates for hotels based on these surveys ranged between 9.0 and 18.0 percent, with an average of between 13.0 and 13.9 percent. In addition, the "spread" between the going-in overall capitalization rates and the discount rates ranged between 3.0 to 3.5 percent, which is consistent with our overall growth rate assumption of 3.0 percent used for most income and expense items. This spread would indicate an appropriate discount rate to value the subject of between 12.0 and 12.5 percent, based on the 9.0 percent going-in overall rate.

A second method commonly used to derive a discount rate for a property is to utilize the formula Yo = Ro + CR, where:

                 ===============================================
                 Yo  =  Overall Yield or Discount Rate;
                 Ro  =  Overall Capitalization Rate (OAR); and
                 CR  =  Compound Rate of Change or Appreciation
                 ===============================================

================================================================================

                         INCOME CAPITALIZATION APPROACH
================================================================================

Based on the foregoing discussion of capitalization rates, we have already concluded to an OAR of 9.0 percent for the subject. The compound rate of change or appreciation (CR) can be calculated as that change between our current value conclusion derived through direct capitalization ($60,100,000) and the aforementioned estimated value of the hotel at the end of the ten year holding period ($76,105,000). This results in a compound annual growth rate of 2.7 percent over the ten-year period. Adding this rate of appreciation to the selected going in rate of 9.0 percent results in a discount rate of 11.7 percent.

Therefore, based on the foregoing analysis, we are of the opinion that a 12.0 percent discount rate is appropriate to value the subject property, 3.0 percentage points higher than the overall capitalization rate used herein, and within the reported survey ranges.

      3.    Valuation Calculation - Discounted Cash Flow Analysis

To estimate the value of the subject considering the current operations of the hotel and the projected performance of the facility through the holding period, we have used a discounted cash flow analysis. Presented in the following table is our cash flow estimated for the subject for the 10-year holding period, along with the value of the reversion deriving a value estimate.

      =====================================================================
                             Ritz-Carlton, St. Louis
                          Discounted Cash Flow Analysis
      =====================================================================
                            Cash Flow From    Present Value  Present Value
                  Year         Operations        Factor         @ 12.0%
      ---------------------------------------------------------------------
                1997/1998      $5,816,000        0.8929        $5,192,857
                1998/1999      $6,006,000        0.7972        $4,787,946
                1999/2000      $6,192,000        0.7118        $4,407,343
                2000/2001      $6,150,000        0.6355        $3,908,436
                2001/2002      $6,322,000        0.5674        $3,587,273
                2002/2003      $6,485,000        0.5066        $3,285,503
                2003/2004      $6,470,000        0.4523        $2,926,699
                2004/2005      $6,617,000        0.4039        $2,672,495
                2005/2006      $6,827,000        0.3606        $2,461,885
                2006/2007      $7,031,000        0.3220        $2,263,794
      ---------------------------------------------------------------------
      Reversion               $74,583,000        0.3220       $24,013,730
      ---------------------------------------------------------------------
      Net Present Value                                       $59,507,962
      ---------------------------------------------------------------------
      Value, Rounded                                          $59,500,000
      =====================================================================
      Note: Present value figures may not foot due to rounding.
      =====================================================================

Thus, based on the income generated from the hotel operations and its value upon sale, the market value "as is" of the fee simple estate in the subject hotel based on a discounted cash flow analysis is $59,500,000.

================================================================================

                         INCOME CAPITALIZATION APPROACH
================================================================================

L.    INCOME CAPITALIZATION APPROACH VALUATION CONCLUSION

Our value conclusion under the Income Capitalization Approach was based on both a direct capitalization and a discounted cash flow analysis. Both of these valuation methods are supportive of each, and we have placed equal weight on each analysis. Our conclusion as to the market value "as is" of the fee simple interest of the subject using the Income Capitalization Approach, as of October 1, 1997 is:

================================================================================
                              SIXTY MILLION DOLLARS
================================================================================
                                   $60,000,000
================================================================================

================================================================================

                   RECONCILIATION AND FINAL ESTIMATE OF VALUE
================================================================================

A.    FINAL CONCLUSION OF MARKET VALUE "AS IS"

The reconciliation involves the correlation of the conclusions reached from the valuation methodologies applied, considering the property type and the requirements of the appraisal assignment. This process depends on the appropriateness and reliability of each approach, and of the quality and reliability of the data obtained. The results from the three approaches are as follows:

              =====================================================
              Cost Approach                        Not Applicable
              -----------------------------------------------------
              Sales Comparison Approach             $60,000,000
              -----------------------------------------------------
              Income Capitalization Approach
                Direct Capitalization               $60,100,000
                Discounted Cash Flow Analysis       $59,500,000
              =====================================================

The Cost Approach estimates the value of the subject property based on the principal of substitution whereby a buyer is not expected to pay more for the property than it would cost to acquire a comparable site providing the same utility and replace the building with one of modern materials and current design, standards and layout.

The Cost Approach is most appropriate when the improvements are new or nearly new, and represent the highest and best use of the land. The Cost Approach has limited utility in the valuation of existing hotels. Generally, the Sales Comparison and Income Capitalization Approaches are better indicators of the value of a hotel property in the open market since they more accurately reflect current market activity and the motives of buyers and sellers for investment purposes. Accordingly, we have not utilized the Cost Approach in developing our estimate of the value of the subject.

In the Sales Comparison Approach we compared six upscale hotels located in major United States markets which have sold within the past two years. The selected sales indicated a wide range in value, but lent support for our conclusion of value as derived by the Income Capitalization Approach. As a result of the foregoing, this approach was given secondary consideration in our analysis and has been used primarily as a check on the reasonableness of value determined by the Income Capitalization Approach.

The Income Capitalization Approach is undoubtedly the most commonly used method to evaluate an income producing property such as a hotel. In this approach, we have utilized two methods of analysis: the direct capitalization method and the discounted cash flow method (yield capitalization). There was good market support for both the projected cash flow of the subject as well as the capitalization and yield rates used to convert our cash flow projections into a value estimate. Both income methods resulted in comparable values, heightening our confidence in this approach. Accordingly, the greatest reliance has been placed by us on this approach.

================================================================================

                   RECONCILIATION AND FINAL ESTIMATE OF VALUE
================================================================================

Based on the facts, assumptions, and procedures outlined in this report, it is estimated that the market value "as is" of the fee simple estate in the subject property, as of October 1, 1997, is:

    =======================================================================
                              SIXTY MILLION DOLLARS
    =======================================================================
                                   $60,000,000
    =======================================================================

B.    PERSONAL PROPERTY ALLOCATION

Included in the above estimate of market value is the contributing value of the personal property at the subject property, or the furnishings, fixtures and equipment (FF&E). FF&E is generally considered to be a part of the hotel property and is typically sold with the building. It is therefore considered to be a part of the property's total value. Based on our review of the subject, we have estimated the value of the FF&E as new to be approximately $25,000 per room, or a total replacement cost of $7,525,000.

Physical deterioration (depreciation) must be deducted for the FF&E. The subject opened in 1990 and has been maintained in excellent condition, including a recently completed renovation. Based on our inspection of the hotel, we are of the opinion that the property's FF&E, as is, has a useful life of eight years on the average, and a current effective age of two years. This equates to a 25.0 percent depreciation factor, as summarized as follows.

        =================================================================
                             Ritz-Carlton, St. Louis
                       Furniture, Fixtures, and Equipment
                           Estimation of Current Value
        =================================================================
        Value of FF&E Per Room As New                            $25,000
        Number of Hotel Room Units                                   301
        -----------------------------------------------------------------
        Total Value of FF&E As New                            $7,525,000
        Physical Life                                            8 Years
        Average Effective Age                                    2 Years
        -----------------------------------------------------------------
        Percent Depreciated                                         25.0
        Percent Value Remaining                                     75.0
        -----------------------------------------------------------------
        Depreciated Value                                     $5,643,750
        (Rounded)                                             $5,600,000
        =================================================================
        Source: PKF Consulting
        =================================================================

The contributing value of the FF&E therefore is estimated to be the cost of the FF&E less its accrued depreciation, or $5,600,000. It should be noted that a larger-than-usual proportion of the fixtures and furnishings of the public areas comprise antique items and paintings. The valuation of these items was beyond the scope of this appraisal; however, we are of the opinion that our estimate provides a reasonably accurate assessment of the current value of the FF&E of the subject property.

================================================================================

                   RECONCILIATION AND FINAL ESTIMATE OF VALUE
================================================================================

C.    MARKETING AND EXPOSURE PERIODS

PKF Consulting's Second Quarter 1997 Hospitality Investment Survey, which reports an average marketing period of 7.2 months for hotels, with 3 months up to 24 months being a typical exposure periods. Based on this analysis, we are of the opinion that a reasonable exposure period for the subject, at a price of $60,000,000 would be six months or less. In other words, we believe that the subject property would need to have been exposed on the open market over this period of time in order for a consummated sale to have occurred on the date of appraisal. We are also of the opinion that the marketing period for the subject would be six months or less.

================================================================================

                                     ADDENDA

                                     ADDENDA

A.    CERTIFICATION OF THE APPRAISERS

B.    STATEMENT OF ASSUMPTIONS AND LIMITING CONDITIONS

C.    LEGAL DESCRIPTION OF THE PROPERTY

D.    QUALIFICATIONS OF THE APPRAISERS

E.    COPY OF APPRAISERS' STATE OF CALIFORNIA CERTIFICATES

F.    PKF CONSULTING'S HOSPITALITY INVESTMENT SURVEY

G.    ENGAGMENT LETTER FOR THE APPRAISAL

                                   ADDENDUM A
                         CERTIFICATION OF THE APPRAISERS

                         CERTIFICATION OF THE APPRAISERS

I, Thomas E. Callahan, CPA, CRE, MAI, and Kenneth Kuchman certify that, to the best of our knowledge and belief:

o     The statements of fact contained in this report are true and correct.

o The reported analyses, opinions, and conclusions are limited only by the reported assumptions and limiting conditions, and are our personal, unbiased professional analyses, opinions, and conclusions.

o We have no present or prospective interest in the property that is the subject of this report, and we have no personal interest or bias with respect to the parties involved.

o Our compensation is not contingent upon the reporting of a predetermined value or direction in value that favors the cause of the client, the amount of the value estimate, the attainment of a stipulated result, or the occurrence of a subsequent event.

o Our analyses, opinions, and conclusions were developed, and this report has been prepared, in conformity with the Uniform Standards of Professional Appraisal Practice.

o Kenneth Kuchman has made a personal inspection of the property that is the subject of this report.

o No one provided significant professional assistance to the persons signing this report.

o This appraisal engagement was not based on a requested minimum valuation, specific valuation or the approval of a loan.

o The reported analyses, opinions and conclusions were developed, and this report has been prepared, in conformity with the requirements of the Code of Professional Ethics and the Standards of Professional Appraisal Practice of the Appraisal Institute.

o The use of this report is subject to the requirements of the Appraisal Institute relating to review by its duly authorized representatives.

o We are Certified General Real Estate Appraisers in the State of California and Kenneth Kuchman is registered as a general real estate appraiser in the State of Missouri for the purpose of this appraisal.

o As of the date of this report, Thomas E. Callahan, CPA, CRE, MAI, has completed the requirements of the continuing education program of the Appraisal Institute.

Based on the work undertaken and our experience as real estate analysts and appraisers, we are of the opinion that the prospective market value "as is" of the fee simple estate in the Ritz-Carlton Hotel, St. Louis, Missouri, as of October 1, 1997, is:

   =========================================================================
                              SIXTY MILLION DOLLARS
   =========================================================================
                                   $60,000,000
   =========================================================================

Of this above amount, $5,600,000 is allocated to the depreciated value of the furniture, fixtures, and equipment of the hotel.


Respectfully submitted,


/s/ Thomas E. Callahan
---------------------------------
Thomas E. Callahan, CPA, CRE, MAI
Executive Vice President


/s/ Kenneth Kuchman
-------------------------------
Kenneth Kuchman
Vice President

                                   ADDENDUM B

                STATEMENT OF ASSUMPTIONS AND LIMITING CONDITIONS

                STATEMENT OF ASSUMPTIONS AND LIMITING CONDITIONS

Date of Value - The conclusions and opinions expressed in this report apply to the date of value set forth in the letter of transmittal accompanying this report. The dollar amount of any value opinion or conclusion rendered or expressed in this report is based upon the purchasing power of the American dollar existing in the date of value.

Economic and Social Trends - The appraiser assumes no responsibility for economic, physical or demographic factors which may affect or alter the opinions in this report if said economic, physical or demographic factors were not present as of the date of the letter of transmittal accompanying this report. The appraiser is not obligated to predict future political, economic or social trends.

Information Furnished by Others - In preparing the report, the appraiser was required to rely on information furnished by other individuals or found in previously existing records and/or documents. Unless otherwise indicated, such information is presumed to be reliable. However, no warranty, either express or implied, is given by the appraiser for the accuracy of such information and the appraiser assumes no responsibility for information relied upon later found to have been inaccurate. The appraiser reserves the right to make such adjustments to the analyses, opinions and conclusions set forth in this report as may be required by consideration of additional data or more reliable data that may become available.

Title - No opinion as to the title of the subject property is rendered. Data related to ownership and legal description was obtained from the attached title report records and is considered reliable. Title is assumed to be marketable and free and clear of all liens, encumbrances, easements and restrictions except those specifically discussed in the report. The property is appraised assuming it to be under responsible ownership and competent management, and available for its highest and best use.

Hidden Conditions - The appraiser assumes no responsibility for hidden or unapparent conditions of the property, subsoil, ground water or structures that render the subject property more or less valuable. No responsibility is assumed for arranging for engineering, geologic or environmental studies that may be required to discover such hidden or unapparent conditions.

Hazardous Materials - The appraiser has not been provided any information regarding the presence of any material or substance on or in any portion of the subject property or improvements thereon, which material or substance possesses or may possess toxic, hazardous and/or other harmful and/or dangerous characteristics. Unless otherwise stated in the report, the appraiser did not become aware of the presence of any such material or substance during the appraiser's inspection of the subject property. However, the appraiser is not qualified to investigate or test for the presence of such materials or substances. The presence of such materials or substances may adversely affect the value of the subject property. The value estimated in this report is predicted on the assumption that no such material or substance is present on or in the subject property or in such proximity thereto that it would cause a loss in value. The appraiser assumes no responsibility for the presence of any such substance or material on or in the subject property, nor for any expertise or engineering knowledge required to discover the presence of such substance or material. Unless otherwise stated, this report assumes the subject property is in compliance with all federal, state and local environmental laws, regulations and rules.

Zoning and Land Use - Unless otherwise stated, the subject property is appraised assuming it to be in full compliance with all applicable zoning and land use regulations and restrictions.

Licenses and Permits - Unless otherwise stated, the property is appraised assuming that all required licenses, permits, certificates, consents or other legislative and/or administrative authority from any local, state or national government or private entity or organization have been or can be obtained or renewed for any use on which the value estimate contained in this report is based.

                STATEMENT OF ASSUMPTIONS AND LIMITING CONDITIONS
                                   (Continued)

Engineering Survey - No engineering survey has been made by the appraiser. Except as specifically stated, data relative to size and area of the subject property was taken from sources considered reliable and no encroachment of the subject property is considered to exist.

Subsurface Rights - No opinion is expressed as to the value of subsurface oil, gas or mineral rights or whether the property is subject to surface entry for the exploration or removal of such materials, except as is expressly stated.

Maps, Plats and Exhibits - Maps, plats and exhibits included in this report are for illustration only to serve as an aid in visualizing matters discussed within the report. They should not be considered as surveys or relied upon for any other purpose, nor should they be removed from, reproduced or used apart from the report.

Legal Matters - No opinion is intended to be expressed for matters which require legal expertise or specialized investigation or knowledge beyond that customarily employed by real estate appraisers.

Allocation Between Land and Improvements - The distribution, if any, of the total valuation in this report between land and improvements applies only under the stated program of utilization. The separate allocations for land and improvements must not be used in conjunction with any other appraisal and are invalid if so used.

Right of Publication - Possession of this report, or a copy of it, does not carry with it the right of publication. Without the written consent of the appraiser, this report may not be used for any purpose by any person other than the party to whom it is addressed. In any event, this report may be used only with properly written qualification and only in its entirety for its stated purpose.

Testimony in Court - Testimony or attendance in court or at any other hearing is not required by reason of rendering this appraisal, unless such arrangements are made a reasonable time in advance of said hearing. Further, unless otherwise indicated, separate arrangements shall be made concerning compensation for the appraiser's time to prepare for and attend any such hearing.

Structural Deficiencies - The appraiser has personally inspected the subject property, and except as noted in this report, finds no obvious evidence of structural deficiencies in any improvements located on the subject property. However, the appraiser assumes no responsibility for hidden defects or non-conformity with specific governmental requirements, such as fire, building and safety, earthquake or occupancy codes, unless inspections by qualified independent professionals or governmental agencies were provided to the appraiser. Further, the appraiser is not a licensed engineer or architect and assumes no responsibility for structural deficiencies not apparent to the appraiser at the time of this inspection.

Termite/Pest Infestation - No termite or pest infestation report was made available to the appraiser. It is assumed that there is no significant termite or pest damage or infestation, unless otherwise stated.

Income Data Provided by Third Party - Income and expense data related to the property being appraised was provided by the client and is assumed, but not warranted, to be accurate.

Asbestos - The appraiser is not aware of the existence of asbestos in any improvements on the subject property. However, the appraiser is not trained to discover the presence of asbestos and assumes no responsibility should asbestos be found in or at the subject property. For the purposes of this report, the appraiser assumes the subject property is free of asbestos and that the subject property meets all federal, state and local laws regarding asbestos abatement.

                STATEMENT OF ASSUMPTIONS AND LIMITING CONDITIONS
                                   (Continued)

Archeological Significance - No investigation has been made by the appraiser and no information has been provided to the appraiser regarding potential archeological significance of the subject property or any portion thereof. This report assumes no portion of the subject property has archeological significance.

Compliance with the Americans with Disabilities Act - The Americans with Disabilities Act ("ADA") became effective January 26, 1992. We have not made a specific compliance survey and analysis of this property to determine whether or not it is in conformity with the various detailed requirements of the ADA. It is possible that a compliance survey of the property, together with a detailed analysis of the requirements of the ADA could reveal that the property is not in compliance with one or more of the requirements of the Act. If so, this fact could have a negative effect upon the value of the property. Since we have no direct evidence relating to this issue, we did not consider possible non-compliance with the requirements of ADA in estimating the value of the property.

Definitions and Assumptions - The definitions and assumptions upon which our analyses, opinions and conclusions are based are set forth in appropriate sections of this report and are to be part of these general assumptions as if included here in their entirety.

Utilization of the Land and/or Improvements - It is assumed that the utilization of the land and/or improvements is within the boundaries or property described herein and that there is no encroachment or trespass.

Encroachments - It is assumed that the utilization of the land and/or improvements is within the boundaries or property described herein and that there is no encroachment or trespass.

Dissemination of Material - Use and disclosure of the contents of this report is governed by the bylaws and regulations of the Appraisal Institute. Neither all or any part of the contents of this report (especially the conclusions as to value, the identity of the appraiser or the firm with which they are connected, or any reference to the Appraisal Institute or to the MAI or RM designations) shall be disseminated to the general public through advertising or sales media, public relations media, new media or other public means of communication without the prior written consent and approval of the appraiser(s).

Distribution and Liability to Third Parties - The party of whom this appraisal report was prepared may distribute copies of this appraisal report only in its entirety to such third parties as may be selected by the party for whom this appraisal report was prepared; however, portions of this appraisal report shall not be given to third parties without our written consent. Liability to third parties will not be accepted.

Use in Offering Materials - This appraisal report, including all cash flow forecasts, market surveys and related data, conclusions, exhibits and supporting documentation may not be reproduced or references made to the report or to PKF Consulting in any sale offering, prospectus, public or private placement memorandum, proxy statement or other document ("Offering Material") in connection with a merger, liquidation or other corporate transaction unless PKF Consulting has approved in writing the text of any such reference or reproduction prior to the distribution and filing thereof.

Limits to Liability - PKF Consulting cannot be held liable in any cause of action resulting in litigation for any dollar amount which exceeds the total fees collected from this individual engagement.

Legal Expenses - Any legal expenses incurred in defending or representing ourselves concerning this assignment will be the responsibility of the client.

                                   ADDENDUM C

                        LEGAL DESCRIPTION OF THE PROPERTY

                                   EXHIBIT "A"

A tract of land in Township 45 North, Range 6 East, St. Louis County, Missouri; and being part of Hanley's Resubdivision of Blocks 6, 7, 8, 9, and 20 of Hanley's Addition to Clayton as per Plat Book 7, Page 62 of the St. Louis County Records and part of Block 12 of Northmoor Park Addition as per Plat Book 14, Pages 84 and 85 of the St. Louis County Records; and being more particularly described as follows:

Beginning at the point of intersection of the Northwesterly line of Forest Park Parkway (variable width) as established by plat recorded in Book 8012, Page 627 of the St. Louis County Records with the Northeast line of South Carondelet Ave. (variable width) as established by plat recorded in Book 239, Page 42 of the St. Louis County Records and known now as Carondelet Plaza; thence Northwesterly and Northeasterly along the Northeasterly and Southeasterly lines of said Carondelet Plaza as follows: 1st around a curve to the right that has a radius of 90.00 feet (radial bearing at this point being North 11(degree) 48' 14" East) and an arc length of 53.02 feet to a point; 2nd North 44(degree) 30' 00" West, 117.98 feet to the beginning of a curve to the right that has a radius of 40.00 feet; 3rd around said curve for an arc length of 43.88 feet to the beginning of a curve to the left that has a radius of 91.50 feet; 4th around said curve for an arc length of 49.23 feet to the beginning of a curve to the right that has a radius of 50.00 feet; 5th around said curve for an arc length of 68.48 feet to a point; 6th North 66(degree) 00' 00" East, 171.79 feet to a point; 7th South 24(degree) 00' 00" East, 6.00 feet to a point; 8th North 66(degree) 00' 00" East, 238.64 feet to a point; thence South 24(degree) 00' 00" East, 283.82 feet to a point in the Northwesterly line of Forest Park Parkway; thence Southwesterly, along the Northwesterly line of Forest Park Parkway, as follows:
1st South 66(degree) 52' 38" West, 365.13 feet to the beginning of a curve to the right that has a radius of 80.78 feet; 2nd around said curve for an arc length of 3.50 feet to a point; 3rd North 25(degree) 45' 43". West, 6.95 feet to a point; 4th South 80(degree) 01' 57" West, 46.45 feet to a point; 5th South 09(degree) 58' 04" East, 10.88 feet to the point of beginning and containing
2.993 acres of land.

                                   ADDENDUM D

                        QUALIFICATIONS OF THE APPRAISERS

                                QUALIFICATIONS OF
                        THOMAS E. CALLAHAN, CPA, CRE, MAI
                            EXECUTIVE VICE PRESIDENT


PROFESSIONAL HISTORY

           Present Executive Vice President, PKF Consulting San Francisco, California

           Prior              Pannell Kerr Forster, Boston and Los Angeles
                                         Partner-in-Charge
                              Pannell Kerr Forster, Dallas and Houston
                                          Partner

AREAS OF EXPERTISE            Economic, financial, operational, management and
                              valuation consulting for the real estate, hospitality and related service industries.

REPRESENTATIVE
PROJECTS Numerous market and economic feasibility studies for hotels, motor hotels, and resorts in the United States, Europe, the Pacific, and Southeast Asia.

                              Acquisition studies and development planning for numerous hotels and motor hotels.

                              Appraisal of the market value of all types of income producing properties including: hotels, restaurants, ski resorts, office buildings, golf courses, mixed-use and retail developments.

                              Market and economic feasibility studies for retirement and long-term health care facilities located in Texas and California.

                              Preparation of master plan studies for the development of multi-use real estate projects in the Republic of China, Singapore, and the United States. These studies include highest and best use analyses for the proposed site, market and financial feasibility analyses, economic valuations and development of the management structure for project implementation.

                              Development of reorganization plans and expert testimony in court for bankruptcy proceedings associated with all types of hotels and resorts.

QUALIFICATIONS OF
THOMAS E. CALLAHAN, CPA, CRE, MAI

REPRESENTATIVE
PROJECTS Evaluation of the organization structure, financial controls and management information systems of the Armed Forces Recreation Center located in the Federal Republic of Germany.

                              Operational reviews, financial analyses, management evaluations and systems analyses for hotels, resorts, restaurants, and clubs.

                              Valuation of large, complex real estate and business holdings, including the Aspen Skiing Company, Aspen Colorado; Angel Fire Ski Company, Angel Fire, New Mexico; and the Embarcadero Center, San Francisco, California.

                              Preparation of cash flow and return on investment calculations for proposed, operating and distressed hotels, resorts, restaurants, and clubs.

                              Appraisal of the market value of large real estate portfolios, including all Trusthouse Forte, Inc. hotel properties; all company owned Hilton Hotels; all Vagabond Inns; all Western 6 Motels; and all of the holdings of Hotel Investors Trust.

                              Operational analysis, financial review and long-range development for hotels and resorts.

                              Market and economic feasibility study for a proposed major international class hotel to be located in Bandar Seri Begawan, Brunei.

                              Long-range budgeting, economic feasibility and economic impact analysis for the Industry Hills Civic Recreation Center located in the City of Industry, California.

                              Market and economic feasibility analysis for numerous convention and exhibit centers including the Los Angeles Convention Center and the Taipei World Trade Center.

                              Development of the organizational structure and job descriptions and requirements for a multi-use facility, which includes a hotel, convention center and numerous recreational facilities.

QUALIFICATIONS OF
THOMAS E. CALLAHAN, CPA, CRE, MAI

REPRESENTATIVE
PROJECTS
(Continued)                   Development of procedural manuals for the
                              operation of major hotels.

                              Accounting system, internal control procedures and management information system design and implementation for hotel, club, and restaurant operations.

EDUCATION         WASHINGTON STATE UNIVERSITY
                  Bachelor of Arts in Business Administration

                  APPRAISAL INSTITUTE
                  Completed All Courses Required for Membership

PROFESSIONAL
QUALIFICATIONS    Certified Public Accountant in Massachusetts, California
                  and Texas
                  Certified General Real Estate Appraiser - State of California

PROFESSIONAL
AFFILIATIONS      Member of the Appraisal Institute (MAI)
                  American Society of Real Estate Counselors (CRE)
                  International Society of Hospitality Consultants (ISHC)
                  American Institute of Certified Public Accountants
                  California Society of Certified Public Accountants
                  Texas Society of Certified Public Accountants
                  Massachusetts Society of Certified Public Accountants
                  American Hotel & Motel Association - Research Committee
                  American Institute of Certified Public Accountants - MAS
                  Executive Committee Member

PROFESSIONAL
ACTIVITIES        Guest speaker at various industry seminars

EXPERT
TESTIMONY         Admitted as an expert in both State and Federal courts located in Massachusetts, Illinois, California, Texas and New Mexico

                                QUALIFICATIONS OF
                                 KENNETH KUCHMAN
                                 VICE PRESIDENT

PROFESSIONAL HISTORY
           Present            PKF CONSULTING - San Francisco
                              Vice President

           Prior              BDO SEIDMAN - San Francisco
                              Senior Consultant

                              LAVENTHOL & HORWATH - San Francisco
                              Consultant

                              THE MANDARIN ORIENTAL HOTEL GROUP
                              Hong Kong and San Francisco
                              Various Management Positions

AREAS OF EXPERTISE            Operational planning and evaluation of hospitality
                              industry activities. Extensive experience in the pre-opening and on-going operations of hotels, motels, resorts, and conference centers.

                              Preparation of market feasibility studies for hotels and related facilities including estimated financial income statements.

                              Preparation of full narrative appraisals of lodging properties and related facilities focusing on valuation of projected operating income. Skills encompass fee simple, leasehold, and leased fee estate interest valuation.

                              Litigation support analysis involving the performance of hotel management services.

MAJOR PROJECTS                Comprehensive operational review of the lodging
                              and food service operating establishments located within Yosemite National Park.

                              Operational review of lodging, dining, recreation and sports facilities at nine United States Air Force bases.

                              Market feasibility studies for over 15 proposed hospitality industry projects including golf courses and standard and extended-stay hotels to be constructed in Northern California and in Nevada.

QUALIFICATIONS OF
KENNETH KUCHMAN
PAGE TWO

MAJOR PROJECTS
(CONTINUED)                   Appraisals and operational analysis of two casino
                              hotels and a 500 room resort-style hotel located in Las Vegas, Nevada.

                              Appraisals of over 20 full-service hotels and major resorts located throughout the mainland United States, Hawaii, and Bermuda. Appraisals of numerous economy lodging facilities, comprising 53 to 175 rooms, and adjacent leased restaurants, in California and in the Southwest.

                              Litigation support services relating to the termination of hotel management contracts by the owning partnerships of several full-service hotels located in California and Hawaii.

EDUCATION                     CLAREMONT GRADUATE SCHOOL
                              THE PETER F. DRUCKER
                              GRADUATE MANAGEMENT CENTER
                              Master of Business Administration

                              CORNELL UNIVERSITY
                              SCHOOL OF HOTEL ADMINISTRATION
                              Bachelor of Science, Hotel Administration

PROFESSIONAL
  ACTIVITIES                  Certified General Real Estate Appraiser
                              State of California, Certificate #AG022842

                              State Accredited Affiliate of the Appraisal
                              Institute

                              MAI Candidate, Appraisal Institute, Candidate #M950161

                              President, Cornell Society of Hotelmen,
                              Northern California Chapter

                                   ADDENDUM E

             COPY OF APPRAISERS' STATE OF CALIFORNIA CERTIFICATIONS

                              STATE OF CALIFORNIA
================================================================================

SEAL                                                                        COPY

                    Business, Transportation & Housing Agency

                        OFFICE OF REAL ESTATE APPRAISERS

                          REAL ESTATE APPRAISER LICENSE

                 OREA APPRAISER IDENTIFICATION NUMBER  AG 009618
                                                       ---------

                               THOMAS E. CALLAHAN

has successfully met the requirements for a license as a general real estate appraiser in the State of California and is, therefore, entitled to use the title "Certified General Real Estate Appraiser".

This license has been issued in accordance with the provisions of the Real Estate Appraisers' Licensing and Certification Law.


                                                OFFICE OF REAL ESTATE APPRAISERS


                                                /s/ [ILLEGIBLE]
                                                --------------------------------

                                  Date Issued:  April 19, 1997

Audit No. 20662                  Date Expired:  April 18, 2001

================================================================================
                THE BACK OF THIS DOCUMENT CONTAINS AN ARTIFICIAL
                      WATERMARK - HOLD AT AN ANGLE TO VIEW

================================================================================
                                                                            COPY
                               STATE OF CALIFORNIA

                              GOVERNOR PETE WILSON

                        OFFICE OF REAL ESTATE APPRAISERS

                        REAL ESTATE APPRAISER CERTIFICATE

                OREA APPRAISER IDENTIFICATION NUMBER  AG 022842
                                                      ---------

KENNETH KUCHMAN, has successfully met the minimum requirements for certification as a general real estate appraiser In the State of California and is therefore entitled to use the title "Certified General Real Estate Appraiser".

This license is valid until April 15, 1999 and has been issued in accordance with the provisions of the Real Estate Appraisers' Licensing and Certification Law.

                               OFFICE OF REAL ESTATE APPRAISERS

                               BY: /s/ [ILLEGIBLE]
                                   ----------------------------

                               DATE: June 24, 1994
================================================================================

                                   ADDENDUM F

                 PKF CONSULTING'S HOSPITALITY INVESTMENT SURVEY

                          HOSPITALITY INVESTMENT SURVEY
                                                                      ----------
                                                                          PKF
                                                                      CONSULTING
                                                                      ----------

A PERIODIC PROFESSIONAL PUBLICATION  VOLUME TEN, ISSUE ONE  SECOND QUARTER 1997
                                                                             $75

                  Optimism Continues to Drive Hotel Investment
--------------------------------------------------------------------------------

The optimistic attitude driving hotel investment continued in 1996 and is expected to remain through 1997. Investors are purchasing hotels at continually rising prices, still confident of continuing upside potential in the marketplace. It is estimated that the average price paid for a hotel in 1997 will approximate 91.3 of replacement cost in 1997. This contrasts to the 47.4 percent mark recorded in 1991, at the depth of the nation's economic and lodging recession.

Projected growth in operating profits continues to attract investors to spend their money on lodging. Despite the first signs of overdevelopment and projections of declining occupancy in several markets, a healthy economy and improvements in operating efficiency lead most analysts and investors to believe that hotel profitability should continue to improve through the year 2000. The 1997 edition of PKF Consulting's Hospitality Investment Survey found that hotel investors are projecting revenues to grow annually at 3.9 percent, while expense growth will be limited to 3.4 percent. The end result is a projected annual growth rate of 7.3 percent for hotel net operating incomes.

So Many People Can't Be Wrong

Further indication of the interest in hotel investment is the response to this year's Hospitality investment Survey (HIS). The 1997 edition of HIS reports the average investment criteria used by 141 companies involved in over 1,500 hotel related transactions in 1996. This is by far the largest interest we have seen in hotel investment since our first survey in 1984. It should also be noted that
82.3 percent of our survey respondents plan to purchase and/or sell one or more hotels in 1997, further indication that the amount of investment dollars flowing into the hospitality industry has yet to subside.

Few Changes In Investment Criteria

Hotel investors' outlook on values and return on investment have changed little since the optimistic attitudes adopted in 1994. Capitalization rates continue to hover around the 11 percent mark, while the desired return on investment dropped slightly to 14.1 percent. With hotel investors fairly sure that their future return on investment can be derived from improved profitability, they are willing to pay higher prices and accept less of a percentage return in exchange for less perceived risk.

Among the different property types, investors appear to be most bullish regarding the future prospects for resort properties. Due to the scarcity of resort properties for sale, combined with the positive future projections of market performance for this segment, transactions involving resorts showed the lowest capitalization rate (10.4 percent) and internal rate of return (13.4 percent). At the other end of the spectrum, limited-service hotels are being purchased at the highest rate of capitalization (11.7 percent) and desired rate of return (14.7 percent). In several markets, the relative cost of construction and market support favors building a new limited-service hotel as opposed to purchasing an existing property.

Traditional Lenders Return

Responding to the increase in hotel investment activity, traditional sources of financing have re-entered the hotel lending arena to get

Continued on page 2

--------------------------------------------------------------------------------

                                    Table 1

Investment Criteria       1996    1995    1994    1992    1990    1988    1986
--------------------------------------------------------------------------------

Overall Cap Rate         11.10%  11.04%  11.20%  11.90%  10.20%  11.10%  10.90%

Discount Rate            14.10%  14.57%  14.70%  16.00%  15.00%  14.60%  13.80%

Holding Period (Years)    6.70    6.27    7.10    8.40    9.60    8.80    9.30

Debt Coverage Ratio       1.40    1.38    1.40    1.60    1.30    1.30    1.30

Income Growth Rate        4.00%   3.89%   3.90%   3.80%   4.80%   4.40%   4.00%

Expense Growth Rate       3.30%   3.44%   3.70%   3.60%   4.70%   4.30%   4.30%

Interest Rate             9.10%   9.59%   9.90%   8.90%  11.50%  11.60%  10.10%

Loan To Value Ratio      69.70%  69.12%  68.00%  67.40%  69.00%  73.60%  72.50%

Source: PKF Consulting

--------------------------------------------------------------------------------

                HOSPITALITY INVESTMENT SURVEY -- PKF CONSULTING
--------------------------------------------------------------------------------

Continued from front page

a piece of the action. Sixty-eight percent of HIS respondents reported that their bank contributed in some part to the financing of their hotel deals in 1996, up from 58 percent in 1995 and 31 percent in 1994. Other sources, such as investment banks, SBA loans, mortgage funds, conduits, and private equity were identified as the second most prominent source of financing. This increase in the availability of financing sources has lessened the need for seller financing, which declined from 24 percent in 1995 to 16 percent in 1996.

The financing criteria required by lenders also changed little from 1995 to 1996. Debt coverage ratio stayed constant at 1.4, while the loan-to-value ratio continues to range from 68 to 70 percent for all product types. Indicative of the increased competition among lenders to become involved in hotel transactions, the average interest rate for a hotel loan dropped slightly from
9.6 percent in 1995 to 9.1 percent in 1996.

----------------------------------------

                 Table 2
     PROFILE OF TRANSACTIONS SURVEYED

Location              Number      Percent
Northeast               227        14.7%
Southeast               298        19.2%
Midwest                 298        19.2%
Northwest                83         5.3%
Southwest               253        16.3%
West                    272        17.6%
Caribbean                12         0.8%
Mexico                    2         0.2%
Other                   104         6.7%
----------------------------------------
   Total              1,549       100.0%

Type of Transaction
Non-R.E.O.               83         5.4%
R.E.O.                1,466        94.6%
----------------------------------------
                      1,549       100.0%

Respondent Involvement
Purchased               351        22.7%
Sold                    341        22.0%
Put Under Contract      349        22.5%
Financed                508        32.8%
----------------------------------------
                      1,549       100.0%

        Source: PKF Consulting

----------------------------------------

                    ----------------------------------------
                                  TRENDS VALUE
                          1996 Constant Dollars Indexed

                              [Line graph omitted]

                    Source: PKF Consulting
                    ----------------------------------------

Show Me The Current Money

Somewhat contrary to the expectations of future profit growth are the valuation techniques investors use to help determine the purchase price. As in our 1996 study, a direct capitalization of the property's net income is thought to be the best method to determine the value of a hotel. However, the technique of determining value by discounting the projected future cash flows of the property dropped from the second most preferred practice to the fourth. In addition, our study indicates that a direct capitalization of the existing year's cash flow has been used more often than capitalizing the cash flow projected for the following year.

Existing year data is often thought to be a base from which to determine a minimum value for a property in the rising market. By preferring to capitalize existing year data, despite predictions of rising profits, today's buyer might just be responding to the fact that 1995 and 1996 were years of record profit performance in the hotel industry. In other words, 1995 and 1996 performance levels are more predictive of future stabilized performance than existing year performance levels were during the depths of the recession.

Time To Analyze Your Investment Options

In an effort to see how this favorable financial outlook impacts the investment community, we have analyzed valuation information from our various databases. Using data from PKF Consulting's Trends In The Hotel Industry and Hospitality Investment Survey, we have calculated a "Trends Value" for the typical hotel participating in our surveys. The Trends Value, calculated on a per available room basis, takes into account such factors as the prevailing operating profits, capital reserve requirements, and capitalization rates for each of the years under study. This calculation was made for full-service, limited-service, and resort hotels. It is important to note that this Trends Value does not reflect the actual sales prices for properties bought or sold in any given year.

Driven by the expected growth in profits, it is projected that by 1997, the Trends Value (in 1996 constant dollars) of the "typical" hotel will have improved nearly 75 percent from the depths of the early 1990s recession. The value improvement of limited-service hotels occurred earlier in the recovery process, but is expected to taper off somewhat in the future, as market condi-

                HOSPITALITY INVESTMENT SURVEY -- PKF CONSULTING
--------------------------------------------------------------------------------

tions temper the profit performance of this segment. On the other hand, full-service hotels took a little longer to recover their value, yet show the greatest potential for value improvement in the future. Resort hotels, driven by the combination of lower capitalization rates and relative lagging improvement in profitability, have shown the least resiliency in value recovery.

Why Sell Now?

With hotel profits on the rise, why would hotel owners consider selling their property at this time? Market experience and projections say that selling now would cut an owner short of enjoying up to four years (depending upon where the property is located) of rising profits and the corresponding rise in the value of the hotel.

Obviously, the proper time to sell any individual hotel is dependent upon issues unique to that particular asset. Local market conditions, the physical condition of the property, and the financial motivations of the owner are just some of the factors which need to be analyzed before one can properly judge whether or not it is time to sell. However, when you look at the overall state of the current U.S. hotel industry, more than a few compelling reasons can be made for the consideration of selling your hotel now. The following paragraphs summarize some of the reasons why selling your hotel in 1997 might be a prudent move.

--------------------------------------------------------------------------------
                              COMPARATIVE ANALYSIS
                       Value Per Room vs Replacement Cost

                              [Bar graph omitted]

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     Table 3
                          CLASSIFICATON OF CONTRIBUTORS

Contributor                      Number        Percent
Owner/Operator                     55           39.0%
Other (Broker/RE Advisor)          24           17.0%
Management Company                 22           15.6%
Hotel Chain                        15           10.6%
Private Investor                   13            9.2%
Developer                           6            4.3%
Life Insurance                      3            2.1%
Pension Funds                       2            1.4%
Commercial Bank                     1            0.7%
-----------------------------------------------------
 Total                            141          100.0%

Who Provides Financing?
Bank                                            42.9%
Other Source**                                  22.3%
Insurance Company                               15.2%
Seller                                           9.8%
Pension Fund                                     6.7%
Saving & Loan                                    3.1%

Notes:  * =  Many respondents noted multiple sources.
       ** = Other sources included investment banks, SBA Loans, mortgage funds, conduits, and private equity.

                             Source: PKF Consulting
--------------------------------------------------------------------------------

Deal From A Position Of Strength

There are several conditions in place now that give the seller leverage over the buyer in the negotiation process. First of all, hotels are a desired asset. Given all the news of improved market and financial performance, hotels are one of the most sought-after forms of real estate for investors. This is most evident on Wall Street, where hospitality related REITs, investment funds, and C-Corporations all need to put their funds to use and are fighting each other to find investment opportunities. Given the recent fluctuations Wall Street, hotel owners should closely monitor the Dow Jones Index. Any large drops in the Dow could forewarn a lessening of hotel acquisition activity, thus indicating a need to sell your property.

Leaving Some Crumbs

Professionals realize that successful transactions are the result of balanced negotiations and a "meeting of the minds." While a hotel owner desires to maximize the price paid for his hotel, the buyer comes to the table looking for a price that leaves room for asset appreciation. As mentioned earlier, the hotel industry is expected to experience continued growth in profitability for the next few years. This leaves credible prospects for future return on investment for a potential hotel investor. If hotel owners wait until hotel profitability has peaked out, nothing will be left on the table for potential buyers.

Continued on page 4

                HOSPITALITY INVESTMENT SURVEY -- PKF CONSULTING

Continued from page 3

More Builders Than Buyers

Another effect of improving profitability within the hotel industry is that, eventually, it will cost just as much to buy a hotel as it will to build one. Again, comparing the average Trends Value of the typical hotel in our survey and the cost to construct a similar property, we find that the gap is narrowing. On average, the typical hotel in our study was valued at 47.7 percent of its replacement cost in 1991. This ratio is projected to grow to 91.3 percent by year-end 1997.

With the value of the average hotel nearing its replacement costs, the time is approaching when hotel investors will find themselves better off building a new property than investing in an existing one. This narrowing of the gap between purchase price and replacement cost negatively impacts the potential hotel seller in two ways. First, it further shrinks the field of hotel purchasers, many of whom will transform themselves into developers. Secondly, the new hotels that will be built could have a negative impact on the future market performance of the existing hotel, thus lowering its attractiveness.

Altering Your Investment Strategy

Prudent investors enter a transaction having already developed a proper exit strategy. We believe now is a good time to start reviewing your disposition strategy. What were your goals when you purchased your hotel, and have they been met? Measured in stated-year dollars, Trends Values are double what they were in 1990, and almost 50 percent greater than 1994. These rates of return should meet the return requirements of most investors.

Exiting hotel ownership does not necessarily mean that you can't continue to ride the anticipated rise in hotel performance. For example, many sellers will take the proceeds from the sale of their hotel properties and purchase shares of a REIT, a publicly-traded hotel company, or an Investment Fund. Such action makes the "ex" owner's real estate investment more liquid, while allowing him to benefit from any future rise in hotel profitability and values.

--------------------------------------------------------------------------------
                                     Table 4
                               INVESTMENT CRITERIA

Capitalization Rates        Average       High         Low
Full-Service                 10.9%        15.0%        8.3%
Limited-Service              11.7%        16.0%        9.0%
Resort                       10.4%        13.5%        5.0%
------------------------------------------------------------
 All Properties              11.1%

Internal Rate of Return/
 Discount Rate
Full-Service                 13.9%        18.0%       11.3%
Limited-Service              14.7%        19.0%       12.4%
Resort                       13.4%        16.5%       10.0%
------------------------------------------------------------
 All Properties              14.1%

Equity Yield
Full-Service                 18.4%        25.0%       11.5%
Limited-Service              18.7%        30.0%       10.5%
Resort                       17.8%        25.0%        9.0%
------------------------------------------------------------
 All Properties              18.4%

Cash on Cash
Full-Service                 14.4%        25.0%        8.0%
Limited-Service              16.2%        25.0%        8.0%
Resort                       14.5%        25.0%        8.0%
------------------------------------------------------------
 All Properties              15.2%

Holding Period (Years)
Full-Service                  7.1         30.0         3.0
Limited-Service               6.0         10.0         2.5
Resort                        7.0         10.0         3.0
------------------------------------------------------------
 All Properties               6.7

Room Revenue Multiplier
Full-Service                  2.5          3.5         2.0
Limited-Service               2.8          4.0         2.0
Resort                        2.6          3.0         2.2
------------------------------------------------------------
 All Properties               2.7

Total Revenue Multiplier
Full-Service                  2.1          2.5         1.7
Limited-Service               3.1          4.0         2.5
Resort                        2.5          2.5         2.5
------------------------------------------------------------
 All Properties               2.5

Marketing Period (Months)
Full-Service                  7.7         24.0         3.5
Limited-Service               6.4         12.0         3.0
Resort                        7.7         12.0         5.0
------------------------------------------------------------
 All Properties               7.2

                             Source: PKF Consulting
--------------------------------------------------------------------------------

How To Exit Gracefully

For hotel sellers, the use of a professional transaction advisor who can properly represent your hotel is a must in today's marketplace. It is important to make sure your transaction advisor is both credible and qualified to make the case to a prospective buyer that an upside still exists for the hotel asset. Selling a hotel in today's hotel market environment demands more than pretty pictures and multiple listings. It requires an experienced and knowledgeable transaction advisor who can relate to the investment strategies of potential purchasers, while at the same time representing the best interests of the seller.

Why Buy Now?

If the current hospitality cycle appears to be reaching its peak, why should someone consider investing in the hotel industry at this time? The following paragraphs summarize some of the reasons why investing in a hotel might be a prudent move in 1997.

Upscale Plus Urban Equals Opportunity

Despite high occupancies and double-digit growth in room rates, the financial feasibility of constructing a new full-service hotel in an urban market is slim. Lack of available land, high labor costs, and hefty municipal charges often push the development budget beyond breakeven. Given these economics, plus the fact that a new full-service

                    HOSPITALITY INVESTMENT -- PKF CONSULTING

--------------------------------------------------------------------------------
                                     Table 5
                                 MORTGAGE TERMS

Loan to Value Ratio          Average       High        Low
Full-Service                 69.1%        92.5%       45.0%
Limited-Service              71.0%        92.5%       55.0%
Resort                       68.7%        85.0%       55.0%
-----------------------------------------------------------
 All Properties              69.8%

Interest Rates
Full-Service                  9.0%        11.0%        3.3%
Limited-Service               9.0%        11.0%        3.3%
Resort                        9.3%        11.3%        8.3%
-----------------------------------------------------------
 All Properties               9.1%

Amortization Period (Years)
Full-Service                 22.2         30.0        12.0
Limited-Service              21.6         30.0        10.0
Resort                       22.0         30.0        15.0
-----------------------------------------------------------
 All Properties              21.9

Loan Term (Years)
Full-Service                  8.3         22.5         0.0
Limited-Service               8.3         22.5         3.0
Resort                        7.6         15.0         5.0
-----------------------------------------------------------
 All Properties               8.2

Debt Coverage Ratio
Full-Service                  1.4          2.3         1.2
Limited-Service               1.4          1.7         1.2
Resort                        1.4          2.0         1.2
-----------------------------------------------------------
 All Properties               1.4

                             Source: PKF Consulting
--------------------------------------------------------------------------------

urban project would take at least three years to open, it is pretty safe to assume that there will be few new competitors entering the upscale urban markets through the year 2000. If an investor can find an urban hotel for sale (or potentially an alternative-use building adaptable for conversion) he can be relatively assured of an extremely favorable market and profitable operating conditions for the next few years.

Disciplined Lenders

Aggressive and undisciplined Saving and Loans contributed to the overdevelopment that occurred in the 1980s. ln today's lending circles, it is difficult to find traditional institutions or lending sources that have not implemented strict lending criteria for all real estate loans. While the lending community has had its share of cyclical lapses in discipline, the current conservative bent appears to be fairly well entrenched, thus putting a cap on the availability of funds for new development. As it has been the case since 1990, the lack of available financing will limit the amount of new hotel construction activity, thus preserving the current mature period in the cycle and lessening the depth of the next recession.

Few False Incentives

Another factor contributing to the funding of hotel projects in the 1980s were tax laws that provided developers with artificial incentives to build. In general, tax benefits helped the financial feasibility of projects that were not market-justified. The result was a glut of hotels that improved the immediate cash flows of the investors, while not serving any market need. Today's tax code provides little relief or loopholes for investors looking for deductible losses and tax shelters. In other words, the direct financial feasibility of the project must provide the return on investment. This is one more factor adding to the prospect for future stability in the market.

Some Bargains Still Exist

While the overall purchase price for all hotels is projected to exceed 90 percent of replacement cost, some properties in select markets are still selling below 75 percent of replacement cost. These properties tend to be full-service, or may have a large amount of deferred maintenance or market obsolescence attached to them. Nonetheless, for the hotel investor who has the resources to turn a property around, a well located property currently in distress may be a candidate for refurbishment and may well enjoy favorable market conditions for the foreseeable future.

                    -------------------------------------
                                   Table 6
                        VALUATION TECHNIQUE PREFERENCE

                     Technique                      Rank*

                     Direct Capitilization           2.1

                     Other

                     Cash on Cash                    2.4

                     Discount Cash Flow

                     Equity Yield                    3.0

                     Percentage of Replacement       4.1

                     Multiple of Room Revenue        5.0

                     Multiple of Gross Revenue       5.7

                     Note:*  1 = Most Important
                             8 = Least Important

                          Source: PKF Consulting
                    -------------------------------------

Representation

For some hotel companies, the need to have representation in specific markets or to gain critical mass when building a

Continued on back page

--------------------------------------------------------------------------------
                                     Table 7
                              CASH FLOW PROJECTIONS

Growth Rates                               Annual Growth Rate
Revenues                                                 4.0%
Expenses                                                 3.3%
Net Operating Income                                     7.3%

Reserve for Replacement Method
                                                      Average
Percent of Gross Revenue                                3.97%
Percent of F.F. &E.                                     7.58%

                             Source: PKF Consulting
--------------------------------------------------------------------------------

                HOSPITALITY INVESTMENT SURVEY -- PKF CONSULTING
--------------------------------------------------------------------------------

Continued from page 5

chain, forces them to purchase or construct properties even though the economics may not be favorable. This is especially true for international chains needing properties in gateway cities and for all-suite chains looktng to convert a limited amount of all-suite hotel inventory.

Be Careful Out There, It's Diverse

Overall, PKF Consulting shares the optimism shown by most hotel investors. However, we do recognize that each transaction needs to be evaluated on its own merits. Today's operating and investment markets vary greatly from product type to product type, and region to region. To give a blanket endorsement to all hotel investment opportunities is absurd. The decision to buy, sell, build, lend, or invest is complex. It is driven by objective criteria like market support, physical condition of the property, and land availability, as well as subjective criteria like relative risk, desired returns, and development/management objectives. A potential hotel investor shouldn't be drawn into the industry simply to ride an overall wave of enthusiasm. On the other hand, a prudent investor would be wise to continue to search the hotel landscape and take advantage of those great deals and opportunities that remain.

--------------------------------------------------------------------------------

Recent Publications Available from PKF Consulting

1996 Annual Trends in the Hotel Industry -- USA.

1997 Annual Trends in the Hotel Industry -- USA.
     (Available Autumn 1997.)

Quarterly Trends in the Hotel Industry.

Monthly Trends in the Hotel Industry.
     (Available for each of more than 50 U.S. cities and regions.)

1996 Annual Trends in the Hotel Industry -- Asia/Pacific Edition.

Annual Hospitality Investment Survey.

The Conference Center Industry: A Statistical and Financial Profile --
     North America 1996.
     (1996 edition available now. 1997 edition available in July.)

1996 Biennial Bed-and-Breakfast/Country Inns Industry Study.
     (Available July 1997 through the Professional Association of
     Innkeepers International 805/569-1853.)

Hotel Development Handbook.
     (Available through the Urban Land Institute 202/624-7000.)

1996 Human Resources Survey: Study of Diversity, Recruitment, and
Reward Systems for Employees in the U.S. Hotel Industry.

Annual Trends in the Hotel Industry -- Canadian Edition.
     (Contact 416/360-5000.)

For Hotel Industry Trends information for Europe, the U.K., Africa, and the Middle East, contact Pannell Kerr Forster Associates in
London at 0171-831-7393.

For further information and prices, contact the PKF Consulting Research Department at (415) 421-5378.

--------------------------------------------------------------------------------

================================================================================
WANT TO TAKE PART IN OUR NEXT INVESTMENT SURVEY?

New participants in Hospitality Investment Survey are always welcome. If you are a hotel investor, lender, or otherwise involved in the transaction end of the industry, please contact us. We'll send you a survey form. All survey data is kept strictly confidential. Inquiries may be directed to any PKF Consulting office or to the editor. And all participants get their copy free of charge.
================================================================================

     For PKF Consulting Real Estate Services in your region, please contact:

New York              Philadelphia              Houston
John A. Fox           Lawrence E. Henry, MAI    John A. Keeling
(212) 867-8000        (215) 563-5300            Florida T. Booth, MAI
                                                (713) 621-5252
Los Angeles           Atlanta
Jeffry Lugosi, MAI    Mark Woodwortli
(213) 680-0900        (404) 842-1150

Boston                San Francisco
Thomas A. Ellsworth   Thomas E. Callahan, CRE, MAI
(508)768-7000         Kiyoshi Sekine
                      Dan Lem
Washington, DC        Doris Tan
Walter C. Williams    (415) 421-5378
(703) 684-5589

--------------------------------------------------------------------------------

Hospitality Investment Survey is compiled and produced by PKF Consulting. Readers are advised that PKF Consulting does not represent the data contained herein to be definitive. Neither should the contents of this publication be construed as a recommendation on policies or actions. Quotations or reproduction, in whole or in part, are permitted with credit to PKF Consulting. Please address inquiries to the Editor, Hospitality Investment Survey, 425 California Street, Suite 1650, San Francisco, CA 94104. Phone: (415) 421-5378. Price $75.00.
                                                                      ----------
                                                                         PKF
                                                                      CONSULTING
                                                                      ----------
--------------------------------------------------------------------------------

                                   ADDENDUM G

                       ENGAGEMENT LETTER FOR THE APPRAISAL

                         [Letterhead of PKF Consulting]

Sent via Federal Express

September 26, 1997

Mr. Timothy S. Koltermann
Assistant Vice President
Merrill Lynch Mortgage Capital, Inc.
World Financial Center
North Tower
New York, NY 10281-1326

Re:   Hotel Appraisals

Dear Mr. Koltermann:

Pursuant to your request, we are pleased to submit this proposal to perform an appraisal of the market value of the fee simple estate in the following hotels:

      o  Four Seasons Biltmore - Santa Barbara, California
      o  Four Seasons Hotel Austin, Texas
      o  Ritz-Carlton Hotel - St. Louis, Missouri

SCOPE OF THE ASSIGNMENT

As we understand it, you are evaluating the refinancing of the above referenced hotels. Accordingly, this appraisal will be used for loan underwriting and asset evaluation purposes.

The scope of our work program will include an analysis of each property, the nature of the markets in which the properties operate, an analysis of the market position of the hotels, and an estimate of the market value of the fee simple estate in each facility. The property is to be appraised "as is"; however, we will alert you if we uncover areas in which we believe a change may be indicated in the operation of the facilities. Unless otherwise instructed, the date of our valuation will be the date on which we last inspect the property.

Mr. Timothy S. Koltermann             -2-                     September 26, 1997
================================================================================

PKF CONSULTING

As a point of background, we would like to provide you with a brief overview of our firm. PKF Consulting is a real estate consulting and appraisal firm with offices in nine major U.S. cities as well as Hong Kong. As a member of the Pannell Kerr Forster International Association, we have an additional 250 offices in 75 countries.

The professional staff of PKF Consulting consists of approximately 100 consultants and appraisers, including designated Members of the Appraisal Institute (MAI), the American Society of Real Estate Counselors (CRE), and the International Society of Hospitality Consultants (ISHC). In addition, many of our professional staff are certified general real estate appraisers in the states in which we actively perform work.

Since its inception, PKF Consulting has placed a special emphasis on serving the hospitality and real estate industries. This work includes market analyses and feasibility studies in virtually every major domestic market, providing the firm with an unsurpassed body of knowledge regarding past and present market performance. Since 1983, we have also provided market value appraisals for all types of commercial real estate, with a primary focus on hotels, motels, resorts, and golf courses. Additionally, we own a data base on U.S. hotel operating results that extends back to 1935.

Presently, real estate appraisal services represent a significant portion of the professional services we perform. Our primary clients are financial institutions, the majority of which require that their appraisals comply with the requirements of FIRREA.

PKF Consulting serves our United States and international clients from a base of offices in nine core cities: Boston, New York, Philadelphia, Washington, D.C., Atlanta, Los Angeles, Houston, Hong Kong, and San Francisco, our headquarters.

In addition to our long standing expertise in the hotel industry, we would bring to you in this engagement substantial familiarity with the `North Coast" hotel market. Within the past twelve months, we have evaluated several hotels within Sonoma, Humbolt, and Mendocino Counties.

In order to give you an understanding of the depth of our experience, attached for your review is a partial listing of hotels, resorts and other types of properties our offices has appraised during the past several years. We have also attached the qualifications of key individuals who will likely be involved in the appraisals.

Given the historical role of PKF Consulting in the hospitality industry and our experience in the local market, we are of the opinion that there is no other firm that can provide the services available through us.

Mr. Timothy S. Koltermann             -3-                     September 26, 1997
================================================================================

FORMAT OF THE APPRAISAL

Our appraisal report for each property will be prepared in accordance with and subject to the Code of Ethics and Standards of Professional Practice of the Appraisal Institute, the Uniform Standards of Professional Appraisal Practice (USPAP) as established by the Appraisal Foundation, FIRREA regulations, and the current regulatory guidelines.

Specifically, this reports will include discussions of the following:

      o  Identification of the real property and property rights appraised
      o  Purpose and use of the appraisal
      o  Assumptions and limiting conditions of the appraisal
      o  Area demographic and economic characteristics
      o  Subject property's physical characteristics and operating history
      o  Local real estate taxes and assessment procedures
      o  Highest and best use of the property
      o  Existing and future supply and demand estimates
      o  Projected market performance of the hotel
      o  Estimated annual operating results for the hotel
      o  Cost Approach, if applicable
      o  Sales Comparison Approach
      o  Income Capitalization Approach
      o  Reconciliation and final estimate of value
      o  Certification of value

To insure that the report meets our quality standards, the report will be reviewed by a Senior Vice President in the firm and our staff MAI. Either the Senior Vice President or the MAI, or both, will inspect the subject and all of the comparable facilities and the hotel sales used in the report.

PROFESSIONAL FEES

Based on our understanding of the scope of this engagement, our professional fee for all three appraisals will be $36,000, plus out-of-pocket expenses, not to exceed $4,500.

Services beyond those described in the scope of the appraisal, such as changes in the requirements of the client, are provided at our hourly billing rates, as described below.

Mr. Timothy S. Koltermann             -4-                     September 26, 1997
================================================================================

            =======================================================
                                                         Hourly
                   Staff Level                        Billing Rates
            -------------------------------------------------------
            Senior and Executive Vice Presidents       $250 - $300
            Vice President                              175 - 225
            Associate                                   125 - 175
            Consultant                                   85 - 125
            =======================================================

As is typical in assignments of this nature, we require a retainer of 50 percent of the fees, or $18,000, in order to start the engagement. The remainder of our professional fees plus expenses will be billed to you at the completion of the engagement. This invoice is due and payable upon receipt.

ANTICIPATED DELIVERY DATE

We understand you will require the values to be communicated by October 13th, the appraisals completed by October 20th, and we are prepared to meet this time table. We will attempt to have the reports completed by October 17th. Five original copies of each of the final reports will be provided.

LIMITATIONS OF THE APPRAISAL

The report is subject to the attached Statement Assumptions and Limiting Conditions.

REQUIRED DOCUMENTS AND INFORMATION

In order to proceed with this assignment, the following documents and information are required for each hotel.

      1. Architectural, engineering, grading and landscaping plans as pertain to the facility.

      2.    Site plan and/or plat showing building and amenity locations.

      3. Floor area breakdown (square foot allocation) of various components of the improvements.

      4. Name of appropriate on-site contacts (general manager, controller, chief engineer).

      5.    Complete budget for current year with budget notes and details.

      6. Copy of real estate tax bill for previous two years and current year tax bill.

Mr. Timothy S. Koltermann             -5-                     September 26, 1997
================================================================================

      7. Historical operating statements for the past three years, including year-to-date 1997 -- operating results.

      8. Insurance premium costs. Provide coverage amount/limits and insurance premiums for current operating year.

      9. Loan abstracts (details) of existing mortgages, and/or secondary financing. If new financing is to be secured, please provide details.

      10. Copies of the ground lease, with all amendments, and any other leases (i.e., gift shop, parking garage, equipment, etc.) affecting property operations.

      11.   Copies of any licensing (franchise) and management agreements.

      12.   Copy of existing title policy.

      13.   Copies of any previous appraisal report(s) and market studies.

      14. Information on any pending or past (within three years) transactions associated with the property, as well as details on the pending sale of the property.

      15.   Current marketing plans.

Mr. Timothy S. Koltermann             -6-                     September 26, 1997
================================================================================

                             APPROVAL AND ACCEPTANCE

If this letter correctly states the nature of the work to be undertaken and the arrangements are satisfactory, please sign the enclosed copy of this letter and return it to us, together with our requested retainer, as our authorization to commence the assignment.

We appreciate the opportunity to submit this proposal and we look forward to working with you on this very interesting assignment.

                                   Sincerely,

                                   PKF Consulting


                                   /s/ A. Corey Limbach
                                   ----------------------------
                                   A. Corey Limbach
                                   Vice President

APPROVED AND ACCEPTED:

By: /s/ [ILLEGIBLE]
    ----------------------

Title: Director

Date: 9/29/97